Exhibit 99.1

PRO FORMA VALUATION APPRAISAL REPORT

OF

MUTUAL INSURERS HOLDING COMPANY

___________________________________

AS OF JULY 20, 2012

4 Tower Bridge • 200 Barr Harbor Drive • Suite 300 • West Conshohocken • PA 19428-2979

phone (610) 832-1212 • toll free (800) 883-1212 • fax (610) 832-5301

www.boenninginc.com • Member FINRA/ SIPC

July 20, 2012

Board of Directors

Mutual Insurers Holding Company

One South Wacker Drive

Suite 2380

Chicago, IL 60606

Members of the Board:

At your request, Boenning & Scattergood Inc. (“Boenning”) completed and hereby provides an independent appraisal (the “Appraisal”) as of July 20, 2012, of the estimated consolidated pro forma market value of Mutual Insurers Holding Company, a mutual insurance holding company (“MIHC”), and its direct and indirect wholly-owned subsidiaries, First Nonprofit Insurance Company (“FNIC”), Milwaukee Insurance Company, a wholly-owned subsidiary of FNIC which is in run-off and will be merged with and into FNIC (“MIC”), Human Services Company (“HSC”), First Nonprofit Insurance Agency, Inc. (“FNIA”), and HSC Claims Administration – TPA (“HSC TPA”) (collectively, the “Company”). This Appraisal is furnished pursuant to the Company’s Plan of Conversion, as of July 20, 2012 (the “Plan” or “Offering”), and the transaction described below. Under the Plan, MIHC proposes to convert from a mutual holding company to stock form and simultaneously be acquired (“Sponsored Demutualization”) by a sponsor (“Sponsor”). Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal. In describing the Company herein, the terms “Company”, “MIHC”, “FNIC” and “First Nonprofit” may be used interchangeably.

It is our understanding that, from time to time, the Company has, since 2008, explored its strategic alternatives and held preliminary discussions with mutual and stock insurance companies regarding the potential affiliation of the Company. It is also our understanding that the proposed Sponsored Demutualization is the result of comprehensive strategic alternatives study implemented by the Board of Directors of the Company in June 2011, with the assistance of the Company’s financial advisor, in which the Board of Directors undertook a strategic review of the Company’s operations, business plans and market position and examined various alternatives ranging from maintenance of the status quo, reinsurance transactions, mergers with other mutuals, a distribution rights conversion, and redomestication to a jurisdiction that permits subscription rights demutualization, either on a standalone basis or by means of a sponsored demutualization.

Because the Plan involves the conversion of MIHC from mutual to stock form, the Plan must be approved by the Delaware Insurance Commissioner pursuant to Chapter 49A, Section 4973(d) of the Delaware Insurance Company Mutual-to-Stock Conversion Act.

Accordingly, and in order to ensure that this Plan is fair to members of MIHC, the estimated consolidated pro forma market value of the Company shall be determined by an independent valuation expert and shall represent the aggregate price of common stock (the “Estimated Pro Forma Market Value”). Furthermore, per Section 4975 of Chapter 49A, the pro forma market value may be the value that is estimated to be necessary to attract full subscription for the shares of common stock offered for sale in the Offering.

THE PLAN OF CONVERSION

Under the draft Plan of Conversion, the Company will convert from a Delaware mutual insurance holding company to a Delaware stock insurance holding company pursuant to the Delaware Insurance Company Mutual-to-Stock Conversion Act. The Company’s certificate of incorporation and bylaws will be amended and restated and the converted company will simultaneously issue and sell, pursuant to a stock purchase agreement to be entered into by and between MIHC and the Sponsor, all of its authorized shares of stock to the Sponsor, thereby becoming a wholly-owned subsidiary of the Sponsor.

BOENNING & SCATTERGOOD, INC.

Boenning, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. The background of Boenning is presented in Exhibit III. We believe that, except for the fee we will receive for our appraisal, we are independent of the Company and the other parties engaged by the Company to assist in the mutual-to-stock conversion and the Sponsored Demutualization.

VALUATION METHODOLOGY

In preparing the Appraisal, we conducted an analysis of the Company that included discussions with the Company’s management and an onsite visit to the Company’s offices in Chicago, Illinois. We reviewed FNIC’s GAAP and statutory financial statements as of and for the years ended December 31, 2010 and December 31, 2011 as prepared by management and audited by Clifton Larsen Allen LLP, as well as verified consolidated GAAP financial statements for the three months ended March 31, 2012. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable however, we cannot guarantee the accuracy and completeness of such information.

In preparing the Appraisal, we also reviewed and analyzed: (i) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis; (iii) a comparison of the historical financial results and present financial condition of the Company with those of selected, publicly-traded insurance companies that we deemed relevant; and (iv) financial performance and market valuation data of certain publicly-traded insurance industry aggregates as provided by industry sources.

The Appraisal is based on the Company’s representation that the information contained in the Plan and additional information furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We relied on management’s assurances that the Company’s consolidated financial statements are identical to FNIC’s consolidated financial statements and we did not independently verify any of the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern on a stand-alone basis and should not be considered as an indication of the liquidation value of the Company.

We have investigated the competitive environment within which the Company operates and have assessed the Company’s strengths and weaknesses relative to comparable insurance companies. We have monitored material regulatory and legislative actions affecting financial institutions generally and, to the extent that we were aware of such matters, analyzed the potential impact of such developments on the Company and the industry as a whole. We have analyzed the potential effects of the Offering on the Company’s operating characteristics and financial performance as they relate to the Estimated Pro Forma Market Value of the Company. We have reviewed the economy and demographic characteristics of the primary market area in which the Company currently operates. We have compared the Company’s financial performance and condition with publicly-traded insurance institutions evaluated and selected in accordance with the valuation guidelines. We have reviewed conditions in the securities markets in general and the markets for insurance companies, and insurance holding companies.

Our appraised value is predicated on a continuation of the current operating environment for FNIC, and for all insurance companies and their holding companies. Changes in the local and national economy, the federal and state legislative and regulatory environments for insurance companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of insurance stocks as a whole or the Company’s value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

VALUATION CONCLUSION

It is our opinion that, as of July 20, 2012 (“Valuation Date”), the Estimated Pro Forma Market Value of the aggregate common shares outstanding immediately following the Offering, is within a range of $51.0 million to $69.0 million with a midpoint of $60.0 million (“Valuation Range”). The Valuation Range was based upon a fifteen percent decrease from the midpoint to determine the minimum and a fifteen percent increase from the midpoint to determine the maximum. Exhibits XVII and XVIII show the assumptions and calculations utilized in determining the Valuation Range.

LIMITING FACTORS AND CONSIDERATIONS

Our Appraisal is not intended, and must not be construed to be, a recommendation of any kind as to the advisability of participating in the Offering and/or the Sponsored Demutualization. Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing Estimated Pro Forma Market Value. The Appraisal reflects only the Valuation Range as of the Valuation Date for the Estimated Pro Forma Market Value of the Company immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at any time thereafter following the completion of the Offering. Any report prepared by Boenning shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

Boenning has made no recommendation regarding the merits of the decision to proceed or not to proceed with the Offering or Sponsored Demutualization. The results of our Appraisal are but one of the many factors the Company’s Board of Directors should consider in making its decision. The Company has assured Boenning that it has relied on its own counsel, accountants and other experts for legal, accounting, tax and similar professional advice.

The Valuation Range reported herein may be updated periodically at the request of the Company. These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for insurance company common stocks. Should any such new developments or changes be material, in our opinion, to the Estimated Pro Forma Market Value, then appropriate adjustments will be made to the Valuation Range. The reasons for any such adjustments will be explained in detail at that time.

Respectfully submitted,

BOENNING & SCATTERGOOD, INC.

Exhibits

I.	Statement of General Assumptions and Limiting Conditions
II.	Certification
III.	Appraiser’s Background
IV.	FNIC Historical Balance Sheet – Statutory Basis
V.	FNIC Historical Statement of Operations – Statutory Basis
VI.	FNIC Historical Balance Sheet Growth Analysis – Statutory Basis
VII.	FNIC Historical Statement of Operations Growth Analysis – Statutory Basis
VIII.	FNIC Historical Balance Sheet Common Size Analysis – Statutory Basis
IX.	FNIC Historical Statement of Operations Common Size Analysis – Statutory Basis
X.	FNIC Historical Balance Sheet – GAAP Basis
XI.	FNIC Historical Statement of Operations – GAAP Basis
XII.	Initial Comparables Screen
XIII.	Financial Condition of the Comparable Group
XIV.	Operating Performance of the Comparable Group
XV.	Trading Performance of the Comparable Group
XVI.	Historical Investment Portfolio
XVII.	Pro Forma Assumptions for Conversion Valuation
XVIII.	Pro Forma Conversion Valuation Range

I. INTRODUCTION

At your request, Boenning & Scattergood Inc. (“Boenning”) completed and hereby provides an independent appraisal (the “Appraisal”) as of July 20, 2012, of the estimated consolidated pro forma market value of Mutual Insurers Holding Company, a mutual insurance holding company (“MIHC”), and its direct and indirect wholly-owned subsidiaries, First Nonprofit Insurance Company (“FNIC”), Milwaukee Insurance Company, a wholly-owned subsidiary of FNIC which is in run-off and will be merged with and into FNIC (“MIC”), Human Services Company (“HSC”), First Nonprofit Insurance Agency, Inc. (“FNIA”), and HSC Claims Administration – TPA (“HSC TPA”) (collectively, the “Company”). This Appraisal is furnished pursuant to the Company’s Plan of Conversion, as of July 20, 2012 (the “Plan” or “Offering”), and the transaction described below. Under the Plan, MIHC proposes to convert from a mutual holding company to stock form and simultaneously be acquired (“Sponsored Demutualization”) by a Sponsor (“Sponsor”). Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal. In describing the Company herein, the terms “Company”, “MIHC”, “FNIC” and “First Nonprofit” may be used interchangeably.

It is our understanding that, from time to time, the Company has, since 2008, explored its strategic alternatives and held preliminary discussions with mutual and stock insurance companies regarding the potential affiliation of the Company. It is also our understanding that the proposed Sponsored Demutualization is the result of comprehensive strategic alternatives study implemented by the Board of Directors of the Company in June 2011, with the assistance of the Company’s financial advisor, in which the Board of Directors undertook a strategic review of the Company’s operations, business plans and market position and examined various alternatives ranging from maintenance of the status quo, reinsurance transactions, mergers with other mutuals, a distribution rights conversion, and redomestication to a jurisdiction that permits subscription rights demutualization, either on a standalone basis or by means of a sponsored demutualization.

Because the Plan involves the conversion of MIHC from mutual to stock form, the Plan must be approved by the Delaware Insurance Commissioner pursuant to Chapter 49A, Section 4973(d) of the Delaware Insurance Company Mutual-to-Stock Conversion Act.

Accordingly, and in order to ensure that this Plan is fair to members of MIHC, the estimated consolidated pro forma market value of the Company shall be determined by an independent valuation expert and shall represent the aggregate price of common stock (the “Estimated Pro Forma Market Value”). Furthermore, per Section 4975 of Chapter 49A, the pro forma market value may be the value that is estimated to be necessary to attract full subscription for the shares of common stock offered for sale in the Offering.

Under the draft Plan of Conversion, the Company will convert from a Delaware mutual insurance holding company to a Delaware stock insurance holding company pursuant to the Delaware Insurance Company Mutual-to-Stock Conversion Act. The Company’s certificate of incorporation and bylaws will be amended and restated and the converted company will simultaneously issue and sell, pursuant to a stock purchase agreement to be entered into by and between MIHC and the Sponsor, all of its authorized shares of stock to the Sponsor, thereby becoming a wholly-owned subsidiary of the Sponsor.

Boenning, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. The background of Boenning is presented in Exhibit III. We believe that, except for the fee we will receive for our appraisal, we are independent of the Company and the other parties engaged by the Company to assist in the mutual-to-stock conversion and the Sponsored Demutualization. In preparing the Appraisal, we conducted an analysis of the Company that included discussions with the Company’s management and an onsite visit to the Company’s offices in Chicago, Illinois. We reviewed the FNIC’s GAAP and statutory financial statements as of and for the years ended December 31, 2010 and December 31, 2011 as prepared by management and audited by Clifton Larsen Allen LLP, as well as verified consolidated GAAP financial statements for the three months ended March 31, 2012. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable however, we cannot guarantee the accuracy and completeness of such information.

In preparing the Appraisal, we also reviewed and analyzed: (i) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis; (iii) a comparison of the historical financial results and present financial condition of the Company with those of selected, publicly-traded insurance companies that we deemed relevant; and (iv) financial performance and market valuation data of certain publicly-traded insurance industry aggregates as provided by industry sources.

The Appraisal is based on the Company’s representation that the information contained in the Plan and additional information furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We relied on management’s assurances that the Company’s consolidated financial statements are identical to FNIC’s consolidated financial statements and we did not independently verify any of the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern on a stand-alone basis and should not be considered as an indication of the liquidation value of the Company.

In determining our estimate of the Estimated Pro Forma Market Value of the Company, we utilized the comparable market valuation approach. The comparable market valuation approach arrives at a market value by reviewing the relevant market pricing characteristics of common stocks of deemed comparable companies that are publicly-traded. In utilizing this valuation approach, we selected a group of publicly-traded insurance companies based on criteria discussed later in the Appraisal that we believe investors potentially would compare to the Company. We also considered relative market value adjustments to derive the Estimated Pro Forma Market Value based on quantitative and qualitative comparisons of the Company with the selected group of publicly-traded companies.

Our Appraisal is not intended, and must not be construed to be, a recommendation of any kind as to the advisability of participating in the Offering and/or the Sponsored Demutualization. Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing Estimated Pro Forma Market Value. The Appraisal reflects only the Valuation Range as of the Valuation Date for the Estimated Pro Forma Market Value of the Company immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at any time thereafter following the completion of the Offering. Any report prepared by Boenning shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

Boenning has made no recommendation regarding the merits of the decision to proceed or not to proceed with the Offering or Sponsored Demutualization. The results of our Appraisal are but one of the many factors the Company’s Board of Directors should consider in making its decision. The Company has assured Boenning that it has relied on its own counsel, accountants and other experts for legal, accounting, tax and similar professional advice.

The valuation range reported herein, which is calculated as 15% above the midpoint and 15% below the midpoint (the “Valuation Range”), may be updated periodically, at the request of the Company. These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for insurance company common stocks. Should any such new developments or changes be material, in our opinion, to the Estimated Pro Forma Market Value, appropriate adjustments will be made to the Valuation Range. The reasons for any such adjustments will be explained in detail at that time.

II. BUSINESS OF FIRST NONPROFIT INSURANCE COMPANY

General Overview

FNIC operates as a niche property and casualty insurer specializing in coverage aimed at nonprofit organizations in the United States. FNIC is a subsidiary of MIHC. As a specialty insurer, FNIC exclusively serves over 1,800 nonprofit clients with an array of insurance products. First Nonprofit insures 501(c)3 charitable, religious and educational organizations. FNIC believes it is the third ranked P&C insurer, in terms of market share, serving the non-profit community. Coverages offered include: property, general and professional liability, auto, umbrella, workers compensation, directors and officers liability and employment practices liability. First Nonprofit primarily insures organizations in Illinois and Pennsylvania, and is licensed in 30 other states including: Arizona, Colorado, Delaware, Florida, Georgia, Idaho, Indiana, Kansas, Kentucky, Maryland, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Jersey, North Carolina, North Dakota, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington D.C., Washington, Wisconsin and in Ohio operating as First Insurance Company for Nonprofits.

FNIC Mission Statement

“First Nonprofit seeks to further the efforts of our nonprofit customers by offering high value insurance products, related educational programs, and other financial services which are uniquely tailored to their needs and which advance the objectives of their organizations.

Our core business is, and will continue to be, providing property and casualty insurance products to our primary customer. Ancillary products will support this objective.

Our primary customer is the insured nonprofit organization. We will do everything in our power to anticipate and fully understand their needs and wants. Our secondary customer is the independent agent who is the key to contacting our primary customer.

We will be successful if we provide professional expertise, tangible value from our insurance products, help in containing loss costs, creative products and services, sensitivity to the needs of nonprofit organizations, and a fair price that covers loss costs and yields an acceptable level of profit.”

Operating states:

Organizational Structure

FNIC is a Delaware incorporated property and casualty insurer. The Company is headquartered in Chicago, IL and also maintains regional offices located in:

▪	Scottsdale, AZ

▪	Savannah, GA

▪	Baltimore, MD

Senior executives at FNIC include:

Robert Alexander White, President & CEO	Age: 53

Robert is the President and CEO of FNIC as well as President of First Nonprofit Consulting since January 2012. Prior to his current position, Robert was also the President of Human Services Company and Milwaukee Insurance Company (formerly, a subsidiary of FNIC in runoff which was recently merged with and into FNIC), Senior Vice President and COO of FNIC, Chief of Staff and Vice President of Brokerage Services. Robert was the President and CEO of Alliance Mutual Insurance Company from 2003-2009. He was also the Chair of the Board of Directors from 2006-2008 before it became an independent board. From 1999-2003, he served as an Agent Training and Licensing Specialist and eventually a Vice President of Property and Casualty Underwriting at Cotton States Mutual Insurance Company. He was the Vice President of Underwriting at Southern Mutual Insurance Company from 1995-1999 and the Executive Vice President (1986-1989) President (1993-1995) at Curry Insurance Agency, Inc. during his time at Curry Insurance he was the Director of Underwriting at Southern Trust and Insurance Company, and prior to Curry Insurance he was a Special Agent at United States Fidelity & Guaranty Company. He is a member of NAMIC Insurance Company as a member of the Board of Directors. Robert is a licensed Property, Liability, Life and Health Agent in North Carolina and Nonresident Licenses in all FNIA areas of Operation. He holds professional designations as a CIC, ARM, AAI, ARE and CPCU Program parts 510, 520, 557 and 560. Robert graduated from the University of Georgia with a BBA in Risk Management and Insurance.

Richard J. Dacey, Senior Vice President/CFO	Age: 59

Richard has been an officer of FNIC since 1994 and currently holds the titles of Senior Vice President/CFO, Secretary & Treasurer. Prior to FNIC, Richard was the CFO of Hinz Professional Insurance Program Managers from 1993-1994. At the The Mill Mutuals, he was a Secretary from 1985-1993, Treasurer and Manager of Information Services from 1985-1993 and Controller from 1976-1985. Richard is a member of IASA – Chicago Chapter (since 1976), GSB Club – DePaul University (since 1992), Executive Club (since 2001) and the Mid America Club (since 2000). He holds a B.S. in Accounting from Elmhurst College and a M.B.A in Management Information Systems from DePaul University.

R. David Turner, Executive Vice President	Age: 61

David is currently the Executive Vice President of FNIC. Previously David was Senior Vice President of Global Risk Management at PROLOGIS where his work included implementing a centralized world-wide risk management structure, reorganizing the property insurance program and establishing a template for risk transfer among contract leases. He has over 30 years of experience where he was a Senior Vice President of Equity Office Properties and President of Real Estate Insurance Corporation and Equity Risk Services LLP. from 1995-2007 and a Principal for Turner and Associates, LLC. from 1991-1995. David graduated from The Ohio State University with a BSBA and MBA with Honors in 1975 and an ARM in Risk Management Designation. He is part an Advisory Board Member at North Park University School of Business, a Co-Chairman at NAREIT Insurance Committee as well as a past member of Affiliated FM’s Broker Advisory Council and Hawaii Captive Insurance Council.

Kathleen M. Suizzo, Vice President	Age: 50

Kathleen currently is a Human Resources Executive responsible for planning, developing and implementing corporate policies, programs and practices for FNIC where she has worked since 1993. She is responsible for recruiting for all positions, managing HRIS databases as well managing special projects. She received her B.S. from Northwestern University in General Studies and Organizational Behavior/Business in 2007, 30-hour Certificate in Administrative Techniques in 2001 and a Senior Professional Human Resource Designation (SPHR) in 2010.

Mary Frances McDaniel, Vice President	Age: 46

Mary currently is the Vice President of Enterprise Risk at FNIC and has held the position since February 2011. She serves as an in-house legal counsel for the organization as well as a liaison with outside general and national claims counsel. Prior to FNIC, Mary was a Principal at MFM Consulting from 2009-2010, a Senior Vice President and Secretary at Alliance Mutual Insurance Company from 2004-2009, an Associate Counsel at North Carolina Association of Realtors®, Inc. from 1998-2004, an Associate at Womble, Carlyle, Sandridge & Rice, PLLC from 1996- 1998 as well as an Associate at Brick, Brick, Elmer & Belczak, P.C. from 1993-1995. Mary was admitted to the Illinois State Bar (House Counsel) in August 2011, North Carolina State Bar in December 1995 and the New York State Bar in January 1991. She graduated from the State University of Buffalo School of Law with her J.D. and Syracuse University with a B.A. in International Relations and a summa cum laude recognition.

Steven R. Wellbank, Vice President	Age: 55

Steven is the Vice President of Claims at FNIC. He is responsible for the Liability, Auto and Property claims; developing staff and implementing claim procedures. During his tenure he has authored a claim manual for the company, established a reserve advisory reporting system and spearheaded conversion to electronic claims files. Prior to his current position, Steven was a Senior Claims Analyst at CAN Insurance (1990-1996), a Senior Supervisor at Travelers Insurance Company (1986-1990), as well as a Lieutenant in the Navy (1981-1985). He graduated from Western Illinois University with BB in Finance and the University of Illinois at Chicago with an MBA in Accounting.

Christopher E. Finkley, Vice President	Age: 52

Christopher is currently the Vice President of Insurance Operations at FNIC and has been with FNIC since February 1998. His responsibilities include leading all underwriting and processing operations for the company. Chris also develops implements and manages all support services for FNIC’s decentralized regional underwriting operational structure. Furthermore, he audits files to ensure proper risk selection and compliance with underwriting standards. Prior to FNIC, Chris was an underwriting manager at Universal Fire & Casualty Insurance Co. from 1989-1998, an underwriter at Interstate National Corp. from 1986-1989 and an Associate Underwriter at Warner Insurance Group from 1979-1986. He received his degree in Business Administration from Triton College, a CPCU Designation in 1993 from Insurance School of Chicago and a Predicative Index Training Certification in 2000.

Christopher W. Nugent, Vice President	Age: 67

Christopher has been the Vice President of the Multiline Brokerage division at First Nonprofit Insurance Agency since 2004. In his current role he is responsible for management of in-house insurance sales agencies. Prior to joining the firm he was an Assistant Vice President at Marsh Advantage America (2000-2004), President of Tilden and Nugent, Ltd. (1986-2000) and an Agent and District Manager at The Equitable Life Assurance Society (1979-1986). Christopher graduated from Amherst College with a B.A. and cum laude recognition, the University of Chicago with a Master of Arts in Teaching and from American College with a CLU and ChFC. He is on the Board of Directors at Hyde Park Kenwood Community Conference Board, St. James Cathedral Counseling Center and First Nonprofit Insurance Company.

Debra L. Zborowski, Vice President	Age: 59

Debra has been a Vice President of FNIC since 2004, originally as a Senior Underwriter and eventually the Director of Underwriting in 2011 and Vice President of Regional Operations and Programs in November of 2011. Prior to FNIC, Debra worked for Frisbie & Lohmeyer Insurance Services from 2003-2004, Aglios, Inc. from 2001-2003, TMG Solutions, Inc. from 1994-2001 and Kemper Group from 1976-1986. She graduated from Illinois State University with a B.S. in business Administration.

George A. Seyter, Vice President	Age: 49

George is a Vice President at FNIC responsible for development of corporate IT infrastructure. He has held his current position since 2011 and was a MIS manager prior from 2007-2011. From 2005-2007 he was a MIS Manager and a Network Administrator from 2004-2005. Before joining FNIC, George worked as a PC/LAN Administrator at Barnant Company from 2000-2003 as well as a PC/LAN Coordinator at Condell Medical Center from 1995-2000. He was a Jr. Programmer and PC Coordinator at Handschy Industries from 1992-1995 and a System38/AS400 Operator at Crate & Barrel from 1990-1991. During this time period he received a B.S. in Computer Science from Roosevelt University (1990-1992) and attended Harper Community College (1990-1991). Prior to this he worked at First Community Bank from 1985-1990 where he was a Bank Operations Officer, Systems Manager and Bank Teller. George holds an A+ certification as well as Novell 4.11 and 4.1 CAN certification. From 1981-1985 George was a member of the United States Marine Corps.

As noted in “V. Market Value Adjustments”, FNIC was led for over 20 years by former FNIC CEO Philip R. Warth, Jr. As of January 1, 2012, Mr. Warth held the following titles:

▪	Chairman, President and CEO of MIHC
▪	Executive Vice President of Strategic Initiatives and Investments at FNIC

* Effective January 1, 2012 Robert White succeeded Philip Warth as CEO

Source: Company management

Reorganization

As mentioned in the Plan, MIHC and FNIC entered into a series of internal transactions to effect the redomestication of both FNIC and MIHC to Delaware which served the purpose of simplifying the Company’s corporate structure and eliminating duplicative expenses. Through a series of internal steps, the following occurred:

▪	MIHC redomesticated to Delaware via merger with a newly formed mutual holding company
▪	FNIC redomesticated to Delaware
▪	Milwaukee Insurance Company (a wholly-owned subsidiary of FNIC which is in run-off and will be merged with and into FNIC)

Below are the organizational structure charts for MIHC in two different forms. The first chart is the pre-reorganization structure of MIHC and the second chart is the current organizational structure after giving effect to the reorganization.

Former Structure

Current Structure

Source: Company management

Corporate History

For over 30 years, First Nonprofit has provided insurance coverage for nonprofit organizations that it believes are underserved by the commercial market. First Nonprofit exclusively serves nonprofits and attempts to provide an insurance market regardless of market conditions so that policyholders have the necessary protection to pursue their not-for-profit missions.

FNIC’s experience enables it to evaluate the risks that nonprofit organizations face. FNIC cites its strengths as its trust and fair dealings and focus working to maintain high customer service levels. First Nonprofit was established in response to a prior “hard” cycle in the insurance market. Increased rates and a reduction in coverage availability threatened to leave many nonprofit organizations unable to afford insurance of any kind. By establishing an alternative insurance vehicle to the general market, FNIC provided a consistent, affordable coverage to protect agencies and other nonprofit organizations.

The FNIC corporate structure includes the ownership of three companies which are HSC, FNIA, and HSC TPA. FNIC acquired Maryland based HSC in 2009 for $3.5 million. In 2011, the Company formed subsidiary First Nonprofit Consulting (FNPC), which began operations in 2012, and management has reported there has been minimal activity.

Reasons for Offering

According to the draft Plan, after careful study and consideration, MIHC concluded that the subscription rights method of demutualization, in a sponsored transaction, best suits MIHC’s circumstances. According to management, the main purpose underlying this demutualization / subscription rights conversion is to allow for FNIC to achieve its growth potential in the national market for P&C insurance while preserving and enhancing its mission of serving the nonprofit community. The infusion of capital from the demutualization will allow for FNIC to write larger accounts and protect against a downgrade from A.M. Best. FNIC will be able to grow organically through targeted expansion into new states. A newly increased capital base, together with its affiliation with the Sponsor, will give FNIC flexibility to make necessary improvements to its IT infrastructure and online customer platform and provide it with enhanced investment management services. Another reason for the Offering is to fund FNIC’s affiliated charitable foundation, The First Nonprofit Foundation for the benefit of nonprofit policyholders, which will help FNIC fulfill and enhance its mission of serving the nonprofit community. With additional size and scale, management indicates that FNIC will expand its status as a premier nonprofit insurer while it grows its footprint into new regions of the U.S.

According to management, the Offering will also allow the Company to address several key factors, which the Board of Directors of the Company determined are critical to the Company’s future success and its ability to continue to serve its members: (i) obtaining a larger capital base in order to be more readily accepted in the marketplace, protect against a rating downgrade, and write larger accounts, (ii) obtaining more sophisticated investment management services, (iii) maintaining and upgrading its information technology infrastructure and creating more valuable web-based opportunities for vendors, brokers and policyholders, (iv) developing management depth and a succession plan for senior management, (v) reducing its expense ratio without negatively affecting its business, (vi) increasing marketing opportunities by utilizing an existing distribution network, (vii) increasing profits by decreasing reliance on reinsurance, and (viii) increasing the quality of services available to policyholders. At the same time, the Company recognizes the importance of pursuing these important ends while continuing its mission of serving nonprofit organizations and maintaining its status as a premier nonprofit insurer.

According to the draft Plan, the Offering would:

▪	Provide policyholders with an opportunity to acquire the Sponsor’s stock at a significant discount to market and potentially realize significant value;
▪	Provide FNIC with a significant amount of additional capital;
▪	Permit FNIC to avail itself of the Sponsor’s greater scale and potentially higher rating;
▪	Provide FNIC with additional size and scale and back office support, including an upgraded information technology operations and systems infrastructure, which will permit it to leverage its fixed costs and reduce its expense ratio;
▪	Permit FNIC to operate as a wholly-owned subsidiary of the Sponsor’s primary operating insurance company and serve as the dedicated platform for all nonprofit business for the Sponsor’s consolidated operations;
▪	Permit FNIC to continue to serve its mission of serving the nonprofit community while maintaining its name, headquarters, culture, values and management team;
▪	Provide the First Nonprofit Foundation with a significant amount of funding which will benefit nonprofit policyholders; and
▪	Provide career advancement opportunities to FNIC employees.

Description of Sponsored Conversion

MIHC will convert from mutual to stock form under Delaware’s subscription rights statute and simultaneously be acquired by the Sponsor. Instead of MIHC offering its stock, the Sponsor’s stock will be offered, at a discount to market, in a priority-based waterfall ordered as follows:

▪	Policyholders (required by statute)
▪	FNIC Directors, Officers and Employees

If, and to the extent that, the gross proceeds raised from the offering and sale of the Sponsor’s stock to the foregoing constituents are less than the minimum of the Valuation Range, the Sponsor will contribute the difference in cash to complete the Offering.

Proceeds of the Offering will be used to buy all the stock of MIHC (including FNIC). In addition, FNIC expects that funds will be contributed to the First Nonprofit Foundation.

Due to the fact that MIHC does not have any stockholders, policyholders will be permitted to acquire the Sponsor’s stock at a significant discount to market and new capital raised in Offering (and additional capital contributed by the Sponsor, if necessary) will be injected into FNIC and the Sponsor will own 100% of the Company post-transaction. Neither policyholders nor FNIC directors, officers and employees will be provided any financing or other funds to acquire stock in the Offering.

FNIC Product Offerings

Since 1978, First Nonprofit has made coverage available to nonprofit organizations. FNIC analyzes challenges a nonprofit organization faces and develops programs to meet these needs.

First Nonprofit offers a full range of insurance products such as general property coverage to protect an organization from loss or damage to property and equipment. In addition, FNIC offers specialized insurance coverage generally not widely available through other insurance companies. These include professional coverages such as social workers liability/foster care, explicit sexual abuse/molestation, pastoral counseling, teachers professional and other forms of professional liability.

The Company’s auto program can cover an organization’s cars, vans, trucks and buses. This includes offerings for auto liability, physical damage and hired and non-owned auto liability insurance. FNIC provides low deductibles for physical damage and offers driver safety assistance. An umbrella policy can provide additional insurance to protect an organization. FNIC offers higher levels of coverage in excess of primary general liability, auto and professional liability policies. As a nonprofit insurance specialist, First Nonprofit provides a workers compensation program to reduce hazards and minimize losses. First Nonprofit offers onsite loss control counseling and educational programs to strengthen risk management efforts and protect workers and volunteers.

FNIC uses its captive agency, FNIA, and a network of independent agents to sell policies in the various states in which it operates. For the 3 year period from 2009 - 2011, FNIA produced 28.5% of total premiums. The balance of the ten highest producing agents, which all exceed $3 million in premium represent 21.8% of total premiums. The balance of 49.7% represents roughly 320 agents who placed insurance with FNIC in this period.

Top 10 Agents by Premium for 2009 - 2011 Combined

379999 - First Nonprofit Insurance Agency (FNIA)	$26,880,148
129999 - First Nonprofit Insurance Agency (FNIA)	$22,018,490
Agent A	$11,424,974
Agent B	$9,233,925
1908211 - Human Services Company	$5,038,655
1299997 - First Nonprofit Insurance Agency (FNIA)	$4,641,198
Agent C	$4,208,341
Agent D	$4,120,245
Agent E	$3,655,109
Agent F	$3,398,860

Top 10 Agent Total	$94,619,945

Overall Total	$188,159,763

Insurance coverage is written through independent agents across the United States and through FNIA in Illinois. FNIA is a multi-line brokerage for direct sales of property, casualty, life, accident and health insurance as well as 401(k) and 403(b) retirement plans. FNIA appears three times in the top ten agents chart in order to trifurcate premiums among retail, wholesale, and direct.

2011 Direct Premiums Written by State by Type ($000)
Type	States
P&C Business	IL	PA	MI	MD	WI	DC	MN	GA	Other	Total
Commercial Multiple Peril	12,346	6,411	3,872	1,787	1,503	947	1,444	454	5,433	34,197
Workers' Compensation	8,937	10,431	0	321	226	779	20	710	567	21,992
Commercial Auto: State	2,288	751	746	843	237	150	152	267	891	6,325
Fidelity & Surety	4,292	0	0	1	0	0	0	0	0	4,292
Other Commercial	469	226	148	71	49	40	53	26	165	1,248
Other and Product Liability Lines Combined	115	2	30	5	9	0	4	2	84	250
Total	28,446	17,822	4,796	3,028	2,024	1,916	1,673	1,459	7,140	68,304

The Company wrote policies for over 1,900 policyholders in 2011. There is some dependence on larger accounts. FNIC’s 10 largest policyholders in terms of written premium include:

Top 10 Policyholders by Premium for 2011

Policyholder A	$2,447,688
Policyholder B	$2,278,052
Policyholder C	$1,999,845
Policyholder D	$1,375,452
Policyholder E	$1,185,595
Policyholder F	$968,757
Policyholder G	$944,213
Policyholder H	$935,883
Policyholder I	$777,442
Policyholder J	$634,305

Top 10 Policyholders Total	$13,547,232

Underwriting Results for 2011Y
	Amount of DPW ($000)	Incurred Loss Ratio

Commercial Multiple Peril	34,200	60.0%
Workers' Compensation	21,994	69.2%
Commercial Auto	5,212	38.6%
Fidelity / Surety Combined	4,289	20.2%
Other Commercial	1,250	NM
Private Auto	4,187	133.9%
Other Liability	253	93.7%

FNC Relationship

First Nonprofit Companies, Inc. (“FNC”) provides alternative unemployment management and cost savings programs to 501(c)(3) organizations that choose to opt out of state unemployment tax systems. FNC is a separate and distinct legal entity owned by third parties, which is not part of, and consolidated with, the Company. However, FNC, as well as an entity managed by FNC, is a policyholder of FNIC and the premiums paid by FNC (as well as the entity managed by FNC) are a significant source of earnings to FNIC. As noted in the following table, FNC’s contribution to FNIC’s earnings exceeds 100% of FNIC’s pre-tax earnings for the past 5 years.

FNIC - FNC Estimated Profit Contribution Chart
Statutory Basis ($000s)

	2007	2008	2009	2010	2011

Bond premium	2,820	2,809	3,067	3,805	4,444
Less: Loss expense	730	804	592	1,903	787
Pre-tax profit on bond	2,090	2,005	2,475	1,902	3,657

Management Fees	620	799	889	1,041	1,181
Less: Estimated costs	513	674	755	892	1,018
Pre-tax profit on fees	107	125	134	149	163

Total pre-tax income from FNC relationship	2,197	2,130	2,609	2,051	3,820

FNIC reported pre-tax income	1,515	1,880	2,661	(30)	345

FNC as % of total FNIC	145%	113%	98%	NM	1107%

Source: Company management and Statutory Audits, incl. Notes 7 and 8

Note: Management indicated that for 2012, FNIC obtained an additional $1.9 million of premiums from FNC.

Illinois Workers’ Compensation Safety Group

This proprietary program was created by FNIC in 2003 in response to a high number (20%) of Illinois social services agencies that were not renewed as part of FNIC’s standard workers’ compensation package. Two pools were established which are dependent on participation layer. This risk pooling mechanism allows for higher hazard risks to avoid assigned risk pools and still obtain necessary coverage. The safety group currently has 27 participants and the pool is funded to 125% of expected loss. For the six months ended 6/30/2011, the Safety Group’s direct premiums written totaled $912,972 and no losses were incurred during this period. The program’s 2010 direct premiums written totaled $1 million with a loss ratio of 1%. The ability of FNIC to replicate this program into other states is dependent on various state laws.

Pennsylvania Attendant Care Program (PAAC)

FNIC’s proprietary PAAC program insures workers’ compensation exposure of physically-handicapped individuals who hire in-home care. FNIC currently has over 20,000 policies of this nature, with 2011 direct premiums written of $8.8 million ($27.7 million since inception in Oct. 2008). Fiscal agents pay for the person’s insurance and retain an administration fee such that the ultimate employer is the disabled person. The program is highly automated which is essential because of small individual policy premium volume. Management indicated that there is a possibility that FNIC may cease participation in this program due to unfavorable experience and/or lose 50% – 100% of this premium volume at October 2012 renewal time due increased underwriting standards and/or to a potential change in Pennsylvania law.

Organizational Changes

Recently, FNIC has been in the process of changing its business model to deepen management and incorporate a more regional approach to business development. Management indicated they have explored and begun to implement several initiatives to improve the company:

▪	Senior Management Realignment – FNIC realigned management with the strategy of the Company on both a geographic and depth of management basis. Several new in house experts were hired (in house counsel, actuaries, regulatory, etc.) in order to provide the available expertise required for FNIC to compete with more established companies.
▪	Regionalization of Offices – in order to drive business development and better serve important agent producers, the Company established three regional offices.
▪	Data Mining – using the Company’s over 30 years of experience, FNIC is examining detailed loss data to improve underwriting and loss control for certain segments of the nonprofit industry. In addition, the Company is attempting to use its expertise to provide information to producers and clients in an effort to market FNIC as an expert resource to its clients.

Historically, most FNIC premiums written have been in Illinois and Pennsylvania. This concentration did little to create a national footprint. New Company initiatives such as senior management realignment and setting up regional offices have allowed FNIC to begin to expand its reach. New regional offices include a Baltimore, MD office opened in 2009 and a Scottsdale, AZ office opened in early 2011. A unique product offering of the FNIC Baltimore office is the installation of a CFO allowing a nonprofit organization to outsource its accounting needs. As a result of this regional growth, FNIC will require funds to enhance its IT department and improvements to the Company’s intranet must be made accordingly. FNIC hired current CEO Bob White in 2009 in order to spearhead the implementation of this Company wide expansion. Furthermore, Bob White succeeded Philip Warth as CEO upon Mr. Warth’s retirement solely as FNIC’s CEO (and not as an employee of the Company) in the beginning of 2012.

Competitors

The Company faces competition from a number of insurers who write policies aimed at nonprofit organizations. Management has indicated the following competing insurance companies:

▪	Philadelphia Insurance Companies – specialty P&C insurer with $4.8 billion in assets and is owned by Tokio Marine Holdings, Inc. which has $209 billion in assets. Philadelphia Insurance Companies is a nationwide company with regional offices in 33 states.
▪	Great American Insurance Company – P&C insurance company with almost $5 billion in assets. Great American Insurance Company has offices in 5 states and Canada.
▪	Harleysville Insurance Company – consolidated P&C insurer with assets of over $3 billion. Harleysville Insurance Company operates in 30 states mainly in the Eastern and Midwest U.S. and was acquired by Nationwide Mutual ($40 billion in assets) in May 2012.
▪	Church Mutual Insurance Company – P&C insurer competing for business of religiously affiliated nonprofit organizations. Church Mutual Insurance Company had net admitted assets of $1.2 billion and operates in all 50 U.S. states.

A.M. Best Rating

A.M. Best is a widely recognized rating agency dedicated to the insurance industry. A.M. Best provides ratings known as the Financial Strength Rating (“FSR”) and Issuer Credit Rating (“ICR”) which rate the financial health of insurance companies. The FSR is defined as an independent opinion of an issuer’s financial strength and ability to meet its ongoing insurance policy and contract obligations. This rating is assigned to insurance companies. The ICR is defined as an independent of an issuer/entity’s ability to meet its ongoing senior financial obligations. This rating is assigned to insurance companies and related holding companies and other legal entities authorized to issue financial obligations. The objective of A.M. Best’s rating system is to provide an independent opinion of an insurer’s financial strength and its ability to meet ongoing obligations to policyholders. The assigned rating is derived from an in-depth evaluation and analysis of a company’s balance sheet strength, operating performance, and business profile. The FSR scale is comprised of 13 individual ratings grouped into 7 categories (excluding rating which are under regulatory supervision, in liquidation, or suspended). The ICR scale for an insurance company is broken into 2 groups which are Investment Grade and Non-Investment Grade. Each of these groups consists of 4 category rankings of credit quality (excluding the category for insurance companies under regulatory supervision/liquidation).

A.M. Best currently assigns a Financial Strength rating of A- (Excellent) and Issuer Credit Rating of a- (Excellent) to FNIC as of the latest revision date April 9, 2012.1 This FSR of A- is the fourth highest of 13 ratings. The category of “Excellent” represents the second highest of seven categories. The ICR of a- is the third highest category under the Investment Grade grouping. For both the FSR and the ICR the outlook given by A.M. Best was negative.

In its most recent ratings report on FNIC, A.M. Best cited that the Company’s rating reflects strong capitalization, favorable loss ratios and significant market presence in the nonprofit community. Somewhat offsetting these positive rating factors are the Company’s volatile return measures due to weak investment earnings and mixed underwriting results (over a five-year period), which resulted in the affirmation of FNIC’s A- rating but with a negative outlook. This negative outlook reflects the Company’s historically lackluster operating performance and A.M. Best’s concern that future returns may not be of sufficient strength to support the current rating level. Despite the very strong level of risk-adjusted capital, the rating could be negatively impacted by continued weak operating results relative to the current rating level.2 A.M. Best’s ratings may be an important factor affecting the Company’s ability to attract new business from customers and producers.

Operating Performance

FNIC has grown premium volume significantly with little to moderate operating leverage. The Company’s direct premiums written are diversified by line of business and geography.

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1 Before reorganization and merger of MIC into FNIC, MIC is in run-off and has a rating of B++.

2A.M. Best. Ratings & Analysis Center, www.ambest.com.

Over the past 10 years capital and surplus has grown primarily through:

• Organic growth/earnings

• Acquisition of Milwaukee Insurance Company

• $6.5 million of surplus notes outstanding

o $5 million floating rate surplus note due 2034

> 380 bps over 90 day LIBOR

> Interest due quarterly

> May be called and redeemed on any interest payment date at par

o $2 million floating rate surplus note due 2035

> 375 bps over 90 day LIBOR

> Interest due quarterly

> May be called and redeemed on any interest payment date at par

> $500,000 of principal balance was prepaid in December 2010

o Surplus notes have no prepayment penalty

FNIC’s loss and LAE ratio has been consistently in the 60% range since 2004 due to the fact that FNIC has been serving nonprofits for over 30 years and has developed a clear understanding of the risks associated with the nonprofit industry. In addition, FNIC has made significant investments in its risk management function. Despite an elevated expense ratio, FNIC’s combined ratio has been below 100% many times over the last 10 years due to its strong loss and LAE results. Management has indicated that continuing improvement to loss expectancy modeling has been a focus of the Company in recent years.

FNIC’s high expense ratio is due to significant expenditures that they have recently incurred such as investments to its technology platform, geographic expansion, one-time legal expenses associated with its acquisition of Milwaukee Insurance Company in 2007 and recent geographic expansion activities, brokerage fees, long-term incentive plan, and pension expenses. The investment in the technology platform will improve operating workflows and provide producers with real time quotations. The Company’s lack of size is a disadvantage when trying to market itself on a national stage with larger, more financially flexible competing firms.

Underwriting gains, on a statutory basis, reflect timing differences since acquisition costs associated with writing business is expensed upon booking business as opposed to amortizing these costs in accordance with U.S. GAAP accounting. FNIC’s elevated expense ratio adversely impacts its performance but management believes additional size and scale could reduce its expense ratio by 4 – 5 points.

Reinsurance

FNIC purchases reinsurance for property losses in excess of a $500,000 retention up to $45 million. FNIC engages in reinsurance as follows:

▪	Property excess of $500,000 up to $5,000,000

o General Reinsurance Corporation – 100%

▪	Property excess from $5,000,000 up to $45,000,000

o Arch Reinsurance – 75%

o Ascot Reinsurance – 25%

FNIC purchases property catastrophe with a limit of $16 million through GenRe. The Company retains the first $1 million of loss. The limit is determined annually based on CAT study performed by GenRe on the physical property locations insured by FNIC. Coverage also includes auto physical damage due to catastrophes in addition to property. FNIC purchases coverage for the 1/250 year event. Additionally, the Company uses reinsurance services for general liability excess, umbrella excess, auto liability excess, electrical breakdown, and workers’ compensation. The Company expects that the Sponsored Demutualization will result in significant expense savings associated with premiums paid for reinsurance.

Claims Reserving Methodology

Individual claims are based on the information available at the time a claim is reported. That information, along with historical perspective to the type of claim and previous settlements are used to determine proper value. FNIC’s claim review committee meets at least 3 times a year to review claims in excess of $100,000 and any unique claims for reserve adequacy and settlement options. The Company has contracted outside counsel which has handled most of its sizeable liability claims since 1993. Incurred but not reported (“INBR’) has been determined through the use of historical loss ratios by line of business since 1995. This process is well accepted by FNIC’s external actuaries and allows FNIC to book appropriate reserve levels. The Company’s recorded reserve levels at December 31, 2011 were $1.9 million or 3.4% below selected reserve levels determined by the actuaries’ independent review. MIC’s recorded reserve levels at December 31, 2011 were $1.6 million or 10.3% above selected levels determined by the actuaries’ independent review.

Investment Overview

As of December 31, 2011, FNIC’s consolidated investment portfolio has a book value of approximately $89.6 Million and is comprised mainly of bonds at 69.6% of the portfolio. The Company’s investment portfolio reports (from which much of the following data is drawn) compiled for FNIC and MIC and not consolidated. The bond maturities range from less than 1 year to greater than 20 years with the majority being less than 5 years (66.7% for FNIC and 56.3% for MIC). Long-term bonds with a maturity greater than 20 years made up 2.6% of the bond total for FNIC and 1.6% for MIC. The balance of the investment portfolio consists of common stock and other invested assets. The duration of the FNIC bond portfolio is 3.0 years.

FNIC and MIC have significantly underperformed the P&C Industry in net yield on invested assets in recent years. The main reason for this lack of yield is FNIC and MIC have a composition of investments which differs from the P&C industry average. Management has indicated that the Company is very conservative in regard to investment choices and put less weight in high yield bonds and equities. This low investment risk profile helps mitigate unforeseen drops in capital & surplus levels (with the resulting A.M. Best rating implications). FNIC and MIC have an investment stake in common stock of 11.5% and 3.9%, respectively, while the overall P&C insurance industry average is 14.0%. Placing a heavier portfolio weight in a riskier asset class may boost an insurer’s investment yield. Additionally, FNIC’s surplus note expense is netted against its investment income. Both FNIC and MIC have incurred a reduction in investment yield for each year from 2008 through 2011, in step with the P&C industry average with the exception of 2011 (The P&C industry increased investment yield from 3.73% in 2010 to 3.83% in 2011).

First Nonprofit Insurance Company				Milwaukee Insurance Company
Investment Portfolio Composition (%)				Investment Portfolio Composition (%)
Year Ended	12/31/2009	12/31/2010	12/31/2011	Year Ended	12/31/2009	12/31/2010	12/31/2011

Total Cash & Investments	68,140	70,475	51,609	Total Cash & Investments	35,305	38,498	37,968

Unaff. Bonds / Unaff. Investments	88.79	66.97	67.98	Unaff. Bonds / Unaff. Investments	75.50	64.22	71.92
Unaff. Preferred Stocks / Unaff. Investments	0.00	0.00	0.00	Unaff. Preferred Stocks / Unaff. Investments	0.00	0.00	0.00
Unaff. Common Stocks / Unaff. Investments	5.05	7.41	11.51	Unaff. Common Stocks / Unaff. Investments	0.00	15.40	3.89
Unaff. Mortgage Loans / Unaff. Investments	0.00	0.00	0.00	Unaff. Mortgage Loans / Unaff. Investments	0.00	0.00	0.00
Real Estate / Unaff. Investments	0.00	0.00	0.00	Real Estate / Unaff. Investments	0.00	0.00	3.20
Contract Loans / Unaff. Investments	0.00	0.00	0.00	Contract Loans / Unaff. Investments	0.00	0.00	0.00
Unaff. Cash & Short Term / Unaff. Investments	6.16	22.63	16.45	Unaff. Cash & Short Term / Unaff. Investments	24.42	20.31	20.04
Unaff. Other Investments / Unaff. Investments	0.00	3.00	4.06	Unaff. Other Investments / Unaff. Investments	0.08	0.07	0.95

FNIC has a diversified bond portfolio with a blend of maturities skewed to the short-term as mentioned above. The Fitch ratings for the bonds held by First Nonprofit range from AAA to BBB+ which shows the conservative, safe, and low yield nature of these investments. Moreover, the majority of the issuers of these bonds fall under the categories:

▪	Government Agency
▪	US States
▪	US Federal Government

Other bonds held by FNIC have been issued by well-known corporations such as Wal-Mart Stores Inc., ConocoPhillips, and Honeywell International Inc.

First Nonprofit Insurance Company				Milwaukee Insurance Company
Bond Maturity Distribution (%)				Bond Maturity Distribution (%)
Year Ended	12/31/2009	12/31/2010	12/31/2011	Year Ended	12/31/2009	12/31/2010	12/31/2011

< 1 Year / Total Bonds	14.27	32.98	21.94	< 1 Year / Total Bonds	23.11	27.07	17.71
1 - 5 Years / Total Bonds	49.71	32.07	44.78	1 - 5 Years / Total Bonds	49.55	23.82	38.63
5 - 10 Years / Total Bonds	29.51	20.15	26.42	5 - 10 Years / Total Bonds	22.33	33.13	40.01
10 - 20 Years / Total Bonds	3.64	3.01	4.28	10 - 20 Years / Total Bonds	4.27	5.15	2.03
> 20 Years / Total Bonds	2.87	11.79	2.58	> 20 Years / Total Bonds	0.75	10.83	1.63

From 2007 to 2011 the gross yield on bonds in FNIC’s portfolio has trailed the P&C industry average by a margin ranging from 11 to 114 basis points. While P&C insurers are known for defensive bond investments, FNIC and MIC have been slightly more conservative than the industry. For 2011, FNIC and MIC yielded 3.24% and 3.13%, respectively on their bond portfolio, while the P&C industry average was 4.38% (a 114 basis point margin over FNIC). As of year end 2011, the highest yielding bond in FNIC portfolio is a Comcast Cable corporate bond with a yield of 9.1%, which carries the Fitch rating of BBB+.

Gross Yield on Bonds excl. Affiliates (%)
	2007Y	2008Y	2009Y	2010Y	2011Y

First Nonprofit Insurance Co.	4.66	4.30	3.76	3.62	3.24
Milwaukee Insurance Company	4.43	4.56	4.09	3.62	3.13
P&C Industry	4.90	4.88	4.78	4.51	4.38

Underwriting Analysis

For the LTM period ended 12/31/2011, FNIC had a statutory combined ratio of 102.66% which was in line with recent years. Statutory combined ratio is defined as an insurer’s loss and loss adjustment expense ratio plus expense ratio. For the same period the P&C industry average combined ratio was 108.3%. This shows FNIC had better underwriting profitability than the industry average. FNIC experienced direct premium growth in all business lines with the exception of fidelity / surety in 2011. Additionally, management has indicated they are not expanding workers comp insurance into other states. The overall growth in direct premiums written in 2011 was 9.8% when compared to 2010. During the same period, the P&C industry on average experienced direct premiums written growth of only 3.6%. Furthermore, FNIC increased the weighting of its most popular business line, commercial and multi-peril, to 50.1% of direct premiums written.

FNIC has recently been focusing on growing the business into new geographies outside of Pennsylvania and Illinois. The Company has traditionally only done business in the Midwest and Mid-Atlantic regions but is now seeing growth opportunities in other areas of the country. For example, in the Southeast region FNIC’s direct premiums written as a percent of total, grew by 94.8% in 2011. Additionally, on the same basis the West region grew by 119.0%. The West region now accounts for $1.25 million of direct premiums written while in 2007 it was zero. As of 12/31/2011, the Southeast region accounted for 5.6% of total direct premiums written as compared to 0.6% in 2007. Furthermore, the Midwest and Mid-Atlantic regions accounted for 91.7% of total direct premiums written in the 2011 period down from 99.4% in 2007. These changes result from FNIC becoming licensed in new states and setting up regional offices to promote growth. The Northeast region of the U.S. has been omitted from the chart below as the Company does no business in that region and has no plans in the foreseeable future to begin.

III. INDUSTRY OVERVIEW

Current State of Industry

The climate surrounding P&C Insurance companies has been largely dictated by the sluggish growth of the U.S. economy. While generally healthy, P&C insurers are facing the challenge of slim underwriting margins combined with low investment return rates. These conditions coupled with fierce price competition, have depressed the bottom line for P&C insurers, already challenged by the extended “soft market”. According to Advisen Insurance Intelligence, even with a slight uptick in pricing at year end 2011 (as shown in their composite index below), premium pricing is still well below record highs of 2003. The second graph shows total surplus as a percentage of GDP using a historical average of 3.2% as the point in which supply and demand are in balance. When the surplus is greater than the equilibrium, the market is in a soft cycle and seeing as year-end 2011 surplus was 3.7% (all-time high is 3.8%), analysts expect the soft market to continue.3

Some analysts contend that the insurance market is currently in the transition from soft market to hard market. One factor that can lead to a hardening market is sustained underwriting losses. The catastrophe losses of recent years could force premiums to rise for those lines of business impacted and also force some carriers to exit those lines of business altogether. In a recent article, finance and insurance columnist Joe Gardyasz writes “Though the rate increases aren’t eye-popping, they’re still a significant shift from the soft market conditions that have prevailed for about the past eight years, characterized by declining insurance rates and robust competition among carriers. And it’s anybody’s guess whether the property/casualty market will harden to the point that it’s difficult to obtain coverage or that policyholders will see the kind of double-digit premium increases last experienced in 2001, when average quarterly increases topped 28 percent.”4

Given the tenacious competition for P&C underwriting business, insurers are now looking for innovative ways to differentiate themselves in the market. One of the new tactics employed by P&C insurers is building predictive models to better understand the probabilities of different events. Using various inputs (e.g. credit score), the models have shown to be an effective means of creating a competitive advantage. Moreover, P&C insurers are scouring online resources and databases to gain new insight into the pricing of their products. These forms of robust analytics are favored by the larger P&C firms due to their ability to conduct thorough research, potentially leaving smaller firms at a disadvantage. Another large change to the industry is the movement towards the non-admitted market. MarketScout CEO Richard Kerr explains, “Recently, we have noticed admitted and non-admitted insurers are pricing similarly. Historically, there has been a considerable difference in the underwriting approaches among the various types of insurers. The recent similar pricing strategies could ultimately lead to more business for the non-admitted insurers as admitted insurers begin to restrict their risk appetite and simply decline to write tougher accounts.”5

Further impacting the earnings of P&C insurers is the fact that reserves built up during the period of peak rates circa 2003 – 2006 are becoming depleted. During the ongoing soft market environment, evidence exists that insurers have been tapping these reserves to improve results. As these soft market conditions persist, excess reserves diminish and carriers may face a struggle to remain profitable, especially those which have written underpriced business.

An additional pitfall on the horizon is the fear of unexpected inflation. A spike in U.S. inflation would cause significant increases in the cost of claims. P&C insurers are highly sensitive to cost inflation in wages, medical costs, and commodity pricing. While a rise in cost inflation is a potential risk to carriers, increased demand for coverage could be expected, mitigating some of the negative impact. Currently, demand for P&C insurance coverage is depressed as compared to pre-crisis levels.

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3 The State of the commercial P&C Market. Advisen Insurance Intelligence, April 2012.

4 A Hardening Market. BusinessRecord, Finance & Insurance section, April 2012.

5 Gusman, Phil; Commercial Rates Up Again in April; Standard Carriers Pulling Back. Propertycasualty360.com May 7, 2012.

Performance

As of July 20, 2012, the S&P Property and Casualty Insurance Index advanced 7.3% year to date, slightly above the 6.6% advancement of the benchmark S&P 1500 Index. Catastrophes such as severe weather events including hail storms, wind storms, and tornados were all contributing factors to poor income statement results for the first half of 2011, but with a drop in catastrophe losses in the first quarter of 2012 net income soared by 69% as compared to Q1 2011. The U.S. Property and Casualty Industry saw net income fall 50.5% in 2011 to $18 billion due to the high rate of events, leading to an underwriting loss of $35.4 billion (second largest historically). The U.S. also saw a decrease in cash from operating activity of 49.1%.6 During the second quarter of 2011, the industry combined ratio spiked 15 points to 117% but has since lowered to 96% according to Moody’s. Compared to Q1 2011, written premiums are up 4% and are projected to reach 6% by year’s end.7

For the quarter ending March 31, 2012, the industry’s growth in direct premiums written had increased by 4.4% from March 31, 2011 and net premiums written had advanced by 3%. The industry’s combined and operating ratios had both fallen since March 31, 2011. Combined ratio decreased from 103.2% to 99.1% and operating ratio decreased from 90.8% to 88.1%.

Evidence suggests the P&C insurance industry has adequate loss reserves mainly due to the favorable conditions from the previous hard market. While this period of strong underwriting profitability created favorable reserve development, it is at a level considered to “appear unsustainable” according to Fitch Ratings. For the first three quarters of 2011, Moody’s estimated redundancy would remain at the 2010 levels of around $10 billion to $13 billion.8 Moody’s also notes that a significant portion of reserve releases have come from personal lines most notably personal-auto despite the fact that unemployment has led to lower road traffic.9

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6 2011 Property and Casualty and Title Industry Analysis Report. National Association of Insurance Commissioners March 2012

7 Gusman, Phil; Moody’s: U.S. P&C 1Q Net Income Soars; Rate Increases Achieved Across Most Lines. Propertycasualty360.com May 16, 2012.

8 Cooper, Jasper; Global Credit Research, Moody’s December 20, 2011

9 Gusman, Phil; Reserve release Slow in 2011; Personal Lines Enjoy Greater Redundancies. Propertycasualty360 December 21, 2011.

Outlook

Standard and Poor’s reflected the popular opinion and believes the industry has a positive outlook while two-thirds of insurance industry CFO’s believe property market prices have reached the bottom of the cycle and will now trend upward.10 Furthermore, 80 percent of these CFOs believe hardening in the market for casualty insurance will come within 2 years. Another finding of this survey of CFO’s revealed the existence of reserve redundancies from the prior hard market. Most CFO’s believe this capital will not be exhausted for over a year.11

Another positive sign for the P&C industry is the lack of serious devastation as was predicted from Hurricane Irene. While insurers braced for the worst given the projected path of the storm, the hurricane lost strength over North Carolina and was nowhere near a catastrophe situation for the northeast corridor. Some had projected losses from the storm to total $20 billion but a recently calculated total shows it will fall between $3 billion and $6 billion. However, with the recent history of losses there has been a flight to excess underwriting which can increase rates and extract billions of dollars worldwide (S&P). Conversely, Moody’s has shown that this has led to a slight decrease in business retention rate.

M&A activity in the P&C industry has seen a gradual increase since it came to a near-standstill in 2009.12 The result of this dynamic may be industry consolidation as the companies deemed “losers” are ripe acquisition targets. The U.S. and Bermuda saw roughly $12 billion in activity in 2011 with about 50% of that coming in the final six weeks. This would lead to greater market share being held by a small number of large insurance companies. The 71 transactions in 2011 were down from 2010’s 81 but on par with 2007 and 2008 which had 67 and 72 deals respectively. The value of the deals for 2011 were much greater than that of 2010 yet still below pre-recession M&A.13 GC Capital Ideas Guy Carpenter notes that due to the uncertainty of catastrophic damages in 2012 that M&A activity will be “muted” with the majority of deals focused on small and mid-sized companies.14

____________________________

10 Seifert, Catherine A.; Sub-Industry Outlook, Property & Casualty Insurance. Standard & Poor’s May 2012.

11 Hemenway, Chad; CFOs: M&A to Pick Up; Harder Market On the Way. Properycasualty360.com, September 2011.

12 The State of the commercial P&C Market. Advisen Insurance Intelligence, April 2012.

13 Property & Casualty Mergers & Acquisitions: 2011 Review. GC Capital Ideas, March 15, 2012.

14 Carpenter, Guy; M&A Drivers going forward. GC Capital Ideas, March 16, 2012.

Advisen Insurance Intelligence addresses several key forces driving the future of the insurance market:

▪	The economic recovery
▪	Catastrophic losses
▪	Interest rates
▪	Loss reserve adequacy

Growth in the economy will correlate to growth in demand for insurance capacity leading to higher rates. While recovery is on the way, current economic growth has not improved enough compared to the severity of the downturn. Consensus estimates project slow but accelerating growth in 2012.15

An unusually high number of catastrophic events in 2011 are estimated to range from $32.2 billion (S&P) to $44.1 billion16 for the U.S. alone and up to $108 billion worldwide. Despite these events, industry wide surplus only decreased by roughly $1.4 billion (see figure at end).

The losses incurred from Hurricane Irene represent an amount great enough to hurt earnings but not expensive enough to trigger most companies’ reinsurance coverage or seriously deplete the overcapitalized industry’s cash reserve. Other than Hurricane Irene, P&C insurers paid claims in recent weather-related catastrophes such as Midwestern hail storms, Texas wildfires, and a rare 5.8 magnitude earthquake in Virginia. Further adding to the 2011 disaster claims was the tornado which devastated Joplin, Missouri. Catastrophe modeling firm Eqecat estimates the tornado’s cost to the P&C industry will be between $1 billion and $3 billion.17

________________________________

15 Kennedy, Joseph; The Economic Outlook for 2012 and Beyond. Business review USA, February 13, 2012 http://www.businessreviewusa.com/money matters/the-economic-outlook-for-2012-and-beyond.

16 The State of the commercial P&C Market. Advisen Insurance Intelligence, April 2012.

17 Joplin, Missouri Tornado insured Loss Estimate: 3 Billion. Insurance Journal, May 24, 2011.

Reserve adequacies offset losses on the financial statements and boost results. Once reserves reach the level of expected future loss payments, insurers lose an important cushion against adverse developments and reported results will reflect actual results.18

Interest rates continue to challenge the P&C industry due to the depressed yield for U.S. Treasuries. Swiss Re’s analysis of the industry noted that for each point decline in interest rate, P&C’s return on equity drops about 2 percentage points.19 As markets have been volatile recently, the yields for safe-haven treasuries have plummeted. The 10-year U.S. Treasury continued to trade at historically low yield levels (below 2%). Additionally, the 2-year note’s yield is widely expected to trade near zero as it is anchored by the Federal Reserve’s ultra-loose monetary policy.20 The central bank decided in June 2012 to keep its key policy rate near zero through late-2014.21 This flight to safety in the market causes P&C insurers to have difficulty in maintaining an adequate yield through their investments. The net yield for P&C insurers investments has declined from 4.5% in 2007 to 3.8% in 2011. To maintain investment yield levels to counter poor combined ratios companies consider more risky portfolio holdings. While interest rates diminish return on equity, it is the key driver to the growth in policy holder surplus. The following is the P&C insurance industry breakdown of yields by investment type for 2007 – 2011:

Investment Yields by Type (%)	2007Y	2008Y	2009Y	2010Y	2011Y
Net Yield on Invested Assets	4.49	4.20	3.93	3.73	3.83

Gross Yield - Bonds (excl affiliates)	4.90	4.88	4.78	4.51	4.38
Gross Yield - Preferred Stocks (excl affiliates)	6.53	7.73	8.13	7.92	7.84
Gross Yield - Common Stocks (excl affiliates)	2.42	2.62	2.37	2.10	2.32
Gross Yield - Mortgage Loans	6.51	6.40	5.72	5.82	6.12
Gross Yield - Real Estate	17.16	16.70	16.71	17.23	17.72
Gross Yield - Contract Loans	NM	NM	NM	NM	NM
Gross Yield - Cash and Short Term	5.13	2.51	0.51	0.25	0.22
Gross Yield - All Other Inv. Assets	8.46	5.12	5.16	5.94	6.77

Putting further stress on P&C insurance companies is the difficulty in achieving a suitable investment income. Morgan Stanley analyst Gregory Locraft said in an October 3, 2011 note discussing investment returns, “Since 2008, insurers’ portfolios have not been tested like they were in the third quarter.” He added “The ongoing European sovereign debt crisis, S&P downgrade of the U.S. credit rating, declining worldwide equity markets and a sharp drop in global yields all create headwinds for P&C investment income.”

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18 The State of the commercial P&C Market. Advisen Insurance Intelligence, April 2012.

19 The State of the commercial P&C Market. Advisen Insurance Intelligence, April 2012.

20 Zeng, Min; Treasury Sells 2-Yr Notes At Record Low Yield; Tsys Lower. The Wall Street Journal, August 2011.

21 Federal Open Market Committee Press Release, June 20, 2012.

In early October, Steven Weisbart, Ph.D., CLU, senior vice president and chief economist at the Insurance Information Institute (I.I.I.), presented an overview of the economy and P&C insurance industry both globally and in Canada.22 Weisbart discussed the effects of the 2011 disasters, inflation transmitted globally, and increased political risks in his special report, citing the most costly world insured losses in the past three decades (see figure below). Weisbart accentuated the longer-term issues plaguing the industry in the coming years, including:

▪	Persistently low interest rates and lower investment income. These put added emphasis on underwriting profit
▪	Currency market instability
▪	Sovereign bond market concerns - Greece, Spain, Ireland, and so on

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22 Bramlet, Christina. Worsening Economic and Investment Income Strain P&C Industry. Propertycasualty360.com, October 2011.

The following timeline illustrates 2011 catastrophe losses worldwide for the second half of the year:23

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23 2011 Property and Casualty and Title Industry Analysis Report. National Association of Insurance Commissioners March 2012

IV. VALUATION METHODOLOGIES

General Overview

Boenning considered several established valuation methodologies for this Appraisal, including the discounted cash flow approach, cost approach, and comparable market approach. The comparable market approach was chosen to determine the Estimated Pro Forma Market Value, because: (i) it has been widely accepted as a valuation approach by insurance industry analysts and applicable regulatory authorities; (ii) where possible, the generally employed valuation method in initial public offerings is the comparable market approach (which has also been relied upon to determine the Estimated Pro Forma Market Value of previous insurance company mutual-to-stock conversions using the subscription rights method); and (iii) reliable market and financial data are readily available for most comparable companies.

The comparable market approach provides a basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of comparable companies. The comparable market approach measures the value of an asset through an analysis of recent sales of companies sharing valuation characteristics with the subject company. When applied to the valuation of equity interests, consideration is given to the financial condition and operating performance of the company being appraised relative to those of publicly-traded companies. These companies are potentially subject to similar economic, environmental and political facts and considered to be reasonable investment alternatives. Publicly-traded companies provide indications of value of a freely-traded minority interest, i.e. non-control.

The comparable market approach derives valuation benchmarks from the trading patterns of selected comparable companies that, due to certain factors such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a mutual-to-stock conversion offering. In this chapter, our valuation analysis focuses on the selection and comparison of the Company with a comparable group of publicly-traded insurance companies. Chapter V discusses market value adjustments, both discounts and premiums, to account for perceived differences between the Company and the comparable group of companies discussed below.

Selection Criteria

When applying the comparative market approach, the appraiser would ideally utilize companies identical to the subject company in terms of lines of business, growth, profitability, and composition of earnings. Since there are no publicly traded companies identical to the Company, we selected a peer group of publicly-traded P&C insurance companies that potentially share similar valuation characteristics with the Company (“Comparable Group”). Selected financial data for P&C insurance companies listed on U.S. stock exchanges is shown in Exhibit XII as compiled from data obtained from SNL Financial LC (“SNL Financial”), a leading provider of financial and market data focused on the financial services industry. Several criteria, discussed below, were used to select the individual members of the Comparable Group from the overall universe of the publicly-traded P&C insurance segment (“Public P&C Insurance Group”). In general, we considered operating characteristics and the marketability and liquidity of stocks in our selection process.

Operating Characteristics: A company’s operating characteristics affect investors’ expected rates of return on a company’s stock under various business and economic scenarios, and they influence the market’s general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, capitalization, growth, risk exposure, liquidity, and other factors such as lines of business and management strategies.

Marketability/Liquidity of a Stock: Marketability of a stock reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and ask price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market or price quotations.

Specifically, in determining the Comparable Group, we began by gathering an initial list of publicly-traded P&C companies in the United States (“Public P&C Insurance Group”). This screen produced 50 P&C insurance companies with assets ranging from $73 million - $411 billion, as shown in Table I.

Public P&C Insurance Group

		Total Assets ($000)	Total Policy Reserves ($000)	Total Equity ($000)	Tangible Equity ($000)	Cash and Investments ($000)	Cash and Investments / Assets	Policy Reserves / Equity	Total Equity / Assets	Tangible Equity / Assets

Company Name	Ticker

Berkshire Hathaway Inc.	BRK.A	411,362,000	84,684,000	180,269,000	117,095,000	176,928,000	0.43	0.47	0.44	0.28
Allstate Corporation	ALL	125,933,000	86,070,000	19,210,000	17,968,000	97,586,000	0.77	4.48	0.15	0.14
Travelers Companies, Inc.	TRV	104,866,000	67,468,000	24,872,000	21,090,000	73,502,000	0.70	2.71	0.24	0.20
Loews Corporation	L	77,240,000	37,714,000	24,121,000	23,213,000	51,057,000	0.66	1.56	0.31	0.30
CNA Financial Corporation	CNA	56,007,000	37,714,000	11,981,000	11,842,000	45,524,000	0.81	3.15	0.21	0.21
Chubb Corporation	CB	50,718,000	29,407,000	15,490,000	15,023,000	42,926,000	0.85	1.90	0.31	0.30
American Financial Group, Inc.	AFG	36,211,000	25,416,000	4,732,000	4,500,000	26,478,000	0.73	5.37	0.13	0.12
Progressive Corporation	PGR	22,269,300	12,218,000	6,250,400	6,250,400	16,557,700	0.74	1.95	0.28	0.28
Alleghany Corporation	Y	21,775,154	13,578,874	6,183,100	5,752,532	18,034,672	0.83	2.20	0.28	0.26
W.R. Berkley Corporation	WRB	19,133,632	11,705,339	4,135,455	4,016,283	14,862,792	0.78	2.83	0.22	0.21
Old Republic International Corporation	ORI	16,164,800	10,342,400	3,773,300	NA	10,638,000	0.66	2.74	0.23	0.00
Cincinnati Financial Corporation	CINF	16,022,000	8,267,000	5,207,000	5,207,000	12,577,000	0.78	1.59	0.32	0.32
Erie Indemnity Company	ERIE	14,832,000	7,336,000	6,676,000	6,676,000	12,759,000	0.86	1.10	0.45	0.45
White Mountains Insurance Group, Ltd.	WTM	13,378,600	6,585,200	4,309,500	NA	8,517,300	0.64	1.53	0.32	0.00
Hanover Insurance Group, Inc.	THG	12,913,400	8,190,700	2,579,000	2,394,600	7,645,800	0.59	3.18	0.20	0.19
Markel Corporation	MKL	11,859,284	6,332,983	3,675,968	2,708,343	8,829,996	0.74	1.72	0.31	0.23
HCC Insurance Holdings, Inc.	HCC	9,764,951	4,824,660	3,293,957	2,420,057	6,539,849	0.67	1.46	0.34	0.25
Horace Mann Educators Corporation	HMN	7,697,031	4,562,406	1,088,764	1,041,368	5,792,860	0.75	4.19	0.14	0.14
AmTrust Financial Services, Inc.	AFSI	6,095,388	3,421,327	1,036,202	667,690	2,238,746	0.37	3.30	0.17	0.11
Selective Insurance Group, Inc.	SIGI	5,629,597	3,973,682	1,082,918	1,075,069	4,154,562	0.74	3.67	0.19	0.19
ProAssurance Corporation	PRA	5,033,328	2,508,602	2,216,791	2,004,703	4,245,348	0.84	1.13	0.44	0.40
Tower Group, Inc.	TWGP	4,455,550	2,494,841	1,113,087	751,946	2,757,105	0.62	2.24	0.25	0.17
Mercury General Corporation	MCY	4,136,779	1,820,368	1,898,560	1,803,509	3,323,947	0.80	0.96	0.46	0.44
Navigators Group, Inc.	NAVG	3,847,527	2,694,976	818,217	811,208	2,294,448	0.60	3.29	0.21	0.21
United Fire Group, Inc.	UFCS	3,687,342	2,752,851	719,390	689,224	3,096,184	0.84	3.83	0.20	0.19
Employers Holdings, Inc.	EIG	3,506,091	2,500,854	465,720	418,103	2,218,638	0.63	5.37	0.13	0.12
RLI Corp.	RLI	2,678,950	1,462,645	828,677	768,429	2,001,517	0.75	1.77	0.31	0.29
Meadowbrook Insurance Group, Inc.	MIG	2,466,249	1,652,469	585,719	430,659	1,542,210	0.63	2.82	0.24	0.17
State Auto Financial Corporation	STFC	2,462,800	1,399,500	732,300	730,600	2,279,000	0.93	1.91	0.30	0.30
Infinity Property and Casualty Corporation	IPCC	2,015,944	1,055,535	667,983	592,708	1,328,671	0.66	1.58	0.33	0.29
National Interstate Corporation	NATL	1,543,000	1,014,215	363,046	354,464	1,047,528	0.68	2.79	0.24	0.23
Safety Insurance Group, Inc.	SAFT	1,484,593	745,003	669,056	669,056	1,150,092	0.77	1.11	0.45	0.45
Donegal Group Inc.	DGICA	1,288,305	783,297	390,926	384,343	798,467	0.62	2.00	0.30	0.30
EMC Insurance Group Inc.	EMCI	1,257,167	768,649	375,857	374,915	1,155,262	0.92	2.05	0.30	0.30
AMERISAFE, Inc.	AMSF	1,185,760	715,860	359,053	359,053	868,692	0.73	1.99	0.30	0.30
SeaBright Holdings, Inc.	SBX	1,091,485	651,258	350,119	347,325	748,369	0.69	1.86	0.32	0.32
Hilltop Holdings Inc.	HTH	924,310	130,657	651,297	618,544	799,160	0.86	0.20	0.70	0.67
Baldwin & Lyons, Inc.	BWINB	920,129	449,970	334,708	331,556	666,848	0.72	1.34	0.36	0.36
Universal Insurance Holdings, Inc.	UVE	936,656	543,341	156,573	156,573	474,942	0.51	3.47	0.17	0.17
Hallmark Financial Services, Inc.	HALL	771,426	459,621	217,359	146,906	524,391	0.68	2.11	0.28	0.19
Affirmative Insurance Holdings, Inc.	AFFM	419,220	233,812	(89,142)	(127,098)	150,181	0.36	NM	(0.21)	(0.30)
Eastern Insurance Holdings, Inc.	EIHI	364,635	186,336	131,786	116,099	233,410	0.64	1.41	0.36	0.32
First Acceptance Corporation	FAC	268,220	137,770	75,684	70,884	193,177	0.72	1.82	0.28	0.26
United Insurance Holdings Corp.	UIHC	241,338	139,246	59,559	NA	184,820	0.77	2.34	0.25	0.00
Homeowners Choice, Inc.	HCII	221,109	124,351	69,798	69,637	176,963	0.80	1.78	0.32	0.31
21st Century Holding Company	TCHC	183,324	113,152	60,454	60,454	147,325	0.80	1.87	0.33	0.33
Unico American Corporation	UNAM	149,370	68,504	74,926	74,926	128,570	0.86	0.91	0.50	0.50
National Security Group, Inc.	NSEC	132,106	71,922	38,661	38,661	105,165	0.80	1.86	0.29	0.29
AssuranceAmerica Corporation	ASAM	103,575	69,691	4,122	4,122	20,304	0.20	16.91	0.04	0.04
Kingstone Companies, Inc.	KINS	72,655	42,764	16,318	12,776	27,601	0.38	2.62	0.22	0.18

Group Aggregate
Overall P&C Insurance Group Mean		21,754,422	9,952,073	6,886,463	5,574,567	13,556,752	0.70	2.58	0.28	0.24
Overall P&C Insurance Group Median		3,596,717	2,157,605	775,259	689,224	2,258,873	0.73	1.99	0.29	0.26

Source: SNL Financial

In order to form a sub-group with more similar characteristics to the Company, we then included only the companies with under $1 billion in assets. This resulted in a group of 14 companies ranging in asset size from $72 million - $924 million. From this sub-group we then began to examine the product offerings, geographical presence, and diversification of each remaining comparable company.

The following insurers were removed from the Public P&C Insurance Group’s under $1 billion in assets subgroup for the reasons stated below:

▪	Hilltop Holdings Inc. (HTH) – it is a diversified holding company which engages in acquisitions of non-insurance companies
▪	Universal Insurance Holdings, Inc. (UVE) – the company is undiversified geographically with 98% of business concentrated in Florida
▪	United Insurance Holdings Corp. (UIHC) – the company is undiversified geographically with 95% of business concentrated in Florida
▪	Homeowners Choice, Inc. (HCII) – the company has too narrow of a risk profile by mainly insuring homeowners in Florida
▪	Affirmative Insurance Holdings, Inc. (AFFM) – due to the company’s losses of $292.0M sustained over the last 3 years, it’s A.M. Best FSR rating of C (Weak), shareholder equity deficiency of $71.3M and intention to defer interest on notes payable, we believe AFFM is not a useful indicator of the market’s valuation of an insurance company such as MIHC.

After making these adjustments to the comparables group our screen yielded the 9 companies presented below:

General Financial Condition of the Comparable Group
As of 3/31/2012 Unless Otherwise Noted
			Total	Total Policy	Total	Policy	Total
			Assets	Reserves	Equity	Reserves /	Equity /
Company Name	Ticker	Exchange	($000)	($000)	($000)	Equity	Assets

Baldwin & Lyons, Inc.	BWINB	NASDAQ	920,129	449,970	334,708	1.34	36.38
Hallmark Financial Services, Inc.	HALL	NASDAQ	771,426	459,621	217,359	2.11	28.18
Eastern Insurance Holdings, Inc.	EIHI	NASDAQ	364,635	186,336	131,786	1.41	36.14
First Acceptance Corporation	FAC	NYSE	268,220	137,770	75,684	1.82	28.22
21st Century Holding Company	TCHC	NASDAQ	183,324	113,152	60,454	1.87	32.98
Unico American Corporation	UNAM	NASDAQ	149,370	68,504	74,926	0.91	50.16
National Security Group, Inc.	NSEC	NASDAQ	132,106	71,922	38,661	1.86	29.27
AssuranceAmerica Corporation	ASAM	Pink	103,575	69,691	4,122	16.91	3.98
Kingstone Companies, Inc.	KINS	NASDAQ	72,655	42,764	16,318	2.62	22.46

Group Aggregate
Comparable Group Mean			329,493	177,748	106,002	3.43	29.75
Comparable Group Median			183,324	113,152	74,926	1.86	29.27

Comparable Group Subset Mean¹			370,521	198,896	124,887	1.73	33.65
Comparable Group Subset Median¹			183,324	113,152	74,926	1.86	32.98

FNIC			193,328	71,843	58,613	1.23	30.32

¹Non-standard automobile insurers removed, which include (FAC and ASAM)

Two companies in the Comparable Group are considered primarily or solely non-standard automobile insurers (First Acceptance Corporation and AssuranceAmerica Corporation). Two calculations of mean and median have been provided to show the difference between including and excluding these non-standard automobile insurers.

While none of the companies in the Comparable Group are identical to the Company, we believe that the Comparable Group on the whole provides a meaningful basis of financial comparison for valuation purposes.

Summary Profiles of the Comparable Group Companies24

Baldwin & Lyons Inc. (NasdaqGM: BWIN.B)

Baldwin & Lyons, Inc., through its subsidiaries, engages in marketing and underwriting property and casualty insurance products primarily in the United States. The company provides various fleet transportation insurance products, including casualty insurance, such as motor vehicle liability, physical damage, and other liability insurance; workers compensation insurance; specialized accident (medical and indemnity) insurance products for independent contractors; fidelity and surety bonds; and inland marine products consisting of cargo insurance. It offers its fleet transportation insurance products for the motor carrier industry. The company also provides various additional services comprising risk surveys and analyses, government compliance assistance, loss control, and cost studies; and research, development, and consultation in connection with new insurance programs that include development of computerized systems to assist customers in monitoring their accident data. In addition, it offers claims handling services to clients with self-insurance programs. Further, the company’s reinsurance assumptions business accepts cessions and retrocessions from selected insurance and reinsurance companies, principally reinsuring against catastrophes. Additionally, it provides private passenger automobile liability and physical damage coverage products to individuals through a network of independent agents; commercial property and business owners liability coverage products through a managing general agent; and miscellaneous Professional Liability coverages through wholesale and retail agents. The company was founded in 1930 and is based in Indianapolis, Indiana.

____________________________

24 Comparable Group Companies’ business descriptions sourced from company 10-K filings and Capital IQ.

Hallmark Financial Services Inc. (NasdaqGM: HALL)

Hallmark Financial Services, Inc. focuses on marketing, distributing, underwriting, and servicing property/casualty insurance products. The company provides standard commercial insurance, specialty commercial insurance, and personal insurance for businesses and individuals in the United States. Its standard commercial insurance products include commercial automobile, general liability, umbrella, commercial property, commercial multi-peril, and business owner’s insurance products. The company’s specialty commercial insurance products comprise commercial automobile, general liability, and commercial property insurance products; aircraft insurance and airport liability insurance; and commercial umbrella and excess liability insurance. It also provides personal automobile insurance products, including personal automobile liability and personal automobile physical damage, low value dwelling/homeowners, renters, and motorcycle. Hallmark Financial Services markets its property/casualty insurance products through independent general agents, retail agents, and specialty brokers. The company was founded in 1987 and is headquartered in Fort Worth, Texas.

Eastern Insurance Holdings, Inc. (NasdaqGM: EIHI)

Eastern Insurance Holdings, Inc., through its subsidiaries, provides workers compensation insurance and reinsurance products in the United States. The company’s Workers Compensation Insurance segment provides traditional workers compensation insurance coverage products, including guaranteed cost policies, policyholder dividend policies, retrospectively-rated policies, deductible policies, and alternative market products to employers. This segment distributes its workers’ compensation products and services through its independent insurance agents primarily in Pennsylvania, Delaware, North Carolina, Maryland, Indiana, and Virginia. Its Segregated Portfolio Cell Reinsurance segment offers alternative market workers compensation solutions comprising program design, fronting, claims administration, risk management, segregated portfolio cell rental, asset management, and segregated portfolio management services to individual companies, groups, and associations. Eastern Insurance Holdings, Inc. is headquartered in Lancaster, Pennsylvania.

First Acceptance Insurance Corp. (NYSE: FAC)

First Acceptance Corporation, through its subsidiaries, engages in retailing, servicing, and underwriting non-standard personal automobile insurance primarily in the southeastern and midwestern United States. The company also offers ancillary reimbursements and benefits in the event of an automobile accident; automobile towing and rental; bail bond premiums; and ambulance services. It provides its insurance policies to individuals, who are categorized as non-standard based on their inability or unwillingness to obtain insurance coverage because of various factors, including payment history, payment preference, failure in the past to maintain continuous insurance coverage, driving record, and/or vehicle type. In addition, the company is involved in the disposition of real estate properties in San Antonio, Texas. First Acceptance Corporation primarily distributes its products through retail sales offices. As of March 31, 2012, it leased and operated 378 retail locations, staffed with employee-agents. First Acceptance Corporation was founded in 1969 and is based in Nashville, Tennessee.

21st Century Holding Co. (NasdaqGM: TCHC)

21st Century Holding Company, through its subsidiaries, engages in insurance underwriting, distribution, and claims processing primarily in the United States. The company underwrites homeowners’ multi-peril, personal umbrella, commercial general liability, commercial excess liability, personal and commercial automobile, fire, allied lines, workers’ compensation, business personal property, and commercial inland marine insurance. It also provides premium financing to its insureds, as well as third party insureds. The company markets and distributes its own and third-party insurer’s products and other services through contractual relationships with independent agents, and general agents. 21st Century Holding Company was founded in 1991 and is based in Sunrise, Florida.

Unico American Corp. (NasdaqGM: UNAM)

Unico American Corporation, an insurance holding company, underwrites property and casualty insurance. The company provides property, casualty, and health insurance products, as well as insurance premium financing and membership association services. Its commercial property coverage insures against loss or damage to buildings, inventory, and equipment from natural disasters, including hurricanes, windstorms, hail, water, explosions, and severe winter weather, as well as other events, such as theft and vandalism, fires, storms, and financial loss due to business interruption resulting from covered property damage. The company also provides commercial liability coverage against third party liability from accidents occurring on the insured's premises or arising out of its operation, as well as writes separate policies to insure commercial property and commercial liability risk on a mono-line basis. In addition, it offers sells and services automobile rental policies; and medical and dental policies. The company markets its insurance products primarily through independent insurance agents and brokers. It operates primarily in Arizona, California, Nevada, Oregon, and Washington. The company was founded in 1969 and is based in Woodland Hills, California.

National Security Group Inc. (NasdaqGM: NSEC )

The National Security Group, Inc., an insurance holding company, provides various property and casualty, and life insurance products and services in the United States. It operates in two segments, Property and Casualty Insurance, and Life Insurance. The Property and Casualty Insurance segment primarily provides personal lines coverage, including dwelling fire and windstorm, homeowners, mobile homeowners, ocean marine, and personal non-standard automobile lines of insurance in Alabama, Arkansas, Florida, Georgia, Kentucky, Mississippi, Oklahoma, South Carolina, Tennessee, and West Virginia, and operates on a surplus lines basis in the states of Louisiana, Missouri, and Texas. The Life Insurance segment principally offers ordinary life, accident and health, supplemental hospital, and cancer insurance products in Alabama, Florida, Georgia, Mississippi, South Carolina, and Texas. The company markets its products through a field force of agents and career agents, as well as through a network of independent agents and brokers. The National Security Group, Inc. was founded in 1947 and is based in Elba, Alabama.

AssuranceAmerica Corp. (OTCPK: ASAM)

AssuranceAmerica Corporation, through its subsidiaries, underwrites and distributes primarily non-standard personal automobile insurance products to individuals in the United States. The Company offers non-standard personal automobile insurance to insureds that are unable to obtain standard insurance coverage because of their payment history, driving record, age, vehicle type, and other factors. Its non-standard insurance products provide customers with coverage for the minimum required statutory limits for bodily injury and property damage liability arising out of the operation of a personal passenger automobile. The company also provides insurance coverage that affords protection for collision and physical damage to the insureds’ motor vehicles, bodily injury, and property damage caused by uninsured motorists, medical payments, towing and labor, and accidental death and dismemberment. It markets its insurance products through a network of approximately 2,700 independent insurance agencies in Alabama, Arizona, Florida, Georgia, Indiana, Louisiana, Mississippi, South Carolina, Texas, and Virginia. In addition, the company offers claims services to two unaffiliated carriers in Texas and Florida. Assuranceamerica Corporation was incorporated in 1969 and is headquartered in Atlanta, Georgia.

Kingstone Companies, Inc. (NasdaqCM: KINS)

Kingstone Companies, Inc., through its subsidiary, Kingstone Insurance Company, offers property and casualty insurance products to small businesses and individuals in New York. The company provides personal lines of insurance products comprising homeowners, dwelling fire, 3-4 family dwelling package, condominium, renters, mechanical breakdown, and personal umbrella policies; commercial automobile policies consist primarily of vehicles owned by small contractors and artisans; for-hire vehicle physical damage only policies; private passenger physical damage coverage policies; general liability policies, such as business owners, artisan’s liability, and special multi-peril liability policies; and canine legal liability policies covering bodily injury, property damage, and medical payments for damages caused by the insured’s dog. It sells its products through independent retail and wholesale agents, and brokers. The company was formerly known as DCAP Group, Inc. and changed its name to Kingstone Companies, Inc. in July 2009. Kingstone Companies, Inc. was founded in 1961 and is based in Hewlett, New York.

Recent Financial Comparisons

Table III summarizes certain key financial comparisons between the Company and the Comparable Group. The Public P&C Insurance Group includes all the companies presented in Exhibit XII.

First Nonprofit Insurance Company¹

Financial Condition of the Comparable Group
As of 3/31/2012 Unless Otherwise Noted
		Total Assets ($000)	Total Policy Reserves ($000)	Total Equity ($000)	Tangible Equity ($000)	Cash and Investments ($000)	Cash and Investments / Assets	Policy Reserves / Equity	Total Equity / Assets	Tangible Equity / Assets

Company Name	Ticker

Baldwin & Lyons, Inc.	BWINB	920,129	449,970	334,708	331,556	666,848	72.47	1.34	36.38	0.36
Hallmark Financial Services, Inc.	HALL	771,426	459,621	217,359	146,906	524,391	67.98	2.11	28.18	19.04
Eastern Insurance Holdings, Inc.	EIHI	364,635	186,336	131,786	116,099	233,410	64.01	1.41	36.14	31.84
First Acceptance Corporation	FAC	268,220	137,770	75,684	70,884	193,177	72.02	1.82	28.22	26.43
21st Century Holding Company	TCHC	183,324	113,152	60,454	60,454	147,325	80.36	1.87	32.98	32.98
Unico American Corporation	UNAM	149,370	68,504	74,926	74,926	128,570	86.07	0.91	50.16	50.16
National Security Group, Inc.	NSEC	132,106	71,922	38,661	38,661	105,165	79.61	1.86	29.27	29.27
AssuranceAmerica Corporation	ASAM	103,575	69,691	4,122	4,122	20,304	19.60	16.91	3.98	3.98
Kingstone Companies, Inc.	KINS	72,655	42,764	16,318	12,776	27,601	37.99	2.62	22.46	17.58

Group Aggregate
Comparable Group Mean		329,493	177,748	106,002	95,154	227,421	64.46	3.43	29.75	23.52
Comparable Group Median		183,324	113,152	74,926	70,884	147,325	72.02	1.86	29.27	26.43

Comparable Group Mean²		370,521	198,896	124,887	111,625	261,901	69.79	1.73	33.65	25.89
Comparable Group Median²		183,324	113,152	74,926	74,926	147,325	72.47	1.86	32.98	29.27

FNIC/MIHC		193,328	71,843	58,613	54,932	93,761	48.50	1.23	30.32	28.41

Source: SNL Financial and Company financial statements

¹Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis,

are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

²Non-standard automobile insurers removed, which include ( FAC and ASAM)

The Company’s total assets of $193.3 million at March 31, 2012 was close to the Comparable Group’s median of $183.3 million, but significantly below the Comparable Group’s mean of $329.5 million. The Company’s total equity of $58.6 million at March 31, 2012 was within the range of the Comparable Group, but significantly below the Comparable Group’s mean and median total equity of $106.0 million and $74.9 million, respectively. Further, FNIC’s cash and investments of $93.8 million at March 31, 2012 was significantly below the mean and median of the Comparable Group of $227.4 million and $147.3 million, respectively.

The Company’s ratios of total equity to total assets and tangible equity to total assets were 30% and 28%, respectively, at March 31, 2012. These ratios approximate the mean and median of the Comparable Group. The Company’s tangible equity was $54.9 million at March 31, 2012, which was below the mean and median of the Comparable Group at $95.2 million and $70.9 million, respectively.

Table IV compares the Company with the Comparable Group on selected measures of operating performance and profitability.

First Nonprofit Insurance Company¹

Operating Performance of the Comparable Group
As of and for the LTM Period Ended 3/31/2012 Unless Otherwise Noted
		Total Policy Revenue ($000)		Net Prem Writ/ Avg Equity (x)³	Loss Ratio (%)[4]	Expense Ratio (%)[4]	Combined Ratio (%)[4]						Net
			Total Revenue ($000)					Inv. Yield (%)			3 Year Average		Income
Company Name	Ticker								ROAA (%)	ROAE (%)	ROAA (%)[5]	ROAE (%)[5]	Margin (%)

Baldwin & Lyons, Inc.	BWINB	248,520	254,062	0.76	88.10	30.20	118.30	(0.07)	(0.17)	(0.45)	1.80	3.79	(0.58)
Hallmark Financial Services, Inc.	HALL	300,136	328,349	1.44	81.60	30.80	112.40	3.62	0.09	0.30	1.28	3.43	0.20
Eastern Insurance Holdings, Inc.	EIHI	138,781	145,028	1.17	63.30	31.00	94.30	2.60	2.55	6.82	0.66	1.90	6.04
First Acceptance Corporation	FAC	169,199	207,705	NA	81.50	29.00	110.50	3.75	(31.41)	(81.20)	(11.34)	(26.69)	(43.87)
21st Century Holding Company	TCHC	50,197	61,782	0.98	63.70	58.20	121.90	4.71	1.45	4.64	(3.09)	(9.04)	4.29
Unico American Corporation	UNAM	26,803	34,305	NA	53.80	26.50	80.30	2.07	2.05	4.15	1.83	4.00	9.11
National Security Group, Inc.	NSEC	54,869	60,089	1.40	79.00	38.00	117.00	4.13	(4.04)	(13.84)	0.67	2.17	(9.02)
AssuranceAmerica Corporation	ASAM	31,293	51,917	2.95	92.90	NA	NA	2.20	(10.47)	(138.64)	(2.80)	(30.46)	(24.10)
Kingstone Companies, Inc.	KINS	15,474	28,939	1.14	57.60	17.10	74.80	5.43	4.63	21.55	8.27	31.30	10.86

Group Aggregate
Comparable Group Mean		115,030	130,242	1.41	73.50	32.60	103.69	3.16	(3.92)	(21.85)	(0.30)	(2.18)	(5.23)
Comparable Group Median		54,869	61,782	1.17	79.00	30.50	111.45	3.62	0.09	0.30	0.67	2.17	0.20

Comparable Group Mean²		119,254	130,365	1.15	69.59	33.11	102.71	3.21	0.94	3.31	1.63	5.36	2.99
Comparable Group Median²		54,869	61,782	1.16	63.70	30.80	112.40	3.62	1.45	4.15	1.28	3.43	4.29

FNIC 2011 GAAP		52,044	57,964	0.92	58.82	55.06	113.88	1.43	(0.86)	(2.71)	N/A	N/A	(2.78)
FNIC Q1 2012 GAAP Annualized		53,355	57,664	0.91	66.17	43.45	109.61	1.83	(0.26)	(0.85)	N/A	N/A	(0.87)

Source: SNL Financial and Company financial statements

¹Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

²Non-standard automobile insurers removed, which include (FAC and ASAM)

³FNIC Avg Equity for GAAP ratio is calculated as the avg of beginning and ending equity for time period referenced

4Reflects year end 2011 results for Comparable Group

5ROAA and ROAE 3 year averages represent 2009 - 2011

The Company’s total revenue of $58.0 million for 2011 was within the range of the Comparable Group, but below the Comparable Group’s mean and median total revenue of $130.2 million and $61.8 million, respectively. The Company’s combined ratio for 2011 of 113.9% was above the Comparable Group’s mean and median combined ratios of 103.7% and 111.5%, respectively, and was within the range of the Comparable Group which was between 74.8% and 121.9%. The combined ratio is loss and loss adjustment expense ratio, plus expense ratio, plus policy holder dividend ratio. Five of the companies within the Comparable Group, Hallmark Financial Services, Inc., Eastern Insurance Holdings, Inc., 21st Century Holding Company, Unico American Corporation, and Kingstone Companies, Inc., had positive return on average assets (“ROAA”) and return on average equity (“ROAE”) for the LTM period. FNIC had ROAA and ROAE of (0.86%) and (2.71%) for 2011, respectively. FNIC compared unfavorably in 2011 in terms of both ROAA and ROAE as the Company had negative returns whereas the Comparable Group medians were positive. FNIC’s ratio of net premiums written to average equity was 0.92x for the 2011 period, which was significantly below the mean and median of the Comparable Group. The Company’s total policy revenue of $52.0 million for the 2011 was in the lower half of the range of the Comparable Group but is on pace to be higher in 2012 as seen in the Q1 Annualized figure of $53.4 million. The Comparable Group’s mean and median total policy revenue were $115.0 million and $54.9 million, respectively. Additionally, FNIC had a loss ratio in 2011 of 58.8%, which was lower than all but two companies in the Comparable Group (median is 79.0%) while FNIC’s 2011 expense ratio of 55.0% is higher than all but one company in the Comparable Group (median is 30.5%).

Boenning noted that when excluding the non-standard auto insurers, FNIC’s combined ratio comparison with the Comparable Group does not change meaningfully, however FNIC 2011 ROAA and ROAE trailed the Comparable Group excluding non-standard auto insurers meaningfully. The Comparable Group excluding non-standard auto insurers had 2011 median ROAA and ROAE of 1.45% and 4.15%, respectively, while FNIC’s 2011 ROAA and ROAE were (0.86%) and (2.71%), respectively.

V. Market Value Adjustments

General Overview

In the foregoing sections of this Appraisal, the Company’s relative operating performance is considered against the operating metrics of the Comparable Group. The Estimated Pro Forma Market Value reflects these considerations and also certain, additional market valuation adjustments relative to the Comparable Group. This section of the Appraisal identifies such categories of market value adjustments and how the adjustments impact the Company’s Estimated Pro Forma Market Value. Relative to the Comparable Group, the valuation adjustments in this chapter are made from the viewpoints of potential investors, which could include policyholders with subscription rights and unrelated third parties, who could acquire the stock of the subject company. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Company relative to other publicly-traded insurance companies and relative to alternative investments.

The concluded Valuation Range is predicated on the assumption that the current operating environment will continue for the Company and the insurance industry in general. Changes in the Company’s operating performance along with changes in the regional and national economies, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could materially impact the Estimated Pro Forma Market Value of the Company or the trading market values of insurance company stocks in general. Therefore, the Valuation Range provided herein is subject to a re-evaluation prior to the actual completion of the Offering.

The market value adjustments, which are based on certain financial and other criteria, include among others:

▪	Size disadvantage;
▪	Profitability and earnings prospects;
▪	Strength of management;
▪	Liquidity of the issue;
▪	Subscription interest;
▪	Stock market conditions;
▪	Dividend outlook; and
▪	New issue risks.

In prior subscription rights demutualization appraisals, market value adjustments encompassing many of the criteria noted above have ranged from 25% to 46% at the midpoint.

Size Disadvantage

Larger companies with greater resources frequently are able to be more competitive given their access to marketing and management talent, economies of scale, sophistication and greater diversification in underwriting. Additionally, greater size may offer increased investor protection in the event of extraordinary events and catastrophic losses.

The Company’s assets as of March 31, 2012 were $193.3 million, in line with the Comparable Group median of $183.3 million. The Company’s total revenue for 2011 was $58.0 million, compared to the Comparable Group median of $61.8 million, which indicates a smaller company than the Comparable Group. Additionally, FNIC’s total policy reserves of $71.8 million trailed the Comparable Group’s median of $113.2 million and the Company’s equity of $58.6 million was below the Comparable Group’s median of $74.9 million.

As such, a modest downward adjustment is warranted as compared to the Comparable Group.

Profitability and Earnings Prospects

An investor comparing the Company to the Comparable Group would consider both recent profit trends and future earnings prospects of the Company. Profitability and earnings prospects are reflective of, and dependent upon a company’s ability to grow revenue and control expenses. An investor’s analysis would incorporate revenue growth prospects as well as profitability expectations, and the related risk of achieving the expected results.

In determining the Company’s future earnings prospects and related risks, an investor would consider the Company’s historical performance and estimated future performance as well as its likelihood of achieving such future performance. FNIC’s management indicated optimism about growing revenue, managing expenses and ultimately increasing profitability by becoming a nationwide organization. This plan and forecast is predicated on the Company’s ability to raise capital, add management, and expand.

We do not believe investors would place inordinate weight on the Company’s forecast and earnings prospects relative to the Comparable Group’s prospects because the plans are dependent upon the Company’s ability to obtain and effectively deploy capital and effect an expansion plan.

The Company’s revenue increased from 2010 to 2011, as a result of geographic growth mainly in the southwestern area of the U.S., including Texas. Additionally, the Company has demonstrated revenue growth each year since 2008. From 2010 to 2011, the Company’s revenue grew from $52.0 million to $58.0 million, representing growth of 11.5%. Comparatively, the majority of the companies in the Comparable Group experienced declining revenues over the same period. The only companies in the Comparable Group with positive revenue growth from 2010 to 2011 were Hallmark Financial Services, Inc., Eastern Insurance Holdings, Inc., and Kingstone Companies, Inc. Company management acknowledged that the potential loss of the PAAC program could meaningfully affect growth in 2013.

The Company’s profitability, as measured by net income, was below that of the Comparable Group. FNIC’s net income margin for 2011 was (2.78%), considerably lower than the Comparable Group’s median net income margin of 0.20%. Furthermore, FNIC was far below the net income margin mean and median for the Comparable Group excluding non-standard auto insurers which were 2.99% and 4.29%, respectively.

In addition, the Company generates approximately $5.6 million in revenue and approximately $3.8 million in profit from business directly related to First Nonprofit Companies (see discussion in Chapter 2). An investor could take note that over 100% of FNIC’s profit over the prior 5 years, resulted from a single relationship. It is not uncommon for investors to view customer concentration as a risk and reflect such risk in a discount to valuation.

As such, a downward adjustment is warranted as compared to the Comparable Group.

Management

A management team’s primary charge is to articulate and implement a strategic plan, which includes creating value through revenue growth, profit, risk mitigation and the efficient utilization of resources. The financial characteristics of the Company suggest that senior management and the Board of Directors have professionally managed the enterprise, and have been reasonably successful in implementing an existing operating model supported by the Company’s present organizational structure. We also believe investors will consider that the Company’s management is comprised of a team of experienced insurance executives, led for the 20 years prior to January 1, 2012 by Philip R. Warth, with practical knowledge in all of the key areas of the Company’s operations, and that they have developed a growth plan. Upon Mr. Warth’s retirement as CEO of FNIC (but not as an employee of the Company), Robert White was named CEO which brings a risk of transition, but also indicates the ability of the Company to provide for management succession. Each of these are important considerations given that the Company is a smaller insurer, and that smaller insurers are often at a competitive disadvantage in terms of economies of scale. As typical of smaller enterprises, succession planning and personnel prepared to assume key duties is not uniformly present, but such issues, if affecting valuation, are likely reflected in the size discount noted.

Given these factors, no adjustment is warranted based on management relative to the Comparable Group.

Liquidity of the Issue

The development of a public market depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time and the existence of market makers to facilitate stock trade transactions. Therefore, stock liquidity is predicated upon the development of a broad, efficient marketplace.

Each of the nine companies in the Comparable Group are listed and traded on major stock exchanges or over-the-counter bulletin boards. One is listed on the New York Stock Exchange, seven are listed on the NASDAQ, and the remaining one on the OTC Bulletin Board. Assuming a stand-alone conversion for the Company, we assume the Company would trade on the OTC Bulletin Board or possibly NASDAQ based on its total market capitalization, likely resulting in less liquidity of any shares issued as compared to the Comparative Group. It should be noted that a partial discount for a lack of liquidity is implicit in the companies in the Comparable Group, given that such companies’ exhibit a median average daily trading volume of 0.39% percent of shares outstanding while the median for the Public P&C Insurance Group is 1.67%.

Assuming the stand-alone conversion of the Company, there is no assurance that an established and liquid market for the Common Stock would develop or that it would continually meet listing requirements. Further, the relative attractiveness of the common stock in an industry of insurers with larger market capitalizations and stock issues followed widely by investors, analysts, brokers, and market makers would suggest a less liquid market post-offering.

As such, we believe a downward adjustment is appropriate to address these factors.

Subscription Interest

The subscription interest market value adjustment endeavors to give affect to the level of investors’ confidence that an Offering or Sponsored Demutualization will be successful and is required by Chapter 49A, Section 4975 of the Delaware Insurance Company Mutual-to-Stock Conversion Act. To gain insight, an investor would look to similar, previous offerings and also consider the particular attributes of the Plan and the external environment.

While mutual-to-stock conversions are commonplace in the savings institution industry (in prior years, IPOs of savings institution stocks have attracted a significant investor interest), such conversions and demutualizations are far less common in the insurance industry. Previous insurance demutualizations, which include Old Guard, Mercer, Eastern, and Penn Millers were oversubscribed, although purchasers with subscription rights for Eastern and Penn Millers common stock did not purchase enough stock to reach the pro forma valuation range, and a community offering was required.

Given the recent economic downturn and lingering low growth economy, many offerings for savings institution conversions have not fulfilled the minimum number of shares offered in the subscription offering phase, and community and syndicated community offerings were necessary to complete the aggregate stock sale. There were 13 announced savings bank conversion offerings in 2011 at a mean and median price/book of 61.7% and 59.7%, respectively. As of July 20, 2012 the number of announced savings bank conversion offerings year-to-date is 7 with a mean and median price/book of 69.2% and 68.5%, respectively.

Further, the P&C industry is currently experiencing a “difficult” market, characterized by intense price competition, significant catastrophe losses, weak underwriting integrity, low relative interest rate environment for fixed income investments and an uneven and slow growth macroeconomic environment. Each of these factors will likely serve to moderate subscription interest.

Conversely, demutualized insurance companies have historically had an immediate “step up” in value based on pro forma share price after an initial public offering. This is because investors in a conversion always buy at a discount to book value. Demutualizing insurance companies, in general, have historically had a positive return after an initial public offering (“IPO”), as shown in the following table. It is worth noting, however, that the most recent demutualized insurance company did not experience such initial appreciation in stock value, reflecting potential investor’s view of stock market conditions and risk of investing in IPO stock at that time.

Table V

Previous Demutualization Offerings

			Price / Share	Stock Price
Company Name	Ticker	Offer Date	Offering	1 Day	1 Month	1 Year

Old Guard Group, Inc.	OGGI	2/18/97	$10.00	$14.63	$14.63	$17.56
Mercer Insurance Group	MIGP	12/16/03	10.00	12.15	13.66	13.36
Eastern Insurance Holdings (Educators Mutual)	EIHI	6/19/06	10.00	11.41	12.90	14.99
Penn Millers	PMIC	10/9/09	10.00	10.75	10.16	14.35

For FNIC specifically, its policyholder base consisting of not-for-profit entities and elderly policyholders (employing workers who require workers comp home care policies) has produced, according to management, low returns on annual proxies. Further, the non-profit policyholder base would likely be less capable of investing in the Offering for charter-related and/or financial and investment reasons.

Notwithstanding the macro-environment and the fact that the Company has not yet commenced or completed the subscription and community offering, precedent demutualization outcomes would typically provide a reasonable level of confidence to potential investors of the likelihood that the Offering can be successfully completed. The Company, however, will be the first not-for-profit focused insurance company to convert from a mutual company to a stock company as well as the first insurance company to convert under Delaware legislation. Since no prior conversions have occurred in the State of Delaware under this legislation, no precedents exist to be used as examples for valuation purposes or to determine how this process will be received by the policyholders and the public. Policyholders may show little interest because they may not fully understand what they are purchasing due to the novel nature of the offering or because policyholders may not have a strong affinity with their insurer (or not have an interest in investing for mission-related or financial reasons). Given the numerous uncertainties associated with the first such conversion in the not-for-profit sector as well as in the State of Delaware, a discount in excess of a standard new issue discount must be applied to induce potential shareholders to purchase shares and attract a full subscription.

Based on these circumstances, we believe a downward adjustment is appropriate for subscription interest.

Stock Market Conditions

Table VI summarizes the recent performance of various insurance stock indexes maintained by SNL Financial, along with selected other industry and broader market indexes. The SNL Insurance Index of all publicly-traded insurance companies returned 2.55% over the twelve month period ended July 20, 2012. The SNL U.S. Insurance P&C Index performed significantly better with a 10.99% return over the same period. The SNL U.S. Insurance P&C Index outperformed the broader market indices while the SNL Insurance Index lagged behind. This is reflected by the performance of the Standard & Poor’s 500 and Russell 3000, which returned 5.09% and 3.36%, respectively, over the last year.

Table VI

Stock Market Index Performance

As of July 20, 2012

		Total Return (%)
	Close	YTD	1 Year
SNL Insurance Indexes
SNL U.S. Insurance	531.38	6.32	2.55
SNL U.S. Insurance Underwriter	516.96	6.53	2.27
SNL U.S. Insurance Broker	1,104.69	3.19	6.91
S&P Insurance	231.94	5.92	1.05
NASDAQ Insurance	NA	NA	NA
S&P Insurance Brokers	382.64	2.87	4.25
S&P Multi-line Insurance	68.76	9.79	(8.16)
SNL Sector Indexes
SNL U.S. Insurance Multiline	103.38	20.31	2.35
SNL U.S. Insurance L&H	629.17	(1.31)	(14.64)
S&P L&H	250.85	(2.13)	(17.09)
SNL U.S. Insurance P&C	589.40	8.34	10.99
S&P P&C	311.99	9.25	11.83
SNL U.S. Reinsurance	677.86	9.87	9.52
SNL U.S. Managed Care	1,090.05	1.68	(0.48)
SNL U.S. Title Insurer	1,221.94	24.37	19.57
SNL U.S. Mortgage & Finl Guaranty	43.41	(8.06)	(13.75)
SNL Asset Size Indexes
SNL U.S. Insurance < $250M	733.01	39.07	44.74
SNL U.S. Insurance $250M-$500M	497.85	15.87	1.84
SNL U.S. Insurance $500M-$1B	504.93	20.64	10.71
SNL U.S. Insurance $1B-$2.5B	1,368.85	0.42	(2.10)
SNL U.S. Insurance $2.5B-$10B	780.69	9.61	12.95
SNL U.S. Insurance > $10B	483.17	6.34	1.34
SNL U.S. Insurance > $1B	530.64	6.48	2.23
SNL U.S. Insurance < $1B	619.10	23.49	14.80
SNL Market Cap Indexes
SNL Micro Cap U.S. Insurance	243.87	18.40	4.02
SNL Small Cap U.S. Insurance	656.71	5.57	11.59
SNL Mid Cap U.S. Insurance	424.24	6.29	8.15
SNL Large Cap U.S. Insurance	438.81	6.47	0.14
Broad Market Indexes
S&P 500	2,367.26	9.65	5.09
S&P Mid-Cap	1,277.43	7.73	(2.71)
S&P Small-Cap	531.65	7.58	0.20
S&P Financials	285.22	11.56	(2.33)
SNL All Financial Institutions	729.40	10.31	(2.11)
MSCI US IMI Financials	971.77	11.77	(0.93)
NASDAQ Composite	2,925.30	12.29	11.24
NASDAQ Financial	2,121.52	8.63	1.06
NASDAQ OMX Group Inc.	22.37	(8.73)	(6.13)
NYSE Composite Index	7,759.59	3.78	(3.39)
Russell 1000	3,752.46	9.46	3.98
Russell 2000	3,610.03	7.63	(3.50)
Russell 3000	3,715.48	9.32	3.36

Stock market performance is factored into the liquidity of issue discount and stock market volatility is factored into new issue discount. Therefore, we conclude that no adjustment is warranted for the Stock Market Conditions.

Dividend Outlook

When reviewing a company from an investment prospective, investors will consider a company’s capital base and its ability to pay future dividends. The payment of dividends on common stock will be subject to determination and declaration by a company’s Board of Directors and generally depends upon its financial condition, operating results, future prospects and regulatory constraints.

Four of the nine companies in the Comparable Group currently pay regular dividends and 74% of the Public P&C Insurance Group regularly pays dividends. The mean of current dividend yields for the Comparable Group and the Public P&C Insurance Group were 3.70% and 3.07%, respectively. Companies with new stock issues generally appear to defer dividend payments pending the post-offering determination of alternative deployment strategies and the development of seasoned trading patterns.

Although the Company should have the capacity to make dividend payments following a successful Offering, Company management currently has no intention to pay dividends to shareholders, although a potential Sponsor could pay regular dividends.

In conclusion, although the Company has not established a formal policy or committed to paying dividends at any point following the Offering, we believe that investors will take note of its solid dividend-paying capacity as evidenced by its strong pro forma capitalization. Therefore, we have concluded that no adjustment is warranted at the present time for purposes of dividend outlook.

New Issue Discount

A “new issue” discount that reflects investor concerns and investment risks inherent in all IPOs is a factor to be considered for purposes of valuing companies converting from mutual-to-stock form. The necessity to build a new issue discount into the stock price of a converting insurance company relates to uncertainty among investors. In this regard, investors are concerned about the lack of a seasoned trading history for the converting company, its operation in an intensely competitive industry, underlying concerns regarding interest rate and economic recovery trends, recent volatility in the stock market, and the ever-changing landscape of competitors and insurance product marketing. We also note that the Company will negotiate to enable policyholders to purchase a Sponsor’s stock at a discount.

We therefore believe that a downward adjustment is warranted for new issue in the pricing of the Estimated Pro Forma Market Value.

Summary of Adjustments

Based on the market value adjustments discussed above, the Estimated Pro Forma Market Value should reflect the following, valuation adjustments relative to the Comparable Group:

Adjustments

Size	Downward
Earnings prospects	Downward
Management	Neutral
Liquidity of issue	Downward
Subscription interest	Downward
Stock market conditions	Neutral
Dividend outlook	Neutral
New issue	Downward

Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. On the whole, we conclude that the Company’s pro forma valuation should be discounted relative to the Comparable Group. We have concluded that a discount of approximately 25% to 35% at the midpoint based on the price-to-book valuation metric is reasonable and appropriate for determining the Estimated Pro Forma Market Value relative to the Comparable Group’s trading ratios.

Valuation Approach

In determining the Estimated Pro Forma Market Value of the Company, we have employed the comparable market valuation approach and considered the following pricing ratios: price-to-book value per share (“P/B”), price-to-earnings per share (“P/E”), price-to-assets (“P/A”) and price-totangible book value per share (“P/TB”). We believe price-to-book value is the primary determinant of an investor’s interest in a subscription rights conversion of an insurance company. The other multiples mentioned above (P/E, P/A, and P/TB) are of secondary value in determining interest in, and, the value of, a subscription rights conversion. Table VII displays the trading market price valuation ratios of the Comparable Group as of July 20, 2012 and value for FNIC. Exhibit XVII displays the pro forma assumptions and calculations utilized in analyzing the Company’s valuation ratios. In reaching our conclusions, we evaluated the relationship of the Company’s pro forma valuation ratios relative to the Comparable Group’s market valuation data.

Table VII

Comparative Market Valuation Analysis
As of July 20th, 2012

				Price /	Price /	Price /	Price /		Current
		Market	Price /	Tangible	LTM	LTM	Total	Equity /	Dividend
	Closing	Value	Book	Book	EPS	Revenue	Assets	Assets	Yield
	Price	($000s)	(%)	(%)	(x)	(x)	(%)	(%)	(%)

MIHC (Fully Converted)
Pro Forma Valuation Minimum	10.00	51,000	51.36	53.33	NM	0.87	21.79	42.44	0.00
Pro Forma Valuation Midpoint	10.00	60,000	55.74	57.74	NM	1.03	24.76	44.41	0.00
Pro Forma Valuation Maximum	10.00	69,000	59.63	61.58	NM	1.18	27.55	46.21	0.00

Comparable Group Mean		89,987	78.48	88.59	13.34	0.70	23.92	29.75	1.64
Comparable Group Median		47,062	70.63	71.15	14.40	0.59	19.90	29.27	0.00

Comparable Group Mean¹		108,691	85.15	97.54	13.34	0.86	27.98	33.65	2.11
Comparable Group Median¹		53,344	71.15	102.25	14.40	0.78	31.20	32.98	1.92

Comparable Group

Baldwin & Lyons, Inc.	22.83	340,470	101.28	102.25	NM	1.33	36.84	36.38	4.47
Hallmark Financial Services, Inc.	7.97	153,530	70.63	104.51	NM	0.47	19.90	28.18	0.00
First Acceptance Corporation	1.15	47,062	62.18	66.39	NM	0.23	17.55	28.22	0.00
Eastern Insurance Holdings, Inc.	16.59	133,784	101.52	115.23	14.95	0.92	36.69	36.14	1.92
21st Century Holding Company	4.57	36,320	60.07	60.07	13.85	0.59	19.81	32.98	0.00
Unico American Corporation	9.98	53,344	71.15	71.15	17.21	1.55	35.71	50.16	0.00
AssuranceAmerica Corporation	0.03	1,983	48.12	48.12	NM	0.04	1.91	3.98	0.00
National Security Group, Inc.	8.40	20,719	53.59	53.59	NM	0.34	15.68	29.27	4.63
Kingstone Companies, Inc.	5.95	22,669	137.78	175.98	7.34	0.78	31.20	22.46	3.77

Source: SNL Financial and Company financial statements
¹Non-standard automobile insurers removed, which include (FAC and ASAM)

As of July 20, 2012, the mean and median P/B ratios for the Comparable Group were 78.5% and 70.6%, respectively. Similarly, the mean and median P/B ratios for the Comparable Group excluding non-standard auto insurers were 85.2% and 71.2%, respectively. In consideration of the foregoing analysis along with the additional adjustments discussed in this chapter and the assumptions summarized in Exhibit XVII, we have determined a pro forma midpoint value of $60.0 million for the Company on a fully-converted basis, which implies an aggregate midpoint pro forma P/B ratio of 55.7%. Applying a range of value of 15% above and below the midpoint, the resulting minimum of $51.0 million implies a P/B ratio of 51.2% and the resulting maximum of $69.0 million implies a P/B ratio of 59.6%.

The Company’s pro forma P/B valuation ratios reflect discounts to the Comparable Group’s mean ratio of 78.5%, measuring 24.0% at the valuation maximum, 29.0% at the valuation midpoint, and 34.6% at the valuation minimum. The Company’s P/B valuation ratios reflect a discount to the Comparable Group’s 70.6% median ratio of 15.6% at the valuation maximum, 21.1% at the valuation midpoint, and 27.3% at the valuation minimum. Additionally, the Company’s pro forma P/B valuation ratios reflect discounts to the Comparable Group excluding non-standard auto insurer’s mean ratio of 85.2%, measuring 30.0% at the valuation maximum, 34.5% at the valuation midpoint, and 39.7% at the valuation minimum. The Company’s P/B valuation ratios reflect a discount to the Comparable Group excluding non-standard auto insurer’s 71.2% median ratio of 16.2% at the valuation maximum, 21.7% at the valuation midpoint, and 27.8% at the valuation minimum.

Based on the P/A measure, the Company’s pro forma midpoint valuation of $60.0 million reflects a P/A ratio of 24.8%, ranging from 21.8% at the minimum to 27.6% at the maximum. The Company’s pro forma P/A valuation ratios reflect a premium/discount to the Comparable Group’s mean ratio of 23.9%, measuring a premium of 15.2% at the valuation maximum, a premium of 3.5% at the valuation midpoint, and a discount of 8.9% at the valuation minimum. The Company’s P/A valuation ratios reflect a premium to the Comparable Group’s 19.9% median ratio of 38.4% at the valuation maximum, 24.4% at the valuation midpoint, and 9.5% at the valuation minimum. Additionally, the Company’s pro forma P/A valuation ratios reflect a discount to the Comparable Group excluding non-standard auto insurer’s mean ratio of 28.0%, measuring 1.5% at the valuation maximum, 11.5% at the valuation midpoint, and 22.1% at the valuation minimum. The Company’s P/A valuation ratios reflect a discount to the Comparable Group excluding non-standard auto insurer’s 31.2% median ratio of 11.7% at the valuation maximum, 20.6% at the valuation midpoint, and 30.2% at the valuation minimum.

Based on the P/TB measure, the Company’s pro forma midpoint valuation of $60.0 million reflects a P/TB ratio of 57.7%, ranging from 53.3% at the minimum to 61.6% at the maximum. The Company’s pro forma P/TB valuation ratios reflect discounts to the Comparable Group’s mean ratio of 88.6%, measuring 30.5% at the valuation maximum, 34.8% at the valuation midpoint, and 39.8% at the valuation minimum. The Company’s P/TB valuation ratios reflect a discount to the Comparable Group’s 71.2% median ratio of 13.5% at the valuation maximum, 18.8% at the valuation midpoint, and 25.0% at the valuation minimum. Additionally, the Company’s pro forma P/TB valuation ratios reflect discounts to the Comparable Group excluding non-standard auto insurer’s mean ratio of 97.5%, measuring 36.9% at the valuation maximum, 40.8% at the valuation midpoint, and 45.3% at the valuation minimum. The Company’s P/TB valuation ratios reflect a discount to the Comparable Group excluding non-standard auto insurer’s 102.3% median ratio of 39.8% at the valuation maximum, 43.5% at the valuation midpoint, and 47.8% at the valuation minimum.

Boenning believes the P/E metric is not a useful tool for comparison in this Appraisal due to the Company reporting negative earnings for the LTM period in addition to roughly half of the companies in the Comparable Group. For this reason a P/E comparative analysis would not be meaningful.

In our opinion, these levels of discounts are appropriate to reflect the previously discussed adjustments for size, earnings prospects, liquidity of the issue, lack of subscription interest, and the new issue discount. The Company’s ability to deploy the excess capital profitably and to generate growth and improved returns on equity constitutes a significant operating challenge in the highly competitive P&C insurance marketplace wherein the Company strives to overcome the relative lack of scale, critical mass, and geographic diversification in its fundamental business model.

Valuation Conclusion

It is our opinion that, as of July 20, 2012, the Estimated Pro Forma Market Value of the shares to be issued immediately following the Offering was within the Valuation Range of $51.0 million to $69.0 million with a midpoint of $60.0 million. The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase from the midpoint to establish the maximum. Exhibit XVII shows the assumptions and calculations utilized in determining the Company’s Valuation Range.

EXHIBIT I

STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

This Appraisal is subject to the following general assumptions and limiting conditions.

1.	No investigation has been made of, and no responsibility is assumed for, the legal description of the property being valued or legal matters, including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be free and clear of any liens, easements or encumbrances unless otherwise stated.

2.	Information furnished by others, upon which all or portions of this analysis is based, is believed to be reliable, but has not been verified except as set forth in this Appraisal. No warranty is given as to the accuracy of such information.

3.	This Appraisal has been made only for the purpose stated and shall not be used for any other purpose.

4.	Except as specified in our engagement letter, neither Boenning nor any individual signing or associated with this report shall be required by reason of this Appraisal to give further consultation, provide testimony, or appear in court or other legal proceeding.

5.	No responsibility is taken for changes in market conditions and no obligation is assumed to revise this Appraisal to reflect events or conditions which occur subsequent to the date hereof.

6.	The date to which the analysis expressed in this Appraisal apply is set forth in the letter of transmittal. Our Appraisal is based on the purchasing power of the United States dollar as of that date.

7.	It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can readily be obtained or renewed.

8.	Boenning has relied upon Company management’s assurances that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) are identical to FNIC’s audited GAAP financial statements utilized throughout this Appraisal.

9.	Full compliance with all applicable federal, state and local zoning, use, environmental and similar laws and regulations is assumed, unless otherwise stated.

10.	Competent management is assumed.

11.	The Appraisal is predicated on the financial structure prevailing as of the date of this report.

EXHIBIT II

CERTIFICATION

We certify that, to the best of our knowledge and belief:

•	The facts and data reported by the reviewer and used in the review process are true and correct;

•	The analyses, opinions, and conclusions in this Appraisal are limited only by the assumptions and limiting conditions stated in this Appraisal, and are our personal, impartial and unbiased professional analyses, opinions and conclusions;

•	We have no present or prospective interest in the property that is the subject of this Appraisal, and we have no personal interest or bias with respect to the parties involved;

•	Our engagement in this assignment was not contingent upon developing or reporting predetermined results;

•	Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report;

•	We have made a personal visit to the headquarters of FNIC

July 20, 2012

Exhibit III

Overview of Boenning

Founded in 1914, Pennsylvania based Boenning & Scattergood, Inc. is one of the oldest independent securities, asset management and investment banking firms in the region, providing individual, institutional, corporate and municipal clients a full complement of financial services including equity research, investment banking, public finance, asset management as well as equity and fixed income sales and trading.

Background of Appraisers

Anthony A. Latini, Jr.,

CFA Managing Director

Mr. Latini has over 20 years of experience providing corporate finance and investment banking services to middle market and large corporate clients. Mr. Latini focuses on merger and acquisition advisory services and capital raising for clients in a wide variety of industries including manufacturing, distribution, and financial services. He leads the firm’s insurance industry group and has been involved with seven mutual to stock conversions. Prior to joining Boenning & Scattergood, Mr. Latini was Managing Director of Curtis Financial Group’s financial services industry group. He has also held positions at Berwind Financial L.P., a regional investment bank, Evans & Company, Inc., an equity buyout group, and CoreStates Financial Corp, a super-regional commercial and investment banking company. Mr. Latini received his B.S. from the Wharton School at the University of Pennsylvania and is a Chartered Financial Analyst (CFA).

James W. Adducci
Director

James joined Boenning & Scattergood in 2004 and currently serves in a director role. He has over 10 years of investment banking experience working with public and private companies executing exclusive sale assignments, buyside transactions, financings and various other strategic advisory assignments across a broad range of industries. James has completed more than 45 transactions totaling more than $8 billion in value. Industries of particular focus include industrials, water and infrastructure and financial institutions. Prior to joining Boenning, James worked in the diversified industrials group at Dresdner Kleinwort in New York where he focused on cross-border M&A transactions. James received his BA in economics from Carleton College and is registered with FINRA and holds Series 7 and 63 licenses.

Michael J. Cavanaugh Jr.
Analyst

Mr. Cavanaugh joined Boenning & Scattergood, Inc. in 2011 after working with Emerging Growth Equities, Ltd. As part of the Investment Banking Group, Mr. Cavanaugh has primarily worked on transactions including merger and acquisition advisory and capital raises. He has experience working in a variety of industries ranging from consumer products to financial services. Mr. Cavanaugh received a B.S. in Economics from The Pennsylvania State University and a M.S. in Finance from Villanova University and holds Series 79 and 63 licenses.

Exhibit IV

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND SURPLUS - STATUTORY BASIS

December 31, 2009 - 2011

ADMITTED ASSETS

	2009	2010	2011

Bonds	$60,503,960	$47,197,905	$35,083,880
Common Stocks	37,655,047	42,995,673	43,323,119
Cash and short-term investments	4,197,775	15,445,520	8,488,402
Other invested assets	-	2,111,924	2,095,021

Total cash and invested assets	102,356,782	107,751,022	88,990,422

Premium and agents' balances in course of collection	16,365,105	19,711,591	22,735,962
Recoverable deductibles on unpaid losses	1,736,058	281,747	3,542,192
Reinsurance recoverable on paid losses	1,115,734	1,262,287	252,942
EDP equipment and software, net	289,126	413,923	272,776
Interest and dividend income due and accrued	670,569	491,439	320,073
Federal income tax receivable	-	-	50,727
Net deferred tax asset	2,611,000	2,703,000	5,395,000
Other assets	21,898	154,036	21,898
Cash surrender value of officers' life insurance	2,506,953	3,261,080	18,295,615
Receivable from affiliates	249,850	630,770	289,206

TOTAL ADMITTED ASSETS	$127,923,075	$136,660,895	$140,166,813

LIABILITIES AND SURPLUS

	2009	2010	2011

Losses and loss adjustment expenses	$43,457,409	$47,644,494	$53,225,423
Reinsurance payable	1,643,114	993,875	1,362,149
Unearned premiums, net	21,315,128	22,514,043	25,321,989
Taxes, licenses and fees	702,900	781,800	848,500
Federal income taxes payable	1,246,000	672,990	-
Amounts held or retained for others	713,041	-	-
Accrued expenses	2,153,338	1,672,343	2,627,448
Deferred compensation	3,115,523	4,410,358	5,207,000
Payable for securities	-	6,013,604	-
Payable to affiliates	118,408	8,360	64,887

Total liabilities	74,464,861	84,711,867	88,657,396

Common stock	5,000,000	5,000,000	5,000,000
Subordinated surplus notes	7,000,000	6,500,000	6,500,000
Gross paid-in and contributed surplus	36,100,525	36,100,525	36,100,525
Unassigned surplus	5,357,689	4,348,503	3,908,892

Total surplus	53,458,214	51,949,028	51,509,417

TOTAL LIABILITIES AND SURPLUS	$127,923,075	$136,660,895	$140,166,813

Source: Company Annual Statements

Operating Ratios
ROAA*	0.74%	(0.64%)	(0.47%)
Return on Average Equity (C&S)	1.75%	(1.64%)	(1.27%)
Loss & LAE Ratio	54.39%	63.53%	59.35%
Expense Ratio	39.15%	39.89%	41.09%
Combined Ratio	93.54%	103.42%	100.44%

* calculated based on average net admitted assets

Exhibit V

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF OPERATIONS - STATUTORY BASIS

Years Ended December 31, 2009 - 2011

	2009	2010	2011

PREMIUMS EARNED, NET	$41,447,215	$49,076,332	$52,044,186

Losses incurred	14,752,121	20,730,381	23,335,120
Loss adjustment expenses incurred	7,790,922	10,449,416	7,553,146
Other underwriting expenses	17,512,345	20,052,748	22,541,054

Total losses and expenses	40,055,388	51,232,545	53,429,320

NET UNDERWRITING GAIN (LOSS)	1,391,827	(2,156,213)	(1,385,134)

INVESTMENT INCOME

Net investment income	1,206,422	1,052,307	496,025
Realized capital gains, net	62,605	964,949	1,195,236

Net investment gain	1,269,027	2,017,256	1,691,261

OTHER INCOME, NET	600	108,901	39,033

INCOME (LOSS) BEFORE PROVISION FOR FEDERAL INCOME TAXES	2,661,454	(30,056)	345,160

PROVISION FOR FEDERAL INCOME TAXES	1,727,618	812,932	1,000,638

NET INCOME (LOSS)	$933,836	$(842,988)	$(655,478)

Exhibit VI

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND SURPLUS - STATUTORY BASIS

Growth Analysis

December 31, 2009 - 2011

ADMITTED ASSETS

	2010	2011	CAGR

Bonds	(21.99%)	(25.67%)	(23.85%)
Common Stocks	14.18%	0.76%	7.26%
Cash and short-term investments	267.95%	(45.04%)	42.20%
Other invested assets	100.00%	(0.80%)	NA

Total cash and invested assets	5.27%	(17.41%)	(6.76%)

Premium and agents' balances in course of collection	20.45%	15.34%	17.87%
Recoverable deductibles on unpaid losses	(83.77%)	1157.22%	42.84%
Reinsurance recoverable on paid losses	13.14%	(79.96%)	(52.39%)
EDP equipment and software, net	43.16%	(34.10%)	(2.87%)
Interest and dividend income due and accrued	(26.71%)	(34.87%)	(30.91%)
Federal income tax receivable	0.00%	100.00%	NA
Net deferred tax asset	3.52%	99.59%	43.74%
Other assets	603.42%	(85.78%)	0.00%
Cash surrender value of officers' life insurance	30.08%	461.03%	170.15%
Receivable from affiliates	152.46%	(54.15%)	7.59%

TOTAL ADMITTED ASSETS	6.83%	2.57%	4.68%

LIABILITIES AND SURPLUS

	2010	2011	CAGR

Losses and loss adjustment expenses	9.63%	11.71%	10.67%
Reinsurance payable	(39.51%)	37.05%	(8.95%)
Unearned premiums, net	5.62%	12.47%	8.99%
Taxes, licenses and fees	11.22%	8.53%	9.87%
Federal income taxes payable	(45.99%)	(100.00%)	NA
Amounts held or retained for others	(100.00%)	0.00%	NA
Accrued expenses	(22.34%)	57.11%	10.46%
Deferred compensation	41.56%	18.06%	29.28%
Payable for securities	100.00%	100.00%	NA
Payable to affiliates	(92.94%)	676.16%	(25.97%)

Total liabilities	13.76%	4.66%	9.11%

Common stock	0.00%	0.00%	0.00%
Subordinated surplus notes	(7.14%)	0.00%	(3.64%)
Gross paid-in and contributed surplus	0.00%	0.00%	0.00%
Unassigned surplus	(18.84%)	(10.11%)	(14.58%)

Total surplus	(2.82%)	(0.85%)	(1.84%)

TOTAL LIABILITIES AND SURPLUS	6.83%	2.57%	4.68%

Source: Company Annual Statements

Exhibit VII

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF OPERATIONS - STATUTORY BASIS

Growth Analysis

Years Ended December 31, 2009 - 2011

	2010	2011	CAGR

PREMIUMS EARNED, NET	18.41%	6.05%	12.06%

Losses incurred	40.52%	12.56%	25.77%
Loss adjustment expenses incurred	34.12%	(27.72%)	(1.54%)
Other underwriting expenses	14.51%	12.41%	13.45%

Total losses and expenses	27.90%	4.29%	15.49%

NET UNDERWRITING GAIN (LOSS)	(254.92%)	35.76%	NA

INVESTMENT INCOME

Net investment income	(12.77%)	(52.86%)	(35.88%)
Realized capital gains, net	1441.33%	23.87%	336.94%

Net investment gain	58.96%	(16.16%)	15.44%

OTHER INCOME, NET	18050.17%	(64.16%)	706.57%

INCOME (LOSS) BEFORE PROVISION FOR FEDERAL INCOME TAXES	(101.13%)	(1248.39%)	(63.99%)

PROVISION FOR FEDERAL INCOME TAXES	(52.94%)	23.09%	(23.89%)

NET INCOME (LOSS)	(190.27%)	22.24%	NA

Exhibit VI

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND SURPLUS - STATUTORY BASIS

Growth Analysis

December 31, 2009 - 2011

ADMITTED ASSETS

	2010	2011	CAGR

Bonds	(21.99%)	(25.67%)	(23.85%)
Common Stocks	14.18%	0.76%	7.26%
Cash and short-term investments	267.95%	(45.04%)	42.20%
Other invested assets	100.00%	(0.80%)	NA

Total cash and invested assets	5.27%	(17.41%)	(6.76%)

Premium and agents' balances in course of collection	20.45%	15.34%	17.87%
Recoverable deductibles on unpaid losses	(83.77%)	1157.22%	42.84%
Reinsurance recoverable on paid losses	13.14%	(79.96%)	(52.39%)
EDP equipment and software, net	43.16%	(34.10%)	(2.87%)
Interest and dividend income due and accrued	(26.71%)	(34.87%)	(30.91%)
Federal income tax receivable	0.00%	100.00%	NA
Net deferred tax asset	3.52%	99.59%	43.74%
Other assets	603.42%	(85.78%)	0.00%
Cash surrender value of officers' life insurance	30.08%	461.03%	170.15%
Receivable from affiliates	152.46%	(54.15%)	7.59%

TOTAL ADMITTED ASSETS	6.83%	2.57%	4.68%

LIABILITIES AND SURPLUS
	2010	2011	CAGR

Losses and loss adjustment expenses	9.63%	11.71%	10.67%
Reinsurance payable	(39.51%)	37.05%	(8.95%)
Unearned premiums, net	5.62%	12.47%	8.99%
Taxes, licenses and fees	11.22%	8.53%	9.87%
Federal income taxes payable	(45.99%)	(100.00%)	NA
Amounts held or retained for others	(100.00%)	0.00%	NA
Accrued expenses	(22.34%)	57.11%	10.46%
Deferred compensation	41.56%	18.06%	29.28%
Payable for securities	100.00%	100.00%	NA
Payable to affiliates	(92.94%)	676.16%	(25.97%)

Total liabilities	13.76%	4.66%	9.11%

Common stock	0.00%	0.00%	0.00%
Subordinated surplus notes	(7.14%)	0.00%	(3.64%)
Gross paid-in and contributed surplus	0.00%	0.00%	0.00%
Unassigned surplus	(18.84%)	(10.11%)	(14.58%)

Total surplus	(2.82%)	(0.85%)	(1.84%)

TOTAL LIABILITIES AND SURPLUS	6.83%	2.57%	4.68%

Source: Company Annual Statements

Exhibit VIII

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND SURPLUS - STATUTORY BASIS

Common Size

December 31, 2009 - 2010

ADMITTED ASSETS

	2009	2010	2011

Bonds	47.30%	34.54%	25.03%
Common Stocks	29.44%	31.46%	30.91%
Cash and short-term investments	3.28%	11.30%	6.06%
Other invested assets	0.00%	1.55%	1.49%

Total cash and invested assets	80.01%	78.85%	63.49%

Premium and agents' balances in course of collection	12.79%	14.42%	16.22%
Recoverable deductibles on unpaid losses	1.36%	0.21%	2.53%
Reinsurance recoverable on paid losses	0.87%	0.92%	0.18%
EDP equipment and software, net	0.23%	0.30%	0.19%
Interest and dividend income due and accrued	0.52%	0.36%	0.23%
Federal income tax receivable	0.00%	0.00%	0.04%
Net deferred tax asset	2.04%	1.98%	3.85%
Other assets	0.02%	0.11%	0.02%
Cash surrender value of officers' life insurance	1.96%	2.39%	13.05%
Receivable from affiliates	0.20%	0.46%	0.21%

TOTAL ADMITTED ASSETS	$127,923,075	$136,660,895	$140,166,813

LIABILITIES AND SURPLUS

	2009	2010	2011

Losses and loss adjustment expenses	33.97%	34.86%	37.97%
Reinsurance payable	1.28%	0.73%	0.97%
Unearned premiums, net	16.66%	16.47%	18.07%
Taxes, licenses and fees	0.55%	0.57%	0.61%
Federal income taxes payable	0.97%	0.49%	0.00%
Amounts held or retained for others	0.56%	0.00%	0.00%
Accrued expenses	1.68%	1.22%	1.87%
Deferred compensation	2.44%	3.23%	3.71%
Payable for securities	0.00%	4.40%	0.00%
Payable to affiliates	0.09%	0.01%	0.05%

Total liabilities	58.21%	61.99%	63.25%

Common stock	3.91%	3.66%	3.57%
Subordinated surplus notes	5.47%	4.76%	4.64%
Gross paid-in and contributed surplus	28.22%	26.42%	25.76%
Unassigned surplus	4.19%	3.18%	2.79%

Total surplus	41.79%	38.01%	36.75%

TOTAL LIABILITIES AND SURPLUS	$127,923,075	$136,660,895	$140,166,813

Source: Company Annual Statements

Exhibit IX

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF OPERATIONS - STATUTORY BASIS

Common Size

Years Ended December 31, 2009 - 2011

	2009	2010	2011

PREMIUMS EARNED, NET	$41,447,215	$49,076,332	$52,044,186

Losses incurred	35.59%	42.24%	44.84%
Loss adjustment expenses incurred	18.80%	21.29%	14.51%
Other underwriting expenses	42.25%	40.86%	43.31%

Total losses and expenses	96.64%	104.39%	102.66%

NET UNDERWRITING GAIN (LOSS)	3.36%	(4.39%)	(2.66%)

INVESTMENT INCOME

Net investment income	2.91%	2.14%	0.95%
Realized capital gains, net	0.15%	1.97%	2.30%

Net investment gain	3.06%	4.11%	3.25%

OTHER INCOME, NET	0.00%	0.22%	0.07%

INCOME (LOSS) BEFORE PROVISION FOR FEDERAL INCOME TAXES	6.42%	(0.06%)	0.66%

PROVISION FOR FEDERAL INCOME TAXES	4.17%	1.66%	1.92%

NET INCOME (LOSS)	2.25%	(1.72%)	(1.26%)

Exhibit X

FIRST NONPROFIT INSURANCE COMPANY¹

Consolidated Balance Sheet - GAAP Basis

As of December 31, 2010 - 2011

	2010	2011	3/31/2012
ASSETS

Investments:
Bonds Available for sale	$73,431,971	$64,415,173	$68,527,074
Equity securities available for sale	10,315,071	4,890,784	5,721,256
Cash & Cash Equivalents	10,854,713	18,340,463	12,084,535
Short-term investments	15,823,901	2,499,974	4,344,891
Long-term investments/Limited Partnership	2,111,924	2,095,021	2,175,213
Real estate held for sale	1,671,852	1,215,045	908,145

Total Investments available for sale	114,209,432	93,456,460	93,761,114

All Other Assets:
Premium and Agents Balances (net of allowance for doubtful accounts)	19,822,692	23,933,855	29,281,691
Recoverable Deductibles on unpaid losses (Safety Group)	281,747	3,542,192	4,232,696
Reinsurance Recoverable on:
Paid Losses	1,350,600	390,882	383,501
Unpaid losses & loss adjustment expenses	25,038,011	16,968,724	15,808,108
Unearned Premium Reserve	4,259,076	4,992,609	6,109,927
Investment income due & accrued	708,444	537,762	631,188
Deferred Acquisition Expenses (DAC)	3,436,943	2,986,615	3,081,615
Property & equipment (net accumulated depreciation)	3,531,138	3,900,550	3,830,459
Intangible assets	3,859,812	3,682,597	3,681,482
Current federal tax recoverable	0	450,820	257,120
Cash surrender value of Life Ins.	3,261,080	18,295,615	21,444,979
Net deferred tax asset	8,399,103	8,686,022	8,807,023
Due from affiliates	1,217,305	333,221	(23,222)
Prepaid expenses & other assets	2,353,255	1,290,925	2,040,777

Total Other Assets	77,519,206	89,992,389	99,567,344

Total Assets	$191,728,638	$183,448,849	$193,328,458
LIABILITIES

Unpaid losses & loss adjustment expenses	$73,946,438	$71,421,235	$71,842,954
Unearned premium	26,773,119	30,314,598	35,139,239
Surplus Notes payable	6,500,000	6,500,000	6,500,000
Reinsurance premium payable	993,875	1,360,746	2,280,376
Insurance premiums payable	63,393	1,552,840	1,850,882
Commissions payable	62,551	132,649	424,080
Payable for securities	9,020,406	401,195	3,623,604
Taxes, licenses and fees (includes state taxes)	781,800	848,500	916,500
Underfunded pension obligation	56,880	604,980	605,000
Other - employee benefits & retirement plans	2,532,062	3,438,016	7,955,859
Supplemental retirement plan obligations	5,124,763	6,201,882	2,000,531
Income taxes payable	488,621	0	121,000
Accrued expenses - excl. taxes, licenses and fees	4,519,172	2,498,560	1,455,268

Total Liabilities	130,863,080	125,275,201	134,715,293

STOCKHOLDERS' EQUITY
Common stock	5,000,000	5,000,000	5,000,000
Additional paid-in capital	36,100,525	36,100,525	36,100,525
Accumulated other comprehensive income	797,208	(281,258)	516,018
Retained earnings	18,967,825	17,354,381	16,996,622

Total stockholders' equity	60,865,558	58,173,648	58,613,165

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$191,728,638	$183,448,849	$193,328,458

¹Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

Exhibit XI

FIRST NONPROFIT INSURANCE COMPANY¹

Consolidated Statement of Income and Comprehensive Income - GAAP Basis

Years Ended December 31, 2010 - 2011

	2010	2011	3/31/2012 YTD

Revenues
Premiums Earned	$49,076,339	$52,044,188	$13,338,807
Commission Income	1,822,240	1,860,740	384,981
Retirement Plan Administration	42,771	59,095	14,986
Administrative Fees	708,174	782,807	193,861
Consulting Fees	342,168	265,765	50,700
Net Investment Income	2,155,462	1,341,189	427,808
Net Realized Gains on Investments	1,382,678	1,610,463	4,875

Total Revenues	55,529,832	57,964,247	14,416,018

Expenses

Loss and Loss Adjustment Expenses	31,418,377	30,611,504	8,825,711
Other Underwriting Costs	16,485,073	19,970,699	3,192,585
Policy Acquisition Costs	6,909,782	8,685,339	2,602,703

Total Expenses	54,813,232	59,267,542	14,620,999

Income Before Provision for Income Taxes	716,600	(1,303,295)	(204,981)

Provision for Income Taxes	145,685	310,149	80,086

Net Income	570,915	(1,613,444)	(124,895)

Other Income
Unrealized Holdings Gains on Securities	756,219	(896,109)	660,275
Defined benefit Retirement Plans Net Loss Experience	(395,865)	(1,031,138)	-
Defined benefit Retirement Plans Amortization of Net Loss of Pension Assets	515,607	-	-
Reclassification Adjustment for Gains and Losses Realize in NI	(869,678)	848,781	-

Total other income	6,283	(1,078,466)	660,275

Comprehensive Income (Loss)	$577,198	$(2,691,910)	$535,380

¹Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

Exhibit XII

Public P&C Insurance Group

		Total Assets ($000)	Total Policy Reserves ($000)	Total Equity ($000)	Tangible Equity ($000)	Cash and Investments ($000)	Cash and Investments / Assets	Policy Reserves / Equity	Total Equity / Assets	Tangible Equity / Assets

Company Name	Ticker

Berkshire Hathaway Inc.	BRK.A	411,362,000	84,684,000	180,269,000	117,095,000	176,928,000	0.43	0.47	0.44	0.28
Allstate Corporation	ALL	125,933,000	86,070,000	19,210,000	17,968,000	97,586,000	0.77	4.48	0.15	0.14
Travelers Companies, Inc.	TRV	104,866,000	67,468,000	24,872,000	21,090,000	73,502,000	0.70	2.71	0.24	0.20
Loews Corporation	L	77,240,000	37,714,000	24,121,000	23,213,000	51,057,000	0.66	1.56	0.31	0.30
CNA Financial Corporation	CNA	56,007,000	37,714,000	11,981,000	11,842,000	45,524,000	0.81	3.15	0.21	0.21
Chubb Corporation	CB	50,718,000	29,407,000	15,490,000	15,023,000	42,926,000	0.85	1.90	0.31	0.30
American Financial Group, Inc.	AFG	36,211,000	25,416,000	4,732,000	4,500,000	26,478,000	0.73	5.37	0.13	0.12
Progressive Corporation	PGR	22,269,300	12,218,000	6,250,400	6,250,400	16,557,700	0.74	1.95	0.28	0.28
Alleghany Corporation	Y	21,775,154	13,578,874	6,183,100	5,752,532	18,034,672	0.83	2.20	0.28	0.26
W.R. Berkley Corporation	WRB	19,133,632	11,705,339	4,135,455	4,016,283	14,862,792	0.78	2.83	0.22	0.21
Old Republic International Corporation	ORI	16,164,800	10,342,400	3,773,300	NA	10,638,000	0.66	2.74	0.23	0.00
Cincinnati Financial Corporation	CINF	16,022,000	8,267,000	5,207,000	5,207,000	12,577,000	0.78	1.59	0.32	0.32
Erie Indemnity Company	ERIE	14,832,000	7,336,000	6,676,000	6,676,000	12,759,000	0.86	1.10	0.45	0.45
White Mountains Insurance Group, Ltd.	WTM	13,378,600	6,585,200	4,309,500	NA	8,517,300	0.64	1.53	0.32	0.00
Hanover Insurance Group, Inc.	THG	12,913,400	8,190,700	2,579,000	2,394,600	7,645,800	0.59	3.18	0.20	0.19
Markel Corporation	MKL	11,859,284	6,332,983	3,675,968	2,708,343	8,829,996	0.74	1.72	0.31	0.23
HCC Insurance Holdings, Inc.	HCC	9,764,951	4,824,660	3,293,957	2,420,057	6,539,849	0.67	1.46	0.34	0.25
Horace Mann Educators Corporation	HMN	7,697,031	4,562,406	1,088,764	1,041,368	5,792,860	0.75	4.19	0.14	0.14
AmTrust Financial Services, Inc.	AFSI	6,095,388	3,421,327	1,036,202	667,690	2,238,746	0.37	3.30	0.17	0.11
Selective Insurance Group, Inc.	SIGI	5,629,597	3,973,682	1,082,918	1,075,069	4,154,562	0.74	3.67	0.19	0.19
ProAssurance Corporation	PRA	5,033,328	2,508,602	2,216,791	2,004,703	4,245,348	0.84	1.13	0.44	0.40
Tower Group, Inc.	TWGP	4,455,550	2,494,841	1,113,087	751,946	2,757,105	0.62	2.24	0.25	0.17
Mercury General Corporation	MCY	4,136,779	1,820,368	1,898,560	1,803,509	3,323,947	0.80	0.96	0.46	0.44
Navigators Group, Inc.	NAVG	3,847,527	2,694,976	818,217	811,208	2,294,448	0.60	3.29	0.21	0.21
United Fire Group, Inc.	UFCS	3,687,342	2,752,851	719,390	689,224	3,096,184	0.84	3.83	0.20	0.19
Employers Holdings, Inc.	EIG	3,506,091	2,500,854	465,720	418,103	2,218,638	0.63	5.37	0.13	0.12
RLI Corp.	RLI	2,678,950	1,462,645	828,677	768,429	2,001,517	0.75	1.77	0.31	0.29
Meadowbrook Insurance Group, Inc.	MIG	2,466,249	1,652,469	585,719	430,659	1,542,210	0.63	2.82	0.24	0.17
State Auto Financial Corporation	STFC	2,462,800	1,399,500	732,300	730,600	2,279,000	0.93	1.91	0.30	0.30
Infinity Property and Casualty Corporation	IPCC	2,015,944	1,055,535	667,983	592,708	1,328,671	0.66	1.58	0.33	0.29
National Interstate Corporation	NATL	1,543,000	1,014,215	363,046	354,464	1,047,528	0.68	2.79	0.24	0.23
Safety Insurance Group, Inc.	SAFT	1,484,593	745,003	669,056	669,056	1,150,092	0.77	1.11	0.45	0.45
Donegal Group Inc.	DGICA	1,288,305	783,297	390,926	384,343	798,467	0.62	2.00	0.30	0.30
EMC Insurance Group Inc.	EMCI	1,257,167	768,649	375,857	374,915	1,155,262	0.92	2.05	0.30	0.30
AMERISAFE, Inc.	AMSF	1,185,760	715,860	359,053	359,053	868,692	0.73	1.99	0.30	0.30
SeaBright Holdings, Inc.	SBX	1,091,485	651,258	350,119	347,325	748,369	0.69	1.86	0.32	0.32
Hilltop Holdings Inc.	HTH	924,310	130,657	651,297	618,544	799,160	0.86	0.20	0.70	0.67
Baldwin & Lyons, Inc.	BWINB	920,129	449,970	334,708	331,556	666,848	0.72	1.34	0.36	0.36
Universal Insurance Holdings, Inc.	UVE	936,656	543,341	156,573	156,573	474,942	0.51	3.47	0.17	0.17
Hallmark Financial Services, Inc.	HALL	771,426	459,621	217,359	146,906	524,391	0.68	2.11	0.28	0.19
Affirmative Insurance Holdings, Inc.	AFFM	419,220	233,812	(89,142)	(127,098)	150,181	0.36	NM	(0.21)	(0.30)
Eastern Insurance Holdings, Inc.	EIHI	364,635	186,336	131,786	116,099	233,410	0.64	1.41	0.36	0.32
First Acceptance Corporation	FAC	268,220	137,770	75,684	70,884	193,177	0.72	1.82	0.28	0.26
United Insurance Holdings Corp.	UIHC	241,338	139,246	59,559	NA	184,820	0.77	2.34	0.25	0.00
Homeowners Choice, Inc.	HCII	221,109	124,351	69,798	69,637	176,963	0.80	1.78	0.32	0.31
21st Century Holding Company	TCHC	183,324	113,152	60,454	60,454	147,325	0.80	1.87	0.33	0.33
Unico American Corporation	UNAM	149,370	68,504	74,926	74,926	128,570	0.86	0.91	0.50	0.50
National Security Group, Inc.	NSEC	132,106	71,922	38,661	38,661	105,165	0.80	1.86	0.29	0.29
AssuranceAmerica Corporation	ASAM	103,575	69,691	4,122	4,122	20,304	0.20	16.91	0.04	0.04
Kingstone Companies, Inc.	KINS	72,655	42,764	16,318	12,776	27,601	0.38	2.62	0.22	0.18

Group Aggregate
Overall P&C Insurance Group Mean		21,754,422	9,952,073	6,886,463	5,574,567	13,556,752	0.70	2.58	0.28	0.24
Overall P&C Insurance Group Median		3,596,717	2,157,605	775,259	689,224	2,258,873	0.73	1.99	0.29	0.26

Source: SNL Financial

Exhibit XIII
First Nonprofit Insurance Company¹

Financial Condition of the Comparable Group
As of 3/31/2012 Unless Otherwise Noted
		Total Assets ($000)	Total Policy Reserves ($000)	Total Equity ($000)	Tangible Equity ($000)	Cash and Investments ($000)	Cash and Investments / Assets	Policy Reserves / Equity	Total Equity / Assets	Tangible Equity / Assets

Company Name	Ticker

Baldwin & Lyons, Inc.	BWINB	920,129	449,970	334,708	331,556	666,848	72.47	1.34	36.38	0.36
Hallmark Financial Services, Inc.	HALL	771,426	459,621	217,359	146,906	524,391	67.98	2.11	28.18	19.04
Eastern Insurance Holdings, Inc.	EIHI	364,635	186,336	131,786	116,099	233,410	64.01	1.41	36.14	31.84
First Acceptance Corporation	FAC	268,220	137,770	75,684	70,884	193,177	72.02	1.82	28.22	26.43
21st Century Holding Company	TCHC	183,324	113,152	60,454	60,454	147,325	80.36	1.87	32.98	32.98
Unico American Corporation	UNAM	149,370	68,504	74,926	74,926	128,570	86.07	0.91	50.16	50.16
National Security Group, Inc.	NSEC	132,106	71,922	38,661	38,661	105,165	79.61	1.86	29.27	29.27
AssuranceAmerica Corporation	ASAM	103,575	69,691	4,122	4,122	20,304	19.60	16.91	3.98	3.98
Kingstone Companies, Inc.	KINS	72,655	42,764	16,318	12,776	27,601	37.99	2.62	22.46	17.58

Group Aggregate
Comparable Group Mean		329,493	177,748	106,002	95,154	227,421	64.46	3.43	29.75	23.52
Comparable Group Median		183,324	113,152	74,926	70,884	147,325	72.02	1.86	29.27	26.43

Comparable Group Mean²		370,521	198,896	124,887	111,625	261,901	69.79	1.73	33.65	25.89
Comparable Group Median²		183,324	113,152	74,926	74,926	147,325	72.47	1.86	32.98	29.27

FNIC/MIHC		193,328	71,843	58,613	54,932	93,761	48.50	1.23	30.32	28.41

Source: SNL Financial and Company financial statements

¹Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

²Non-standard automobile insurers removed, which include ( FAC and ASAM)

Exhibit XIV
First Nonprofit Insurance Company¹

Operating Performance of the Comparable Group
As of and for the LTM Period Ended 3/31/2012 Unless Otherwise Noted
		Total Policy Revenue ($000)		Net Prem Writ/ Avg Equity (x)³	Loss Ratio (%)[4]	Expense Ratio (%)[4]	Combined Ratio (%)[4]						Net
			Total Revenue ($000)					Inv. Yield (%)			3 Year Average		Income
Company Name	Ticker								ROAA (%)	ROAE (%)	ROAA (%)[5]	ROAE (%)[5]	Margin (%)

Baldwin & Lyons, Inc.	BWINB	248,520	254,062	0.76	88.10	30.20	118.30	(0.07)	(0.17)	(0.45)	1.80	3.79	(0.58)
Hallmark Financial Services, Inc.	HALL	300,136	328,349	1.44	81.60	30.80	112.40	3.62	0.09	0.30	1.28	3.43	0.20
Eastern Insurance Holdings, Inc.	EIHI	138,781	145,028	1.17	63.30	31.00	94.30	2.60	2.55	6.82	0.66	1.90	6.04
First Acceptance Corporation	FAC	169,199	207,705	NA	81.50	29.00	110.50	3.75	(31.41)	(81.20)	(11.34)	(26.69)	(43.87)
21st Century Holding Company	TCHC	50,197	61,782	0.98	63.70	58.20	121.90	4.71	1.45	4.64	(3.09)	(9.04)	4.29
Unico American Corporation	UNAM	26,803	34,305	NA	53.80	26.50	80.30	2.07	2.05	4.15	1.83	4.00	9.11
National Security Group, Inc.	NSEC	54,869	60,089	1.40	79.00	38.00	117.00	4.13	(4.04)	(13.84)	0.67	2.17	(9.02)
AssuranceAmerica Corporation	ASAM	31,293	51,917	2.95	92.90	NA	NA	2.20	(10.47)	(138.64)	(2.80)	(30.46)	(24.10)
Kingstone Companies, Inc.	KINS	15,474	28,939	1.14	57.60	17.10	74.80	5.43	4.63	21.55	8.27	31.30	10.86

Group Aggregate
Comparable Group Mean		115,030	130,242	1.41	73.50	32.60	103.69	3.16	(3.92)	(21.85)	(0.30)	(2.18)	(5.23)
Comparable Group Median		54,869	61,782	1.17	79.00	30.50	111.45	3.62	0.09	0.30	0.67	2.17	0.20

Comparable Group Mean²		119,254	130,365	1.15	69.59	33.11	102.71	3.21	0.94	3.31	1.63	5.36	2.99
Comparable Group Median²		54,869	61,782	1.16	63.70	30.80	112.40	3.62	1.45	4.15	1.28	3.43	4.29

FNIC 2011 GAAP		52,044	57,964	0.92	58.82	55.06	113.88	1.43	(0.86)	(2.71)	N/A	N/A	(2.78)
FNIC Q1 2012 GAAP Annualized		53,355	57,664	0.91	66.17	43.45	109.61	1.83	(0.26)	(0.85)	N/A	N/A	(0.87)

Source: SNL Financial and Company financial statements

¹Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, re identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

²Non-standard automobile insurers removed, which include (FAC and ASAM)

³FNIC Avg Equity for GAAP ratio is calculated as the avg of beginning and ending equity for time period referenced

4Reflects year end 2011 results for Comparable Group

5ROAA and ROAE 3 year averages represent 2009 - 2011

Exhibit XV
First Nonprofit Insurance Company

Trading Performance of the Comparable Group
As of and for the LTM Period

Company Name	Ticker	Closing Price	Total Diluted Shares Outstand.	Total Market Value (000s)	Price / Book (%)	Price / Tang. Book (%)	Price / Oper. EPS (x)	Price / LTM EPS (x)	Price / LTM Rev. (x)	Price / Assets (%)	Current Div. Yield (%)	1-Yr Price Change (%)
		7/20/2012

Baldwin & Lyons, Inc.	BWINB	22.83	14,848,934	340,470	101.28	102.25	61.70	NM	1.33	0.37	4.47	(6.43)
Hallmark Financial Services, Inc.	HALL	7.97	19,263,457	153,530	70.63	104.51	NM	NM	0.47	0.20	0.00	9.18
Eastern Insurance Holdings, Inc.	EIHI	16.59	8,064,146	133,784	101.52	115.23	19.07	14.95	0.92	0.37	1.92	25.59
First Acceptance Corporation	FAC	1.15	40,923,344	47,062	62.18	66.39	NA	NM	0.23	0.18	0.00	(32.75)
21st Century Holding Company	FNHC	4.57	7,947,384	36,320	SNL	SNL	41.55	13.85	0.59	0.20	0.00	70.52
Unico American Corporation	UNAM	9.98	5,345,104	53,344	71.15	71.15	17.21	17.21	1.55	0.36	0.00	(3.01)
National Security Group, Inc.	NSEC	8.40	2,466,600	20,719	53.59	53.59	NM	NM	0.34	0.16	4.63	(28.08)
AssuranceAmerica Corporation	ASAM	0.03	66,110,531	1,983	48.12	48.12	NA	NM	0.04	0.02	0.00	(81.25)
Kingstone Companies, Inc.	KINS	5.95	3,811,155	22,669	137.78	175.98	8.26	7.34	0.78	0.31	3.77	103.00

Group Aggregate
Comparable Group Mean		8.61	18,753,406	89,987	80.78	92.15	29.56	13.34	0.70	0.24	1.64	6.31
Comparable Group Median		7.97	8,064,146	47,062	70.89	86.70	19.07	14.40	0.59	0.20	0.00	(3.01)

Comparable Group Mean¹		10.90	8,820,969	108,691	89.33	103.78	29.56	13.34	0.86	0.28	2.11	24.39
Comparable Group Median¹		8.40	7,947,384	53,344	86.22	103.38	19.07	14.40	0.78	0.31	1.92	9.18

Source: SNL Financial.

¹Non-standard automobile insurers removed, which include (FAC and ASAM)

Exhibit XVI

FIRST NONPROFIT INSURANCE COMPANY

Investment Portfolio

Years Ended December 31, 2007 - 2011

	2007	2008	2009	2010	2011
Period Ended	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
Data displayed in $000 unless otherwise noted

Net Investment Income	629	1,412	1,206	1,052	496
Realized Capital Gains	(19)	33	63	965	1,195
Unrealized Capital Gains	(115)	(1,864)	1,878	1,078	(599)

Investment Portfolio Composition (%)
Total Cash & Investments	90,471	96,905	104,864	108,228	90,135
Affiliated Cash & Investments	33,137	32,389	36,724	37,753	38,526

Unaff. Bonds / Unaff. Investments	84.10	86.04	88.79	66.97	67.98
Unaff. Preferred Stocks / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Unaff. Common Stocks / Unaff. Investments	4.60	2.80	5.05	7.41	11.51
Unaff. Mortgage Loans / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Real Estate / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Contract Loans / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Unaff. Cash & Short Term / Unaff. Investments	10.15	11.16	6.16	22.63	16.45
Unaff. Other Investments / Unaff. Investments	1.14	0.00	0.00	3.00	4.06

Investment Yields by Type (%)
Net Yield on Invested Assets	1.19	1.50	1.16	1.02	0.48

Gross Yield - Bonds (excl affiliates)	4.66	4.30	3.76	3.62	3.24
Gross Yield - Preferred Stocks (excl affiliates)	8.45	NA	NA	NA	NA
Gross Yield - Common Stocks (excl affiliates)	1.31	1.61	0.93	0.84	1.71
Gross Yield - Mortgage Loans	NA	NA	NA	NA	NA
Gross Yield - Real Estate	NA	NA	NA	NA	NA
Gross Yield - Contract Loans	NA	NA	NA	NA	NA
Gross Yield - Cash and Short Term	5.01	1.76	0.12	0.04	0.03
Gross Yield - All Other Inv. Assets	3.90	0.00	0.00	0.00	0.00

Bond Portfolio Composition (%)
Total Bonds (incl Short-Term) ($000)	50,215	55,511	62,404	59,672	37,684

U.S Government / Total Bonds	17.12	5.77	11.95	43.93	23.44
Foreign Government / Total Bonds	0.00	0.00	0.00	0.00	0.00
States, Territories & Possessions / Total Bonds	3.78	7.51	5.49	4.27	5.35
Political Subdivisions / Total Bonds	7.70	12.30	11.71	7.92	5.84
Special Revenue / Total Bonds	40.44	47.01	40.67	29.78	43.71
Public Utilities / Total Bonds	0.00	0.00	NA	NA	NA
Industrial / Total Bonds	30.96	27.41	30.19	14.09	21.66
Credit Tenant Loans / Total Bonds	0.00	0.00	0.00	0.00	NA
Affiliated / Total Bonds	0.00	0.00	0.00	0.00	0.00

Privately Placed Bonds / Total Bonds	2.88	2.59	2.29	1.71	2.57
Privately Placed Bonds / C&S	2.67	2.75	2.67	1.94	1.84

Bond Average Asset Quality (NAIC Des # 1-6)
U.S Government	1.00	1.00	1.00	1.00	1.00
Foreign Government	NA	NA	NA	NA	NA
States, Territories & Possessions	1.00	1.00	1.00	1.00	1.00
Political Subdivisions	1.00	1.00	1.00	1.00	1.00
Special Revenue	1.00	1.01	1.00	1.07	1.07
Public Utilities	NA	NA	NA	NA	NA
Industrial	1.04	1.13	1.07	1.25	1.01
Credit Tenant Loans	NA	NA	NA	NA	NA
Affiliated	NA	NA	NA	NA	NA
Total Bonds	1.01	1.04	1.02	1.06	1.03

Bonds Rated 3-6 / Total Bonds	0.00	0.46	0.16	0.99	0.00
Bonds Rated 3-6 / C&S	0.00	0.49	0.18	1.13	0.00

Bond Maturity Distribution (%)
< 1 Year / Total Bonds	14.57	10.80	14.27	32.98	21.94
1 - 5 Years / Total Bonds	50.60	51.29	49.71	32.07	44.78
5 - 10 Years / Total Bonds	27.18	27.50	29.51	20.15	26.42
10 - 20 Years / Total Bonds	4.50	5.14	3.64	3.01	4.28
> 20 Years / Total Bonds	3.16	5.28	2.87	11.79	2.58

Common Stock Portfolio Composition (%)
Total Common Stock (incl Nonadmitted) ($000)	35,775	34,194	40,162	42,973	44,468

Public Utilities / Total Common	0.00	0.00	NA	NA	NA
Banks, Trust & Unaffil Insurance / Total Common	1.03	0.42	NA	NA	NA
Industrial & Misc / Total Common	6.34	4.86	8.56	12.15	13.36
Affiliated / Total Common	92.63	94.72	91.44	87.85	NA

Exhibit XVII

Mutual Insurers Holding Company

Pro Forma Assumptions for Conversion Valuation

A-1	The initial offering price is $10.00 per share and the number of shares offered is calculated by dividing the Estimated Pro Forma Market Value by the offering price.

A-2	Conversion and offering expenses were estimated by Company management at $5 million.

A-3	It is assumed that $6 million will be donated to a not-for-profit foundation from the offering.

A-4	The net investable proceeds if fully invested at the beginning of the applicable period. The net investable proceeds are invested to yield a return of 1.46%, which represents the yield on the 10 year U.S. Treasury bond at market close on July 20, 2012. The effective income tax rate was assumed to be 35.0%, resulting in an after-tax yield of 1.05%.

A-5	No effect has been given in the pro forma equity calculation for the assumed earnings initially on the net proceeds.

A-6	For the earnings per share (“EPS”) calculations, pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock.

A-7	For the book value calculations, pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock.

PRO FORMA VALUATION APPRAISAL UPDATE REPORT

OF

MUTUAL INSURERS HOLDING COMPANY

AS OF NOVEMBER 30, 2012

4 Tower Bridge • 200 Barr Harbor Drive • Suite 300 • West Conshohocken • PA 19428-2979 phone (610) 832-1212 •

toll free (800) 883-1212 • fax (610) 832-5301 www.boenninginc.com • Member FINRA/ SIPC

November 30, 2012

Board of Directors

Mutual Insurers Holding Company

One South Wacker Drive

Suite 2380

Chicago, IL 60606

Members of the Board:

At your request, Boenning & Scattergood Inc. (“Boenning”) completed and hereby provides an updated independent appraisal (the “Appraisal Update”) as of November 30, 2012, of the estimated consolidated pro forma market value of Mutual Insurers Holding Company, a mutual insurance holding company (“MIHC”), and its direct and indirect wholly-owned subsidiaries, First Nonprofit Insurance Company (“FNIC”), Human Services Company (“HSC”), First Nonprofit Insurance Agency, Inc. (“FNIA”), and HSC Claims Administration – TPA (“HSC TPA”) (collectively, the “Company”). This Appraisal Update is furnished pursuant to the Company’s Plan of Conversion, as of December 2012 (the “Plan” or “Offering”), and the transaction described below. Under the Plan, MIHC proposes to convert from a mutual holding company to stock form and simultaneously be acquired (“Sponsored Demutualization”) by a Sponsor (“Sponsor”). Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal Update. In describing the Company herein, the terms “Company”, “MIHC”, “FNIC” and “First Nonprofit” may be used interchangeably. Our previous appraisal as of July 20, 2012 (“Appraisal”) is incorporated herein by reference.

It is our understanding that, from time to time, the Company has, since 2008, explored its strategic alternatives and held preliminary discussions with mutual and stock insurance companies regarding the potential affiliation of the Company. It is also our understanding that the proposed Sponsored Demutualization is the result of a comprehensive strategic alternatives study implemented by the Board of Directors of the Company in June 2011, with the assistance of the Company’s financial advisor, in which the Board of Directors undertook a strategic review of the Company’s operations, business plans and market position and examined various alternatives ranging from maintenance of the status quo, reinsurance transactions, mergers or affiliations with other mutuals, a distribution rights conversion, and subscription rights demutualization (“SRC”), either on a standalone basis or by means of a sponsored demutualization.

Because the Plan involves the conversion of MIHC from mutual to stock form, the Plan must be approved by the Delaware Insurance Commissioner pursuant to Chapter 49A, Section 4973 of the Delaware Insurance Code (“Delaware Conversion Act”).

Accordingly, and in order to ensure that this Plan is fair to members of MIHC, the estimated consolidated pro forma market value of the Company shall be determined by an independent valuation expert and shall represent the aggregate price of common stock (the “Estimated Pro Forma Market Value”). Furthermore, per Section 4975 of Chapter 49A, the pro forma market value may be the value that is estimated to be necessary to attract full subscription for the shares of common stock offered for sale in the Offering.

THE PLAN OF CONVERSION

Under the draft Plan of Conversion, the Company will convert from a Delaware mutual insurance holding company to a Delaware stock insurance holding company pursuant to the Delaware Conversion Act. The Company’s certificate of incorporation and bylaws will be amended and restated and the converted company will simultaneously issue and sell, pursuant to a stock purchase agreement to be entered into by and between MIHC and the Sponsor, all of its authorized shares of stock to the Sponsor, thereby becoming a wholly-owned subsidiary of the Sponsor.

BOENNING & SCATTERGOOD, INC.

Boenning, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. The background of Boenning is presented in Exhibit III. We believe that, except for the fee we will receive for our Appraisal Update, we are independent of the Company and the other parties engaged by the Company to assist in the mutual-to-stock conversion and the Sponsored Demutualization.

VALUATION METHODOLOGY

In preparing the Appraisal Update, we conducted an analysis of the Company that included discussions with the Company’s management and an onsite visit to the Company’s offices in Chicago, Illinois. We reviewed FNIC’s GAAP and statutory financial statements as of and for the years ended December 31, 2010 and December 31, 2011 as prepared by management and audited by Clifton Larsen Allen LLP, as well as consolidated GAAP financial statements for the nine months ended September 30, 2012. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable however, we cannot guarantee the accuracy and completeness of such information.

In preparing the Appraisal Update, we also reviewed and analyzed: (i) financial and operating information with respect to the business, operations, and prospects of the Company furnished to us by the Company; (ii) publicly available information concerning the Company that we believe to be relevant to our analysis; (iii) a comparison of the historical financial results and present financial condition of the Company with those of selected, publicly-traded insurance companies that we deemed relevant; and (iv) financial performance and market valuation data of certain publicly-traded insurance industry aggregates as provided by industry sources.

The Appraisal Update is based on the Company’s representation that the information contained in the Plan and additional information furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We relied on management’s assurances that the Company’s consolidated financial statements are identical to FNIC’s consolidated financial statements and we did not independently verify any of the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal Update considers the Company only as a going concern on a stand-alone basis and should not be considered as an indication of the liquidation value of the Company.

We have investigated the competitive environment within which the Company operates and have assessed the Company’s strengths and weaknesses relative to comparable insurance companies. We have monitored material regulatory and legislative actions affecting financial institutions generally and, to the extent that we were aware of such matters, analyzed the potential impact of such developments on the Company and the industry as a whole. We have analyzed the potential effects of the Offering on the Company’s operating characteristics and financial performance as they relate to the Estimated Pro Forma Market Value of the Company. We have reviewed the economy and demographic characteristics of the primary market area in which the Company currently operates. We have compared the Company’s financial performance and condition with publicly-traded insurance institutions evaluated and selected in accordance with the valuation guidelines. We have reviewed conditions in the securities markets in general and the markets for insurance companies, and insurance holding companies.

Our appraised value is predicated on a continuation of the current operating environment for FNIC, and for all insurance companies and their holding companies. Changes in the local and national economy, the federal and state legislative and regulatory environments for insurance companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of insurance stocks as a whole or the Company’s value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

VALUATION CONCLUSION

It is our opinion that, as of November 30, 2012 (“Valuation Date”), the Estimated Pro Forma Market Value of the aggregate common shares outstanding immediately following the Offering, is within a range of $48.45 million to $65.55 million with a midpoint of $57.0 million (“Valuation Range”). The Valuation Range was based upon a fifteen percent decrease from the midpoint to determine the minimum and a fifteen percent increase from the midpoint to determine the maximum. Exhibits XVII and XVIII show the assumptions and calculations utilized in determining the Valuation Range.

LIMITING FACTORS AND CONSIDERATIONS

Our Appraisal Update is not intended, and must not be construed to be, a recommendation of any kind as to the advisability of participating in the Offering and/or the Sponsored Demutualization. Moreover, because the Appraisal Update is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing Estimated Pro Forma Market Value. The Appraisal Update reflects only the Valuation Range as of the Valuation Date for the Estimated Pro Forma Market Value of the Company immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at any time thereafter following the completion of the Offering. Any report prepared by Boenning shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

Boenning has made no recommendation regarding the merits of the decision to proceed or not to proceed with the Offering or Sponsored Demutualization. The results of our Appraisal Update are but one of the many factors the Company’s Board of Directors should consider in making its decision. The Company has assured Boenning that it has relied on its own counsel, accountants and other experts for legal, accounting, tax and similar professional advice.

The Valuation Range reported herein may be updated periodically at the request of the Company. These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for insurance company common stocks. Should any such new developments or changes be material, in our opinion, to the Estimated Pro Forma Market Value, then appropriate adjustments will be made to the Valuation Range. The reasons for any such adjustments will be explained in detail at that time.

Respectfully submitted,

BOENNING & SCATTERGOOD, INC.

Exhibits
I.	Statement of General Assumptions and Limiting Conditions
II.	Certification
III.	Appraiser’s Background
IV.	FNIC Historical Balance Sheet – Statutory Basis
V.	FNIC Historical Statement of Operations – Statutory Basis
VI.	FNIC Historical Balance Sheet Growth Analysis – Statutory Basis
VII.	FNIC Historical Statement of Operations Growth Analysis – Statutory Basis
VIII.	FNIC Historical Balance Sheet Common Size Analysis – Statutory Basis
IX.	FNIC Historical Statement of Operations Common Size Analysis – Statutory Basis
X.	FNIC Historical Balance Sheet – GAAP Basis
XI.	FNIC Historical Statement of Operations – GAAP Basis
XII.	Initial Comparables Screen
XIII.	Financial Condition of the Comparable Group
XIV.	Operating Performance of the Comparable Group
XV.	Trading Performance of the Comparable Group
XVI.	Historical Investment Portfolio
XVII.	Pro Forma Assumptions for Conversion Valuation
XVIII.	Pro Forma Conversion Valuation Range

I. Offering Overview

Corporate History - Update

During the Appraisal process, management has made Boenning aware of the following updates:

•	Robert White is now the President and COO of FNIC

•	The Company intends to close its office in Savannah, GA

•	A Sponsor for the Sponsored Demutualization has been identified

•	FNIC has completed its planned redomestication to Delaware

•	Milwaukee Insurance Company Inc. (“MIC”) has merged into FNIC

•	The Company has effected an operational reorganization to promote efficiency

•	The PA Attendant Care Program will be written by another insurer but FNIA will stay as the producer for the program

Description of Sponsored Demutualization - Update

MIHC will convert from mutual to stock form under Delaware’s subscription rights statute and simultaneously be acquired by the Sponsor. Instead of MIHC offering its stock, the Sponsor’s stock will be offered, at a discount to market depending on the aggregate amount of subscriptions, in a priority-based waterfall ordered as follows:

•	Policyholders (required by statute)
•	FNIC Directors, Officers and Employees

If, and to the extent that, the gross proceeds raised from the offering and sale of the Sponsor’s stock to the foregoing constituents are less than the minimum of the Valuation Range, the Sponsor will contribute the difference in cash to complete the Offering.

Proceeds of the Offering will be used to buy all the stock of MIHC (including FNIC). In addition, depending upon the aggregate amount of the Sponsor’s stock subscribed for and acquired in the Offering, the FNIC Foundation will receive a cash contribution of up to $8 million to benefit FNIC’s nonprofit policyholders.

Due to the fact that MIHC does not have any stockholders, policyholders will be permitted to acquire the Sponsor’s stock at a discount to market and new capital raised in Offering (and additional capital contributed by the Sponsor, if necessary) will be injected into MIHC and the Sponsor will own 100% of the Company post-transaction. Neither policyholders nor FNIC directors, officers and employees will be provided any financing or other funds to acquire stock in the Offering.

II. Recent Financial Performance

Financial Condition

Presented below in Table 1 is selected data concerning the Company’s financial position as of September 30, 2011 and September 30, 2012.

Table 1

Selected Financial Condition Data

As of September 30, 2011 and September 30, 2012

($000)
	9/30/2011	9/30/2012
Balance Sheet
Total assets	$193,172	$203,985
Total investments and cash	111,144	99,454
Premium and agent balances	23,690	32,958
Reinsurance recoverable	27,586	23,606
Unpaid losses and loss adj. expenses	$75,360	$81,900
Unearned premium	30,225	31,687
Total liabilities	130,982	143,490
Total equity	62,190	60,495
Total equity/assets	32.19%	29.66%

Source: Company GAAP Financial Statements

The Company’s total assets increased 5.6% from $193.2 million at September 30, 2011 to $204.0 million at September 30, 2012. Total assets were primarily comprised of investments and cash, premium and agents balances, and reinsurance recoverables. At September 30, 2012 these three accounts comprised 76.5% of total assets. Investments and cash accounted for 57.5% of total assets on September 30, 2011 and 48.8% on September 30, 2012. At September 30, 2012, investments and cash amounted to $99.5 million ($111.1 million at September 30, 2011). Reinsurance recoverable decreased from $27.6 million at September 30, 2011 to $23.6 million at September 30, 2012.

The Company’s total liabilities increased 9.5% from $131.0 million at September 30, 2011 to $143.5 million at September 30, 2012. The two largest liabilities items were unpaid losses and loss adjustment expenses and unearned premium, which accounted for 79.2% of total liabilities at September 30, 2012. Unpaid losses and loss adjustment expenses grew 8.7% from $75.4 million at September 30, 2011 to $81.9 million at September 30, 2012. The change in unpaid losses and loss adjustment expense was largely a result of a $2.6 million increase in reserves for the PA Attendant Care Program in 2012 as well as increases in reserves as premium growth accelerated.

The Company’s total equity decreased 2.7% from $62.2 million at September 30, 2011 to $60.5 million at September 30, 2012.

Performance

Presented below in Table 2 is selected data concerning the Company’s financial performance for the nine months ended September 30, 2011 and September 30, 2012.

Table 2

Selected Performance Data

For the nine months ended September 30, 2011 and September 30, 2012

($000) Revenue:	Nine Months Ended 9/30/2011	Nine Months Ended 9/30/2012

Premiums earned	$38,406	$44,753
Commission income	987	1,858
Other revenue	2,798	2,364

Total revenue	42,191	48,976

Expenses:
Loss and loss adjustment expenses	21,806	29,529
Policy acquisition costs and other underwriting costs	17,724	17,824

Total expenses	39,530	47,353

Income before provision for income taxes	2,661	1,622

Provision for income taxes	337	(219)

Net income	$2,323	$1,841

Operating Ratios:
Loss ratio	56.8%	66.0%
Expense ratio	46.2%	39.8%
Combined ratio	102.9%	105.8%

Source: Company GAAP Financial Statements.

FNIC’s total revenue grew from $42.2 million for the nine months ended September 30, 2011 to $49.0 million for the nine months ended September 30, 2012, spurred by strong growth in the surety program and workers’ compensation line. Premiums earned grew from $38.4 million for the nine months ended September 30, 2011 to $44.8 million for the nine months ended September 30, 2012, representing growth of approximately 16.5%. While total revenue increased by 16.1% for the nine months ended September 30, 2011 relative to the nine months ended September 30, 2012, this growth was outpaced by total expenses, which increased by 19.8% over the same period. This negative impact on earnings was partially mitigated by the Company reporting a negative provision for income taxes of $0.2 million for the nine months ended September 30, 2012. Commission income grew by 88.2%, increasing from $3.8 million for the nine months ended September 30, 2011 to $4.2 million for the nine months ended September 30, 2012 as a result of a $1.8 million contingent commission payment. FNIC’s net income declined from $2.3 million for the nine months ended September 30, 2011 to $1.8 million for the nine months ended September 30, 2012.

Key measurements of the core profitability of a P&C insurance company are its loss ratio and its expense ratio, which total to produce a firm’s combined ratio. These ratios are generally calculated based on a company’s statutory financials; however, for purposes of this analysis, we have calculated the following ratios based on GAAP financials using the formulas below:

•	Loss and loss adjustment expenses as a percentage of premiums earned (“Loss Ratio”); and
•	Other underwriting costs plus policy acquisition costs as a percentage of premiums earned (“Expense Ratio”); and
•	Loss Ratio plus Expense Ratio (“Combined Ratio”).

The Company’s Loss Ratio increased from 56.8% at September 30, 2011 to 66.0% at September 30, 2012. On the other hand, the Expense Ratio decreased from 46.2% at September 30, 2011 to 39.8% at September 30, 2012. As a result, the Company’s Combined Ratio increased from 102.9% at September 30, 2011 to 105.8% at September 30, 2012 largely driven by one time expenses associated with redomesticating the Company, merging MIC, and legal and filing fees in conjunction with the Sponsored Demutualization.

Investment Overview

As of September 30, 2012, FNIC’s consolidated investment portfolio had a book value of approximately $90.8 million and is comprised mainly of bonds at 50.7% of the portfolio. The bond maturities range from less than 1 year to greater than 20 years with the majority being less than 5 years at 66.7%. Long-term bonds with a maturity greater than 20 years made up 2.6% of the bond total for FNIC. The balance of the investment portfolio consists of common stock and other invested assets. As of October 31, 2012, FNIC’s consolidated investment portfolio had a market value of $124.9 million and a book value of $121.9 million, which was the latest portfolio report from the Company.

Source: SNL Financial

FNIC has significantly underperformed the P&C Industry in net yield on invested assets in recent years. The main reason for this lack of yield is FNIC has a composition of investments which differs from the P&C industry average. Management has indicated that the Company is very conservative in regard to investment choices and put less weight in high yield bonds and equities. This low investment risk profile helps mitigate unforeseen drops in capital & surplus levels (with the resulting A.M. Best rating implications). Since the absorption of MIC, the Company has incurred significant changes to the asset class weights in the investment portfolio. Most notable of these changes is the reduction in bonds from 71.1% of the portfolio at March 31, 2012 to 50.7% currently. Management indicated that, during the fourth quarter of 2011, approximately

$15 million of investments were reallocated to a corporate owned life insurance program in an effort to improve the Company’s investment returns. Moreover, the book value of the investment portfolio has increased from $53.1 million at March 31, 2012 to $90.8 million currently as a result of the MIC merger.

Source: SNL Financial

FNIC has a diversified bond portfolio with a blend of maturities skewed to the short-term as mentioned above. The largest majority of FNIC bonds are Fitch rated between A and AAA which shows the conservative, safe, and low yield nature of these investments. Furthermore, the majority of the issuers of these bonds fall under the categories:

•	Government Agency

•	US States

•	US Federal Government

Other bonds held by FNIC have been issued by well known corporations such as Citigroup Inc., Baxter International Inc., and Harley-Davidson Motorcycle.

III. Industry Update

Since Boenning issued its Appraisal in July 2012, the event carrying the greatest magnitude for the P&C industry has been the damage caused by Hurricane Sandy in late October. The storm, which caused 37 deaths, devastated shore town communities primarily in New Jersey and New York. Hurricane Sandy made landfall in the Atlantic City vicinity and quickly created extensive flooding to barrier island towns as it moved up the eastern seaboard. Water levels at New York’s Battery Park crested at almost 13.9 feet above normal high tides, more than 3 feet above the previous record set in 1960. Parts of the Atlantic City boardwalk were destroyed by Hurricane Sandy which will adversely affect the New Jersey tourism industry which generates approximately $38 billion annually.

Early estimates of the losses associated with Hurricane Sandy are currently projecting the damage to be in the $25 billion to $50 billion range, which makes the roughly $5 billion in damages from Hurricane Irene in 2011 seem relatively small. Business interruption claims, historically difficult to estimate, are potentially higher than prior storms due to the high business density in the areas affected. Most analysts believe Hurricane Sandy will not alter the gradual rate increases the industry has been experiencing, but “modest” reinsurance pricing increases in homeowners and Northeast property and casualty lines could result from the storm.

On November 23, 2012, New Jersey Governor Chris Christie released a statement regarding the implications of Hurricane Sandy which included a $29.4 billion estimate of the damages caused by the superstorm. “This preliminary number is based on the best available data, field observations and geographical mapping, and supported by expert advice from my cabinet commissioners and an outside consulting company,” Christie said in the statement.1

One issue complicating the Hurricane Sandy picture for P&C insurers is the call by states involved to disallow hurricane deductibles to the chagrin of many industry participants. Shortly before Hurricane Sandy made landfall the National Weather Service changed the storm’s official designation from a hurricane to an extra tropical cyclone despite many industry officials’ view

1 Christie Pegs New Jersey Sandy Damage at $29.4 Billion; Dopp, Terrence and Oldham, Jennifer, Businessweek, November 24, 2012.

that the storm had all the characteristics of a hurricane. Jimi Grande, senior vice president, federal and political affairs for the National Association of Mutual Insurance Companies, said, “The uncertainty created as politicians or bureaucrats simply change the rules makes providing coverage more difficult and expensive for everyone.” He added, “Basing these decisions on a ruling from the National Weather Service, a ruling with no transparency, only adds to the uncertainty.” Don Griffin, vice president of personal lines at the Property and Casualty Insurers Association of America, after conducting a study, determined the regulators acted in accordance with the law. He added this statement in regard to deductibles, “Deductibles do help keep the product available and affordable. One of the concerns in how they will be treated going forward.”2

Major catastrophes can be a good news/bad news proposition for P&C insurers. While they cause large losses, investor sometimes look past the red ink to prospects of higher rates and profitability in the future. This dynamic can make it hard to predict how P&C stocks will react to disasters. Also, the typical homeowners’ policy covers wind but not water damage. Flood insurance is usually provided by the federal government at artificially low rates. That program is expected to suffer steep losses from Hurricane Sandy.

“The fourth quarter will be ugly. That’s a given,” says Cliff Galant, P&C insurance analyst at Keefe Bruyette & Woods. “But these aren’t devastating losses. The companies probably won’t have to dip into their balance sheets to pay claims.”3

2 Industry Reps Offer Varying Takes on States’ Hurricane Deductible Decision; Postal, Arthur D., Property Casualty 360, November 13, 2012.

3 Sandy Won’t Flood P&C Insurers; Bary, Andrew, Barrons, November 3, 2012.

________________________

IV. Valuation Methodologies

Changes to Comparable Group

For the Appraisal Update, Boenning has affirmed the comparable companies group (“Comparable Group”) with one exception. AssuranceAmerica Corporation (ASAM) was removed from the Comparable Group due to recent developments which include an abandoned plan to do a 10,000-to-1 reverse stock split and related going-private transaction, resignation of CFO Sheree Williams, and the disclosure of a new going-private transaction which would reduce the company’s number of record holders to under 300 in an effort to deregister the company’s common stock which currently is valued at $0.05 a share.

As a result, Boenning no longer includes AssuranceAmerica Corporation in the Comparable Group and also deleted the non-standard auto insurer sub-group as the sub-group would only contain a single company. Additionally, the company formerly known as 21st Century Holding Company changed its name to Federal National Holding Company in September 2012.

After making these adjustments to the Comparables Group our analysis yielded the 8 companies presented below:

First Nonprofit Insurance Company1

General Financial Condition of the Comparable Group As of 9/30/2012 Unless Otherwise Noted

			Total	Total Policy	Total	Policy	Total
			Assets	Reserves	Equity	Reserves /	Equity /
Company Name	Ticker	Exchange	($000)	($000)	($000)	Equity (x)	Assets (%)
Baldwin & Lyons, Inc.	BWINB	NASDAQ	935,210	448,162	344,358	1.30	36.82
Hallmark Financial Services, Inc.	HALL	NASDAQ	795,834	483,804	219,108	2.21	27.53
Eastern Insurance Holdings, Inc.	EIHI	NASDAQ	378,943	195,896	134,345	1.46	35.45
First Acceptance Corporation	FAC	NYSE	261,786	135,262	73,195	1.85	27.96
Federated National Holding Company	FNHC	NASDAQ	187,185	112,148	65,490	1.71	34.99
Unico American Corporation	UNAM	NASDAQ	146,879	67,620	75,226	0.90	51.22
National Security Group, Inc.	NSEC	NASDAQ	137,642	74,558	29,563	2.52	21.48
Kingstone Companies, Inc.	KINS	NASDAQ	80,525	48,090	18,095	2.66	22.47
Group Aggregate
Comparable Group Mean			365,501	195,693	119,923	1.83	32.24
Comparable Group Median			224,486	123,705	74,211	1.78	31.47
FNIC			203,985	81,900	60,495	1.35	29.66

Source: SNL Financial and Company financial statements

1Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles 0(“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

While none of the companies in the Comparable Group are identical to the Company, we believe that the Comparable Group on the whole provides a meaningful basis of financial comparison for valuation purposes.

Recent Financial Comparisons

Below is a summary of certain key financial comparisons between the Company and the Comparable Group. The Public P&C Insurance Group includes all the companies presented in Exhibit XII.

First Nonprofit Insurance Company1

Financial Condition of the Comparable Group As of 9/30/2012 Unless Otherwise Noted

		Total	Total Policy	Total	Tangible	Cash and	Cash and	Policy	Total	Tangible
		Assets	Reserves	Equity	Equity	Investments	Investments /	Reserves /	Equity /	Equity /
Company Name	Ticker	($000)	($000)	($000)	($000)	($000)	Assets (%)	Equity (x)	Assets (%)	Assets (%)
Baldwin & Lyons, Inc.	BWINB	935,210	448,162	344,358	341,206	675,514	72.23	1.30	36.82	36.48
Hallmark Financial Services, Inc.	HALL	795,834	483,804	219,108	150,448	541,910	68.09	2.21	27.53	18.90
Eastern Insurance Holdings, Inc.	EIHI	378,943	195,896	134,345	119,061	243,474	64.25	1.46	35.45	31.42
First Acceptance Corporation	FAC	261,786	135,262	73,195	68,395	163,552	62.48	1.85	27.96	26.13
Federated National Holding Company	FNHC	187,185	112,148	65,490	65,490	155,966	83.32	1.71	34.99	34.99
Unico American Corporation	UNAM	146,879	67,620	75,226	75,226	124,938	85.06	0.90	51.22	51.22
National Security Group, Inc.	NSEC	137,642	74,558	29,563	29,563	106,433	77.33	2.52	21.48	21.48
Kingstone Companies, Inc.	KINS	80,525	48,090	18,095	14,791	31,387	38.98	2.66	22.47	18.37
Group Aggregate
Comparable Group Mean		365,501	195,693	119,923	108,023	255,397	68.97	1.83	32.24	29.87
Comparable Group Median		224,486	123,705	74,211	71,811	159,759	70.16	1.78	31.47	28.77
FNIC		203,985	81,900	60,495	57,376	99,454	48.76	1.35	29.66	28.13

Source: SNL Financial and Company financial statements

1Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

The Company’s total assets of $204.0 million at September 30, 2012, was close to the Comparable Group’s median of $224.5 million, but significantly below the Comparable Group’s mean of $365.5 million. The Company’s total equity of $60.5 million at September 30, 2012 was within the range of the Comparable Group, but below the Comparable Group’s mean and median total equity of $119.9 million and $74.2 million, respectively. Further, FNIC’s cash and investments of $99.5 million at September 30, 2012 was significantly below the mean and median of the Comparable Group of $255.4 million and $159.8 million, respectively.

The Company’s ratios of total equity to total assets and tangible equity to total assets were 29.7% and 28.1%, respectively, at September 30, 2012. These ratios approximate the mean and median of the Comparable Group. The Company’s tangible equity was $57.4 million at September 30, 2012, which was below the mean and median of the Comparable Group at $108.0 million and $71.8 million, respectively.

Presented below is a comparison of the Company with the Comparable Group on selected measures of operating performance and profitability.

First Nonprofit Insurance Company1

Operating Performance of the Comparable Group As of and for the LTM Period Ended 9/30/2012 Unless Otherwise Noted

		Total											Net
		Policy	Total	Net Prem	Loss	Expense	Combined	Inv.			3 Year Average		Income
		Revenue	Revenue	Writ/ Avg	Ratio	Ratio	Ratio	Yield	ROAA	ROAE	ROAA	ROAE	Margin
Company Name	Ticker	($000)	($000)	Equity (x)[2]	(%)[3]	(%)[3]	(%)[3]	(%)	(%)	(%)	(%)[4]	(%)[4]	(%)
Baldwin & Lyons, Inc.	BWINB	240,255	267,798	0.72	88.10	30.20	118.30	3.31	3.62	9.98	1.80	3.79	12.23
Hallmark Financial Services, Inc.	HALL	312,220	336,279	1.51	81.60	30.80	112.40	3.46	0.31	1.11	1.28	3.43	0.71
Eastern Insurance Holdings, Inc.	EIHI	152,789	159,879	1.26	63.30	31.00	94.30	2.90	2.75	7.59	0.66	1.90	6.18
First Acceptance Corporation	FAC	179,696	222,115	NA	81.50	29.00	110.50	5.25	(13.12)	(42.79)	(11.34)	(26.69)	(15.71)
Federated National Holding Company	FNHC	55,427	65,497	1.06	63.70	58.20	121.90	3.65	2.83	8.60	(3.09)	(9.04)	7.94
Unico American Corporation	UNAM	27,113	33,143	NA	53.80	26.50	80.30	1.55	1.37	2.72	1.83	4.00	6.18
National Security Group, Inc.	NSEC	52,645	60,537	1.52	79.00	38.00	117.00	6.68	(5.76)	(21.99)	0.67	2.17	(12.82)
Kingstone Companies, Inc.	KINS	17,467	31,441	1.15	57.60	17.10	74.80	4.51	4.94	22.38	8.27	31.30	11.52
Group Aggregate
Comparable Group Mean		129,702	147,086	1.21	71.08	32.60	103.69	3.91	(0.38)	(1.55)	0.01	1.36	2.03
Comparable Group Median		104,108	112,688	1.21	71.35	30.50	111.45	3.56	2.06	5.16	0.97	2.80	6.18
FNIC		58,391	64,749	0.95	65.65	49.25	114.90	2.44	(1.06)	(3.42)	N/A	N/A	(3.24)

Source: SNL Financial and Company financial statements

1Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis,

are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

2FNIC Avg Equity for GAAP ratio is calculated as the avg of beginning and ending equity for time period referenced

3Reflects year end 2011 results for Comparable Group

4ROAA and ROAE 3 year averages represent 2009 - 2011

The Company’s total revenue of $64.7 million for the LTM period was within the range of the Comparable Group, but below the Comparable Group’s mean and median total revenue of $147.1 million and $112.7 million, respectively. The Company’s combined ratio for the LTM period of 114.9% was above the Comparable Group’s mean and median combined ratios of 103.7% and 111.5%, respectively, and was within the range of the Comparable Group which was between 74.8% and 121.9%. The combined ratio is loss and loss adjustment expense ratio, plus expense ratio, plus policyholder dividend ratio. All of the companies within the Comparable Group but two had positive return on average assets (“ROAA”) and return on average equity (“ROAE”) for the LTM period (First Acceptance Corporation and National Security Group, Inc.). FNIC had ROAA and ROAE of (1.06%) and (3.42%) for the LTM period, respectively. FNIC compared unfavorably in LTM period in terms of both ROAA and ROAE as the Company trailed the Comparable Group on a mean and median basis. FNIC’s ratio of net premiums written to average equity was 0.95x for the LTM period, which was significantly below the mean and median of the Comparable Group. The Company’s total policy revenue of $58.4 million for the LTM period was in the middle of the range of the Comparable Group but was markedly lower than the Comparable Group’s mean and median of $129.7 million and $104.1 million, respectively. Additionally, FNIC had a loss ratio in over the LTM period of 65.7%, which was lower than all but three companies in the Comparable Group (median is 71.4%) while FNIC’s expense ratio of 49.3% is higher than all but one company in the Comparable Group (median is 30.5%).

V. MARKET CONDITIONS AND MARKET VALUE ADJUSTMENTS

Stock Price Performance and Market Conditions

The table below summarizes stock price and valuation ratio changes for the Comparable Group from November 30, 2012 and July 20, 2012, respectively. Six companies experienced a price increase, and two companies experienced a price decline. The mean and median price changes among the Comparable Group were 3.5% and 2.3%, respectively. The market valuation ratios of the Comparable Group have changed slightly since the Appraisal, most notably the price-to-book metric.

First Nonprofit Insurance Company

Comparative Market Valuation Performance As November 30, 2012 and July 20, 2012

						Price/	Price/
	Change			Price/	Price/	Tangible	Tangible	Price/	Price/	Price/	Price/	Price/	Price/
	in	Closing	Closing	Book	Book	Book	Book	LTM	LTM	LTM	LTM	Assets	Assets
	Closing	Price	Price	(%)	(%)	(%)	(%)	EPS (x)	EPS (x)	Rev. (x)	Rev. (x)	(%)	(%)
Company Name	Price	11/30/12	7/20/12	11/30/12	7/20/12	11/30/12	7/20/12	11/30/12	7/20/12	11/30/12	7/20/12	11/30/12	7/20/12
Comparable Group Mean	3.5%	NA	NA	82.95	82.28	92.23	93.65	12.44	13.34	0.80	0.78	0.27	0.27
Comparable Group Median	2.3%	NA	NA	80.53	70.89	94.79	86.70	9.52	14.40	0.62	0.69	0.23	0.26
Comparable Group
Baldwin & Lyons, Inc.	0.7%	22.99	22.83	99.34	101.28	100.25	102.25	10.44	NM	1.28	1.33	0.37	0.37
Hallmark Financial Services, Inc.	3.1%	8.22	7.97	71.74	70.63	104.48	104.51	NM	NM	0.47	0.47	0.20	0.20
Eastern Insurance Holdings, Inc.	1.5%	16.84	16.59	99.98	101.52	112.82	115.23	13.48	14.95	0.83	0.92	0.35	0.37
First Acceptance Corporation	5.2%	1.21	1.15	68.80	62.18	73.63	66.39	3.73	NM	0.22	0.23	0.19	0.18
Federal National Holding Company	17.7%	5.38	4.57	67.87	60.07	67.87	60.07	8.60	13.85	0.65	0.59	0.23	0.20
Unico American Corporation	26.3%	12.61	9.98	89.32	71.15	89.32	71.15	33.18	17.21	2.03	1.55	0.46	0.36
National Security Group, Inc.	(8.1%)	7.72	8.40	64.16	53.59	64.16	53.59	NM	NM	0.31	0.34	0.14	0.16
Kingstone Companies, Inc.	(18.6%)	4.84	5.95	102.40	137.78	125.27	175.98	5.20	7.34	0.59	0.78	0.23	0.31

Source: SNL Financial.

Stock Market Conditions

Below is a summary of the recent performance of various insurance stock indexes maintained by SNL Financial, along with selected other industry and broader market indexes. The SNL U.S. Insurance Index of all publicly-traded insurance companies returned 16.2% over the twelve month period ended November 30, 2012. The SNL U.S. Insurance P&C Index performed in similar fashion with a 17.7% return over the same period. Both SNL insurance indices performed similarly to the S&P 500, which had a 1 year return of 16.1%. However, the SNL insurance indices trailed the Russell 3000, which has a 1 year return of 21.1%.

Adding further to the volatility in the equity market are the implications of the impending “fiscal cliff” situation being negotiated in congress. Analysts are predicting the automatic spending cuts associated with the budget deal could lead to a recession for the U.S. in early 2013. This type of environment makes successfully bringing a company to market difficult and could be detrimental to FNIC’s subscription interest. Further evidence of this weak market for new offerings is that only one thrift conversion has been announced since the Appraisal in July and its pro forma price-to-book was 54.8% (the lowest in 2012).

Selected Stock Market Index Performance
For the Period Ended November 30, 2012

	Index Price Close 11/30/2012	Index Price Close 7/20/2012	Index Price Change	Change (%) YTD	1 Year	3 Year
SNL Insurance Indexes
SNL U.S. Insurance	577.32	531.38	0.09	15.51	16.18	34.11
SNL U.S. Insurance Underwriter	560.80	516.96	0.08	15.57	15.89	32.56
SNL U.S. Insurance Broker	1,225.13	1,104.69	0.11	14.44	20.23	60.61
S&P Insurance	256.80	231.94	0.11	17.27	16.62	25.44
S&P Insurance Brokers	440.58	382.64	0.15	18.44	22.39	62.04
S&P Multi-line Insurance	75.02	68.76	0.09	19.80	17.16	8.38
SNL Sector Indexes
SNL U.S. Insurance Multiline	114.24	103.38	0.11	32.95	33.76	(13.30)
SNL U.S. Insurance L&H	717.64	629.17	0.14	12.57	12.44	18.55
S&P L&H	290.46	250.85	0.16	13.33	12.13	14.13
SNL U.S. Insurance P&C	639.03	589.40	0.08	17.46	17.65	43.08
S&P P&C	338.87	311.99	0.09	18.66	17.96	29.69
SNL U.S. Reinsurance	739.07	677.86	0.09	19.79	19.21	51.81
SNL U.S. Managed Care	1,105.79	1,090.05	0.01	3.15	2.96	70.11
SNL U.S. Title Insurer	1,653.49	1,221.94	0.35	68.29	74.25	98.08
SNL U.S. Mortgage & Finl Guaranty	45.10	43.41	0.04	(4.48)	18.63	(19.04)
SNL Asset Size Indexes
SNL U.S. Insurance < $250M	788.76	733.01	0.08	49.65	49.08	89.36
SNL U.S. Insurance $250M-$500M	544.06	497.85	0.09	26.63	27.36	49.55
SNL U.S. Insurance $500M-$1B	629.62	504.93	0.25	50.43	44.55	53.28
SNL U.S. Insurance $1B-$2.5B	1,471.04	1,368.85	0.07	7.92	10.14	90.60
SNL U.S. Insurance $2.5B-$10B	847.84	780.69	0.09	19.04	21.68	47.46
SNL U.S. Insurance > $10B	523.97	483.17	0.08	15.32	15.38	29.63
SNL U.S. Insurance > $1B	575.48	530.64	0.08	15.48	15.81	32.50
SNL U.S. Insurance < $1B	728.17	619.10	0.18	45.25	41.63	57.14
SNL Market Cap Indexes
SNL Micro Cap U.S. Insurance	271.20	243.87	0.11	31.67	34.20	24.10
SNL Small Cap U.S. Insurance	699.46	656.71	0.07	12.44	16.16	48.07
SNL Mid Cap U.S. Insurance	452.61	424.24	0.07	13.40	16.74	52.71
SNL Large Cap U.S. Insurance	475.42	438.81	0.08	15.36	15.14	28.35
Broad Market Indexes
S&P 500	2,481.82	2,367.26	0.05	14.96	16.13	37.67
S&P Mid-Cap	1,367.92	1,277.43	0.07	15.36	14.93	52.57
S&P Small-Cap	556.46	531.65	0.05	12.61	14.02	56.08
S&P Financials	314.39	285.22	0.10	22.98	25.14	12.60
SNL All Financial Institutions	803.49	729.40	0.10	21.51	23.18	14.67
MSCI US IMI Financials	1,055.14	971.77	0.09	21.36	31.90	22.45
NASDAQ Composite	3,010.20	2,925.30	0.03	15.55	14.88	40.36
NASDAQ Financial	2,195.10	2,121.52	0.03	12.40	13.48	13.19
NASDAQ OMX Group Inc.	24.23	22.37	0.08	(1.14)	(7.70)	29.71
NYSE Composite Index	8,260.43	7,759.59	0.06	10.48	10.37	16.47
Russell 1000	3,948.44	3,752.46	0.05	15.18	21.21	39.55
Russell 2000	3,773.98	3,610.03	0.05	12.52	20.00	48.44
Russell 3000	3,907.61	3,715.48	0.05	14.97	21.12	40.21

Source: SNL Financial

VI. VALUATION ANALYSIS AND CONCLUSIONS

Valuation Review

In determining the Estimated Pro Forma Market Value of the Company, we have employed the comparable market valuation approach and considered the following pricing ratios: price-to-book value per share (“P/B”), price-to-earnings per share (“P/E”), price-to-assets (“P/A”) and price-to-tangible book value per share (“P/TB”). We believe price-to-book value is the primary determinant of an investor’s interest in a SRC of an insurance company. The other multiples mentioned above (P/E, P/A, and P/TB) are of secondary value in determining interest in, and, the value of, an SRC.

In the July 20, 2012 Appraisal, the Company’s Estimated Pro Forma Market Value was discounted on a P/B basis relative to the trading market valuations of the Comparable Group. The Company’s Estimated Pro Forma Market Value was adjusted for various attributes such as earnings prospects, liquidity of issue and new issue discounts.

The Comparable Group’s market valuation ratios have fluctuated slightly since the July 20, 2012 Appraisal. The median P/B ratio of the Comparable Group increased from 70.9% at July 20, 2012 to 80.5% at November 30, 2012 and the mean P/B ratio of the Comparable Group was almost unchanged going from 82.3% at July 20, 2012 to 83.0% at November 30, 2012. The P/B ratio continues to be the primary valuation metric generally accepted for financial services companies in the current investment climate. FNIC’s negative net income for the LTM period, ended September 30, 2012, render the P/E ratio not applicable. The P/A ratio was again considered to confirm that our Valuation Range for the Company was reasonable.

Valuation Analysis

Since our July 20, 2012 Appraisal, a discount of approximately 25% to 35% based on the P/B ratio has been revised to 30% to 40%, which we deem appropriate for determining the Company’s Estimated Pro Forma Market Value relative to the Comparable Group’s market valuation ratios. The Company is valued at a pro-forma P/B ratio of 49.0% at the minimum, 53.4% at the midpoint, and 57.3% at the maximum as shown in the table below.

Boenning believes an increased level of discounts is appropriate to reflect adjustments for the current state of the equity markets, in particular for new issues, changes in company management, and potential subscription interest in the current economic climate. Further, as public company P/B valuations increase, discounts expand, which reflects the inherent “floor” in the Company’s P/B valuation due to its existing fixed equity.

Comparative Valuations Ratios Based on Estimated Pro forma Market Valuation Range

($000)	Estimated Pro Forma Market Valuation Range

	Minimum	Midpoint	Maximum

November 30, 2012 Appraisal Update Financial Data as of September 30, 2012
Gross Proceeds	$48,450	$57,000	$65,550

Price/Book Value	49.0%	53.4%	57.3%
Price/Tangible Book Value	50.6%	55.0%	58.9%
Price/Total Assets	20.0%	22.8%	25.4%
Price/LTM EPS	NM	NM	NM

July 20, 2012 Appraisal
Financial Data as of March 31, 2012
Gross Proceeds	$51,000	$60,000	$69,000

Price/Book Value	51.4%	55.7%	59.6%
Price/Tangible Book Value	53.3%	57.7%	61.6%
Price/Total Assets	21.8%	24.8%	27.6%
Price/LTM EPS	NM	NM	NM

Source: Company financial statements

The following table displays the market valuation ratios of the Comparable Group as of November 30, 2012 and pro forma ratios for the Company.

Comparative Market Valuation Analysis
As of November 30, 2012

	Closing	Market Value	Price / Book	Price / Tangible Book	Price / LTM EPS	Price / LTM Revenue	Price / Total Assets	Equity / Assets	Current Dividend Yield
	Price	($000s)	(%)	(%)	(x)	(x)	(%)	(%)	(%)
MIHC (Fully Converted)
Pro Forma Valuation Minimum	10.00	48,450	49.02	50.61	NM	0.74	19.99	40.79	0.00
Pro Forma Valuation Midpoint	10.00	57,000	53.39	55.01	NM	0.87	22.78	42.66	0.00
Pro Forma Valuation Maximum	10.00	65,550	57.27	58.89	NM	1.00	25.41	44.37	0.00
Comparable Group Mean		104,285	82.95	92.23	12.44	0.80	27.01	32.24	1.74
Comparable Group Median		58,768	80.53	94.79	9.52	0.62	22.98	31.47	0.83
Comparable Group
Baldwin & Lyons, Inc.	22.99	343,198	99.34	100.25	10.44	1.28	36.61	36.82	4.18
Hallmark Financial Services, Inc.	8.22	157,190	71.74	104.48	NM	0.47	19.90	27.53	0.00
Eastern Insurance Holdings, Inc.	16.84	134,322	99.98	112.82	13.48	0.83	35.15	35.45	1.67
First Acceptance Corporation	1.21	50,360	68.80	73.63	3.73	0.22	18.92	27.96	0.00
Federated National Holding Company	5.38	44,469	67.87	67.87	8.60	0.65	22.86	34.99	0.00
Unico American Corporation	12.61	67,177	89.32	89.32	33.18	2.03	45.74	51.22	0.00
National Security Group, Inc.	7.72	18,968	64.16	64.16	NM	0.31	13.83	21.48	4.93
Kingstone Companies, Inc.	4.84	18,599	102.40	125.27	5.20	0.59	23.10	22.47	3.14

Source: SNL Financial and Company financial statements

The Company’s pro forma P/B valuation ratios reflect discounts to the Comparable Group’s mean ratio of 83.0% measuring 31.0% at the valuation maximum, 35.6% at the valuation midpoint, and 40.9% at the valuation minimum. The Company’s P/B valuation ratios reflect a discount to the Comparable Group’s 80.5% median of 28.9% at the valuation maximum, 33.7% at the valuation midpoint, and 39.1% at the valuation minimum. In our opinion, these levels of discounts are appropriate to reflect the previously discussed adjustments for earnings prospects, the new issue discount, and liquidity of the issue, among others.

Based on the P/A ratio, the Company’s midpoint valuation of $57.0 million reflects a P/A ratio of 22.8%, ranging from 20.0% at the minimum to 25.4% at the maximum. The Company’s P/A valuation ratio at the midpoint is similar to the Comparable Group’s corresponding median of 23.0% and only slightly below the Comparable Group’s mean P/A ratio of 27.0%.

Valuation Conclusion

It is our opinion that, as of November 30, 2012, the Estimated Pro Forma Market Value of the shares to be issued immediately following the Offering was within a range (the “Valuation Range”) of $48.45 million to $65.55 million with a midpoint of $57.0 million. The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase from the midpoint to establish the maximum. Exhibits XVII and XVIII shows the assumptions and calculations utilized in determining the Company’s Valuation Range.

EXHIBIT I

STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

This Appraisal Update is subject to the following general assumptions and limiting conditions.

1.	No investigation has been made of, and no responsibility is assumed for, the legal description of the property being valued or legal matters, including title or encumbrances. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be free and clear of any liens, easements or encumbrances unless otherwise stated.

2.	Information furnished by others, upon which all or portions of this analysis is based, is believed to be reliable, but has not been verified except as set forth in this Appraisal Update. No warranty is given as to the accuracy of such information.

3.	This Appraisal Update has been made only for the purpose stated and shall not be used for any other purpose.

4.	Except as specified in our engagement letter, neither Boenning nor any individual signing or associated with this report shall be required by reason of this Appraisal Update to give further consultation, provide testimony, or appear in court or other legal proceeding.

5.	No responsibility is taken for changes in market conditions and no obligation is assumed to revise this Appraisal Update to reflect events or conditions which occur subsequent to the date hereof.

6.	The date to which the analysis expressed in this Appraisal Update apply is set forth in the letter of transmittal. Our Appraisal Update is based on the purchasing power of the United States dollar as of that date.

7.	It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can readily be obtained or renewed.

8.	Boenning has relied upon Company management’s assurances that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) are identical to FNIC’s audited GAAP financial statements utilized throughout this Appraisal Update.

9.	Full compliance with all applicable federal, state and local zoning, use, environmental and similar laws and regulations is assumed, unless otherwise stated.

10.	Competent management is assumed.

11.	The Appraisal Update is predicated on the financial structure prevailing as of the date of this report.

EXHIBIT II

CERTIFICATION

We certify that, to the best of our knowledge and belief:

•	The facts and data reported by the reviewer and used in the review process are true and correct;

•	The analyses, opinions, and conclusions in this Appraisal Update are limited only by the assumptions and limiting conditions stated in this Appraisal Update, and are our personal, impartial and unbiased professional analyses, opinions and conclusions;

•	We have no present or prospective interest in the property that is the subject of this Appraisal Update, and we have no personal interest or bias with respect to the parties involved;

•	Our engagement in this assignment was not contingent upon developing or reporting predetermined results;

•	Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report;

•	We have made a personal visit to the headquarters of MIHC

November 30, 2012

Exhibit III

Overview of Boenning

Founded in 1914, Pennsylvania based Boenning & Scattergood, Inc. is one of the oldest independent securities, asset management and investment banking firms in the region, providing individual, institutional, corporate and municipal clients a full complement of financial services including equity research, investment banking, public finance, asset management as well as equity and fixed income sales and trading.

Background of Appraisers

Anthony A. Latini, Jr.,

CFA Managing Director

Mr. Latini has over 20 years of experience providing corporate finance and investment banking services to middle market and large corporate clients. Mr. Latini focuses on merger and acquisition advisory services and capital raising for clients in a wide variety of industries including manufacturing, distribution, and financial services. He leads the firm’s insurance industry group and has been involved with seven mutual to stock conversions. Prior to joining Boenning & Scattergood, Mr. Latini was Managing Director of Curtis Financial Group’s financial services industry group. He has also held positions at Berwind Financial L.P., a regional investment bank, Evans & Company, Inc., an equity buyout group, and CoreStates Financial Corp, a super-regional commercial and investment banking company. Mr. Latini received his B.S. from the Wharton School at the University of Pennsylvania and is a Chartered Financial Analyst (CFA).

James W. Adducci

Director

James joined Boenning & Scattergood in 2004 and currently serves in a director role. He has over 12 years of investment banking experience working with public and private companies executing exclusive sale assignments, buyside transactions, financings and various other strategic advisory assignments across a broad range of industries. James has completed more than 45 transactions totaling more than $8 billion in value. Industries of particular focus include industrials, water and infrastructure and financial institutions. Prior to joining Boenning, James worked in the diversified industrials group at Dresdner Kleinwort in New York where he focused on cross-border M&A transactions. James received his BA in economics from Carleton College and is registered with FINRA and holds Series 7 and 63 licenses.

Michael J. Cavanaugh Jr.

Analyst

Mr. Cavanaugh joined Boenning & Scattergood, Inc. in 2011 after working with Emerging Growth Equities, Ltd. As part of the Investment Banking Group, Mr. Cavanaugh has primarily worked on transactions including merger and acquisition advisory and capital raises. He has experience working in a variety of industries ranging from consumer products to financial services. Mr. Cavanaugh received a B.S. in Economics from The Pennsylvania State University and a M.S. in Finance from Villanova University and holds Series 79 and 63 licenses.

Exhibit IV

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND SURPLUS - STATUTORY BASIS
December 31, 2009 - 2011, and as of September 30, 2012

ADMITTED ASSETS

	2009	2010	2011	2012 YTD

Bonds	$60,503,960	$47,197,905	$35,083,880	$24,154,991
Common Stocks	37,655,047	42,995,673	43,323,119	59,016,000
Cash and short-term investments	4,197,775	15,445,520	8,488,402	5,897,910
Other invested assets	-	2,111,924	2,095,021	2,742,103

Total cash and invested assets	102,356,782	107,751,022	88,990,422	91,811,004

Premium and agents' balances in course of collection	18,101,163	19,993,338	26,278,154	36,464,268
Reinsurance recoverable on paid losses	1,115,734	1,262,287	252,942	79,365
EDP equipment and software, net	289,126	413,923	272,776	156,554
Interest and dividend income due and accrued	670,569	491,439	320,073	207,409
Federal income tax receivable	-	-	50,727	-
Net deferred tax asset	2,611,000	2,703,000	5,395,000	5,395,000
Other assets	21,898	154,036	21,898	11,904
Cash surrender value of officers' life insurance	2,506,953	3,261,080	18,295,615	20,044,207
Receivable from affiliates	249,850	630,770	289,206	450,067

TOTAL ADMITTED ASSETS	$127,923,075	$136,660,895	$140,166,813	$154,619,778

LIABILITIES AND SURPLUS

	2009	2010	2011	2012 YTD

Losses and loss adjustment expenses	$43,457,409	$47,644,494	$53,225,423	$62,371,585
Reinsurance payable	1,643,114	993,875	1,362,149	-
Unearned premiums, net	21,315,128	22,514,043	25,321,989	26,702,291
Taxes, licenses and fees	702,900	781,800	848,500	1,139,600
Federal income taxes payable	1,246,000	672,990	-	130,073
Amounts held or retained for others	713,041	-	-	-
Other liabilities	5,387,269	12,104,665	7,899,335	10,002,509

Total liabilities	74,464,861	84,711,867	88,657,396	100,346,058

Common stock	5,000,000	5,000,000	5,000,000	5,000,000
Subordinated surplus notes	7,000,000	6,500,000	6,500,000	6,500,000
Gross paid-in and contributed surplus	36,100,525	36,100,525	36,100,525	36,100,525
Unassigned surplus	5,357,689	4,348,503	3,908,892	6,673,195

Total surplus	53,458,214	51,949,028	51,509,417	54,273,720

TOTAL LIABILITIES AND SURPLUS	$127,923,075	$136,660,895	$140,166,813	$154,619,778

Source: Company Annual Statements

Operating Ratios
ROAA*	0.74%	(0.64%)	(0.47%)	NA
Return on Average Equity (C&S)	1.75%	(1.64%)	(1.27%)	NA
Loss & LAE Ratio	54.39%	63.53%	59.35%	66.10%
Expense Ratio	39.15%	39.89%	41.09%	35.40%
Combined Ratio	93.54%	103.42%	100.44%	101.50%

* calculated based on average net admitted assets

Exhibit V

FIRST NONPROFIT INSURANCE COMPANY

STATEMENTS OF OPERATIONS - STATUTORY BASIS

Years Ended December 31, 2009 - 2011, and as of September 30, 2012

	2009	2010	2011	2012 YTD

PREMIUMS EARNED, NET	$41,447,215	$49,076,332	$52,044,186	$44,752,887

Losses incurred	14,752,121	20,730,381	23,335,120	21,409,231
Loss adjustment expenses incurred	7,790,922	10,449,416	7,553,146	8,190,435
Other underwriting expenses	17,512,345	20,052,748	22,541,054	15,029,995

Total losses and expenses	40,055,388	51,232,545	53,429,320	44,629,661

NET UNDERWRITING GAIN (LOSS)	1,391,827	(2,156,213)	(1,385,134)	123,226

INVESTMENT INCOME

Net investment income	1,206,422	1,052,307	496,025	5,754
Realized capital gains, net	62,605	964,949	1,195,236	400,270

Net investment gain	1,269,027	2,017,256	1,691,261	406,024

OTHER INCOME, NET	600	108,901	39,033	2,574

INCOME (LOSS) BEFORE PROVISION FOR
FEDERAL INCOME TAXES	2,661,454	(30,056)	345,160	531,824

PROVISION FOR FEDERAL INCOME TAXES	1,727,618	812,932	1,000,638	183,698

NET INCOME (LOSS)	$933,836	$(842,988)	$(655,478)	$348,126

Exhibit VI

FIRST NONPROFIT INSURANCE COMPANY
STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND SURPLUS - STATUTORY BASIS
Growth Analysis
December 31, 2009 - 2011

ADMITTED ASSETS

	2010	2011	CAGR

Bonds	(21.99%)	(25.67%)	(23.85%)
Common Stocks	14.18%	0.76%	7.26%
Cash and short-term investments	267.95%	(45.04%)	42.20%
Other invested assets	100.00%	(0.80%)	NA

Total cash and invested assets	5.27%	(17.41%)	(6.76%)

Premium and agents' balances in course of collection	10.45%	31.43%	20.49%
Reinsurance recoverable on paid losses	13.14%	(79.96%)	(52.39%)
EDP equipment and software, net	43.16%	(34.10%)	(2.87%)
Interest and dividend income due and accrued	(26.71%)	(34.87%)	(30.91%)
Federal income tax receivable	0.00%	100.00%	NA
Net deferred tax asset	3.52%	99.59%	43.74%
Other assets	603.42%	(85.78%)	0.00%
Cash surrender value of officers' life insurance	30.08%	461.03%	170.15%
Receivable from affiliates	152.46%	(54.15%)	7.59%

TOTAL ADMITTED ASSETS	6.83%	2.57%	4.68%

LIABILITIES AND SURPLUS

	2010	2011	CAGR

Losses and loss adjustment expenses	9.63%	11.71%	10.67%
Reinsurance payable	(39.51%)	37.05%	(8.95%)
Unearned premiums, net	5.62%	12.47%	8.99%
Taxes, licenses and fees	11.22%	8.53%	9.87%
Federal income taxes payable	(45.99%)	(100.00%)	NA
Amounts held or retained for others	(100.00%)	0.00%	NA
Other liabilities	124.69%	0.00%	21.09%

Total liabilities	13.76%	4.66%	9.11%

Common stock	0.00%	0.00%	0.00%
Subordinated surplus notes	(7.14%)	0.00%	(3.64%)
Gross paid-in and contributed surplus	0.00%	0.00%	0.00%
Unassigned surplus	(18.84%)	(10.11%)	(14.58%)

Total surplus	(2.82%)	(0.85%)	(1.84%)

TOTAL LIABILITIES AND SURPLUS	6.83%	2.57%	4.68%

Source: Company Annual Statements

Exhibit VII

FIRST NONPROFIT INSURANCE COMPANY
STATEMENTS OF OPERATIONS - STATUTORY BASIS
Growth Analysis
Years Ended December 31, 2009 - 2011

	2010	2011	CAGR

PREMIUMS EARNED, NET	18.41%	6.05%	12.06%
Losses incurred	40.52%	12.56%	25.77%
Loss adjustment expenses incurred	34.12%	(27.72%)	(1.54%)
Other underwriting expenses	14.51%	12.41%	13.45%

Total losses and expenses	27.90%	4.29%	15.49%

NET UNDERWRITING GAIN (LOSS)	(254.92%)	35.76%	NA

INVESTMENT INCOME

Net investment income	(12.77%)	(52.86%)	(35.88%)
Realized capital gains, net	1441.33%	23.87%	336.94%

Net investment gain	58.96%	(16.16%)	15.44%

OTHER INCOME, NET	18050.17%	(64.16%)	706.57%

INCOME (LOSS) BEFORE PROVISION FOR
FEDERAL INCOME TAXES	(101.13%)	(1248.39%)	(63.99%)

PROVISION FOR FEDERAL INCOME TAXES	(52.94%)	23.09%	(23.89%)

NET INCOME (LOSS)	(190.27%)	22.24%	NA

Exhibit VIII

FIRST NONPROFIT INSURANCE COMPANY
STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND SURPLUS - STATUTORY BASIS
Common Size
Years Ended December 31, 2009 - 2011, and as of September 30, 2012

ADMITTED ASSETS

	2009	2010	2011	2012 YTD

Bonds	47.30%	34.54%	25.03%	17.23%
Common Stocks	29.44%	31.46%	30.91%	42.10%
Cash and short-term investments	3.28%	11.30%	6.06%	4.21%
Other invested assets	0.00%	1.55%	1.49%	1.96%

Total cash and invested assets	80.01%	78.85%	63.49%	65.50%

Premium and agents' balances in course of collection	14.15%	14.63%	18.75%	26.01%
Reinsurance recoverable on paid losses	0.87%	0.92%	0.18%	0.11%
EDP equipment and software, net	0.23%	0.30%	0.19%	0.15%
Interest and dividend income due and accrued	0.52%	0.36%	0.23%	0.00%
Federal income tax receivable	0.00%	0.00%	0.04%	3.85%
Net deferred tax asset	2.04%	1.98%	3.85%	0.01%
Other assets	0.02%	0.11%	0.02%	14.30%
Cash surrender value of officers' life insurance	1.96%	2.39%	13.05%	0.32%
Receivable from affiliates	0.20%	0.46%	0.21%	0.00%

TOTAL ADMITTED ASSETS	$127,923,075	$136,660,895	$140,166,813	$154,619,778

LIABILITIES AND SURPLUS

	2009	2010	2011	2012 YTD

Losses and loss adjustment expenses	33.97%	34.86%	37.97%	44.50%
Reinsurance payable	1.28%	0.73%	0.97%	0.00%
Unearned premiums, net	16.66%	16.47%	18.07%	19.05%
Taxes, licenses and fees	0.55%	0.57%	0.61%	0.81%
Federal income taxes payable	0.97%	0.49%	0.00%	0.09%
Amounts held or retained for others	0.56%	0.00%	0.00%	0.00%
Other liabilities	4.21%	8.86%	5.64%	7.14%

Total liabilities	58.21%	61.99%	63.25%	71.59%

Common stock	3.91%	3.66%	3.57%	3.57%
Subordinated surplus notes	5.47%	4.76%	4.64%	4.64%
Gross paid-in and contributed surplus	28.22%	26.42%	25.76%	25.76%
Unassigned surplus	4.19%	3.18%	2.79%	4.76%

Total surplus	41.79%	38.01%	36.75%	38.72%

TOTAL LIABILITIES AND SURPLUS	$127,923,075	$136,660,895	$140,166,813	$154,619,778

Source: Company Annual Statements

Exhibit IX

FIRST NONPROFIT INSURANCE COMPANY
STATEMENTS OF OPERATIONS - STATUTORY BASIS
Common Size
Years Ended December 31, 2009 - 2011, and as of September 30, 2012

	2009	2010	2011	2012 YTD

PREMIUMS EARNED, NET	$41,447,215	$49,076,332	$52,044,186	$44,752,887

Losses incurred	35.59%	42.24%	44.84%	41.14%
Loss adjustment expenses incurred	18.80%	21.29%	14.51%	15.74%
Other underwriting expenses	42.25%	40.86%	43.31%	28.88%

Total losses and expenses	96.64%	104.39%	102.66%	85.75%

NET UNDERWRITING GAIN (LOSS)	3.36%	(4.39%)	(2.66%)	0.24%

INVESTMENT INCOME

Net investment income	2.91%	2.14%	0.95%	0.01%
Realized capital gains, net	0.15%	1.97%	2.30%	0.77%

Net investment gain	3.06%	4.11%	3.25%	0.78%

OTHER INCOME, NET	0.00%	0.22%	0.07%	0.00%

INCOME (LOSS) BEFORE PROVISION FOR
FEDERAL INCOME TAXES	6.42%	(0.06%)	0.66%	1.02%

PROVISION FOR FEDERAL INCOME TAXES	4.17%	1.66%	1.92%	0.35%

NET INCOME (LOSS)	2.25%	(1.72%)	(1.26%)	0.67%

Exhibit X
FIRST NONPROFIT INSURANCE COMPANY1
Consolidated Balance Sheet - GAAP Basis
As of December 31, 2010 - 2011 and September 30, 2012

	2010	2011	9/30/2012
ASSETS
Investments:
Bonds Available for sale	$73,431,971	$64,415,173	$47,901,845
Equity securities available for sale	10,315,071	4,890,784	13,402,685
Cash & Cash Equivalents	10,854,713	18,340,463	35,657,017
Short-term investments	15,823,901	2,499,974	-
Long-term investments/Limited Partnership	2,111,924	2,095,021	2,492,103
Real estate held for sale	1,671,852	1,215,045	-
Total Investments available for sale	114,209,432	93,456,460	99,453,650
All Other Assets:
Premium and Agents Balances (net of allowance for doubtful accounts)	19,822,692	23,933,855	32,957,683
Recoverable Deductibles on unpaid losses (Safety Group)	281,747	3,542,192	6,164,141
Reinsurance Recoverable on:
Paid Losses	1,350,600	390,882	225,714
Unpaid losses & loss adjustment expenses	25,038,011	16,968,724	18,395,470
Unearned Premium Reserve	4,259,076	4,992,609	4,984,806
Investment income due & accrued	708,444	537,762	662,639
Deferred Acquisition Expenses (DAC)	3,436,943	2,986,615	3,390,864
Property & equipment (net accumulated depreciation)	3,531,138	3,900,550	3,264,977
Intangible assets	3,859,812	3,682,597	3,118,794
Current federal tax recoverable	-	450,820	(66,497)
Cash surrender value of Life Ins.	3,261,080	18,295,615	20,044,207
Net deferred tax asset	8,399,103	8,686,022	9,394,433
Due from affiliates	1,217,305	333,221	597,061
Prepaid expenses & other assets	2,353,255	1,290,925	1,396,798
Total Other Assets	77,519,206	89,992,389	104,531,090
Total Assets	$191,728,638	$183,448,849	$203,984,740
LIABILITIES
Unpaid losses & loss adjustment expenses	$73,946,438	$71,421,235	$81,899,569
Unearned premium	26,773,119	30,314,598	31,687,097
Surplus Notes payable	6,500,000	6,500,000	6,500,000
Reinsurance premium payable	993,875	1,360,746	79,365
Insurance premiums payable	63,393	1,552,840	2,914,607
Amounts withheld or retained	-	-	452,379
Commissions payable	62,551	132,649	6,657,652
Claims payable	-	-	146,635
Payable for securities	9,020,406	401,195	35,844
Taxes, licenses and fees (includes state taxes)	781,800	848,500	1,139,400
Underfunded pension obligation	56,880	604,980	-
Other - employee benefits & retirement plans	2,532,062	3,438,016	7,267,989
Supplemental retirement plan obligations	5,124,763	6,201,882	3,765,403
Income taxes payable	488,621	-	-
Accrued expenses - excl. taxes, licenses and fees	4,519,172	2,498,560	943,754
Total Liabilities	130,863,080	125,275,201	143,489,694

STOCKHOLDERS' EQUITY
Common stock	5,000,000	5,000,000	5,000,000
Additional paid-in capital	36,100,525	36,100,525	36,100,525
Accumulated other comprehensive income	797,208	(281,258)	431,969
Retained earnings	18,967,825	17,354,381	18,962,552
Total stockholders' equity	60,865,558	58,173,648	60,495,046
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$191,728,638	$183,448,849	$203,984,740

1Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

Exhibit XI
FIRST NONPROFIT INSURANCE COMPANY1
Consolidated Statement of Income and Comprehensive Income - GAAP Basis
Years Ended December 31, 2010 - 2011 and 9/30/2012 LTM

	2010	2011	9/30/2012 LTM
Revenues
Premiums Earned	$49,076,339	$52,044,188	$58,391,120
Commission Income	1,822,240	1,860,740	2,731,888
Retirement Plan Administration	42,771	59,095	72,643
Administrative Fees	708,174	782,807	849,448
Consulting Fees	342,168	265,765	277,206
Net Investment Income	2,155,462	1,341,189	1,430,846
Net Realized Gains on Investments	1,382,678	1,610,463	995,931
Total Revenues	55,529,832	57,964,247	64,749,082
Expenses
Loss and Loss Adjustment Expenses	31,418,377	30,611,504	38,334,953
Policy Acquisition Costs and other underwriting costs	23,394,855	28,656,038	28,755,938
Total Expenses	54,813,232	59,267,542	84,815,362
Income Before Provision for Income Taxes	716,600	(1,303,295)	(2,341,809)
Provision for Income Taxes	145,685	310,149	(245,950)
Net Income	570,915	(1,613,444)	(2,095,859)
Other Income
Unrealized Holdings Gains on Securities	756,219	(896,109)	(1,051,789)
Defined benefit Retirement Plans Net Loss Experience	(395,865)	(1,031,138)	(221,281)
Defined benefit Retirement Plans Amortization of Net Loss of Pension Assets	515,607	-	-
Reclassification Adjustment for Gains and Losses Realize in NI	(869,678)	848,781	1,770,555
Total other income	6,283	(1,078,466)	497,485

Comprehensive Income (Loss)
	$577,198	$(2,691,910)	$(1,598,374)

1Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

Exhibit XII

Public P&C Insurance Group As of 9/30/2012 Unless Otherwise Noted

Company Name	Ticker	Total Assets ($000)	Total Policy Reserves ($000)	Total Equity ($000)	Tangible Equity ($000)	Cash and Investments ($000)	Cash and Investments / Assets	Policy Reserves / Equity (x)	Total Equity / Assets	Tangible Equity / Assets
Berkshire Hathaway Inc.	BRK.A	424,115,000	84,818,000	189,074,000	125,151,000	186,452,000	0.44	0.45	0.45	0.30
Allstate Corporation	ALL	126,988,000	85,701,000	20,837,000	19,595,000	99,158,000	0.78	4.11	0.16	0.15
Travelers Companies, Inc.	TRV	105,445,000	66,768,000	25,905,000	22,147,000	74,710,000	0.71	2.58	0.25	0.21
Loews Corporation	L	79,554,000	39,151,000	24,862,000	23,923,000	53,083,000	0.67	1.57	0.31	0.30
CNA Financial Corporation	CNA	58,612,000	39,151,000	12,660,000	12,375,000	47,917,000	0.82	3.09	0.22	0.21
Chubb Corporation	CB	51,641,000	29,616,000	15,974,000	15,507,000	44,116,000	0.85	1.85	0.31	0.30
American Financial Group, Inc.	AFG	39,633,000	28,042,000	4,964,000	4,739,000	28,037,000	0.71	5.65	0.13	0.12
Progressive Corporation	PGR	23,429,300	12,963,600	6,554,600	6,554,600	17,369,100	0.74	1.98	0.28	0.28
Alleghany Corporation	Y	22,757,642	13,639,531	6,581,069	6,332,905	19,031,177	0.84	2.07	0.29	0.28
W.R. Berkley Corporation	WRB	19,932,912	12,043,326	4,333,847	4,216,982	15,477,476	0.78	2.78	0.22	0.21
Cincinnati Financial Corporation	CINF	16,479,000	8,447,000	5,359,000	5,359,000	10,567,800	0.65	1.58	0.33	0.33
Old Republic International Corporation	ORI	16,187,500	10,783,600	3,690,100	NA	12,949,000	0.79	2.92	0.23	0.00
Erie Indemnity Company	ERIE	15,544,000	7,739,000	6,843,000	NA	13,195,000	0.85	1.13	0.44	0.00
White Mountains Insurance Group, Ltd.	WTM	13,468,800	4,126,900	4,378,400	NA	8,209,100	0.61	0.94	0.33	0.00
Hanover Insurance Group, Inc.	THG	13,330,100	8,494,600	2,699,400	2,514,600	7,906,800	0.59	3.15	0.20	0.19
Markel Corporation	MKL	12,383,417	6,359,180	3,893,657	2,895,823	9,185,672	0.74	1.63	0.31	0.23
HCC Insurance Holdings, Inc.	HCC	10,080,384	4,869,115	3,504,820	2,618,960	6,902,678	0.68	1.39	0.35	0.26
Horace Mann Educators Corporation	HMN	8,122,176	4,764,301	1,232,418	1,185,022	6,216,687	0.77	3.87	0.15	0.15
AmTrust Financial Services, Inc.	AFSI	6,766,034	3,956,303	1,156,211	739,098	2,580,423	0.38	3.42	0.17	0.11
Selective Insurance Group, Inc.	SIGI	5,879,941	4,120,187	1,124,378	1,116,529	4,333,527	0.74	3.66	0.19	0.19
ProAssurance Corporation	PRA	4,972,666	2,411,209	2,349,398	2,139,564	4,223,293	0.85	1.03	0.47	0.43
Tower Group, Inc.	TWGP	4,664,169	2,621,961	1,118,574	759,665	2,876,155	0.62	2.34	0.24	0.16
Mercury General Corporation	MCY	4,210,910	1,899,696	1,893,833	1,801,878	3,348,787	0.80	1.00	0.45	0.43
Navigators Group, Inc.	NAVG	3,994,697	2,715,197	874,811	867,774	2,414,685	0.60	3.10	0.22	0.22
United Fire Group, Inc.	UFCS	3,737,810	2,799,021	753,822	724,927	3,151,632	0.84	3.71	0.20	0.19
Employers Holdings, Inc.	EIG	3,587,886	2,578,631	473,216	426,205	2,282,452	0.64	5.45	0.13	0.12
RLI Corp.	RLI	2,754,154	1,519,007	894,369	834,589	2,018,544	0.73	1.70	0.32	0.30
Meadowbrook Insurance Group, Inc.	MIG	2,697,380	1,874,498	557,327	404,821	1,664,241	0.62	3.36	0.21	0.15
State Auto Financial Corporation	STFC	2,479,500	1,437,400	739,100	737,400	2,315,600	0.93	1.94	0.30	0.30
Infinity Property and Casualty Corporation	IPCC	2,342,192	1,102,066	674,584	599,309	1,630,783	0.70	1.63	0.29	0.26
National Interstate Corporation	NATL	1,596,239	1,043,060	385,887	377,461	1,087,615	0.68	2.70	0.24	0.24
Safety Insurance Group, Inc.	SAFT	1,593,439	785,078	696,409	696,409	1,227,994	0.77	1.13	0.44	0.44
Donegal Group Inc.	DGICA	1,336,715	820,405	402,889	396,306	823,451	0.62	2.04	0.30	0.30
EMC Insurance Group Inc.	EMCI	1,290,901	814,548	392,606	391,664	1,179,610	0.91	2.07	0.30	0.30
AMERISAFE, Inc.	AMSF	1,202,855	744,514	372,139	372,139	882,619	0.73	2.00	0.31	0.31
SeaBright Holdings, Inc.	SBX	1,104,548	663,480	359,210	356,416	760,871	0.69	1.85	0.33	0.32
Universal Insurance Holdings, Inc.	UVE	979,912	581,388	166,014	166,014	789,986	0.86	3.50	0.17	0.17
Baldwin & Lyons, Inc.	BWINB	935,210	448,162	344,358	341,206	675,514	0.72	1.30	0.37	0.36
Hilltop Holdings Inc.	HTH	915,511	132,855	640,805	608,601	513,693	0.52	0.21	0.70	0.66
Hallmark Financial Services, Inc.	HALL	795,834	483,804	219,108	150,448	541,910	0.68	2.21	0.28	0.19
Eastern Insurance Holdings, Inc.	EIHI	378,943	195,896	134,345	119,061	109,608	0.31	1.46	0.35	0.31
Affirmative Insurance Holdings, Inc.	AFFM	349,961	210,994	(124,967)	(139,232)	243,474	0.64	(1.69)	(0.36)	(0.40)
United Insurance Holdings Corp.	UIHC	336,895	167,633	64,993	NA	163,552	0.62	2.58	0.19	0.00
Homeowners Choice, Inc.	HCI	282,311	159,571	101,087	100,926	219,391	0.65	1.58	0.36	0.36
First Acceptance Corporation	FAC	261,786	135,262	73,195	68,395	215,804	0.76	1.85	0.28	0.26
Federated National Holding Company	FNHC	187,185	112,148	65,490	65,490	155,966	0.83	1.71	0.35	0.35
Unico American Corporation	UNAM	146,879	67,620	75,226	75,226	124,938	0.85	0.90	0.51	0.51
National Security Group, Inc.	NSEC	137,642	74,558	29,563	29,563	106,433	0.77	2.52	0.21	0.21
AssuranceAmerica Corporation	ASAM	95,767	63,362	4,391	4,391	20,514	0.21	14.43	0.05	0.05
Kingstone Companies, Inc.	KINS	80,525	48,090	18,095	14,791	31,387	0.39	2.66	0.22	0.18
Group Aggregate
Overall P&C Insurance Group Mean		22,395,993	10,085,295	7,207,536	5,879,607	14,063,959	0.69	2.44	0.27	0.23
Overall P&C Insurance Group Median		3,662,848	2,155,453	814,317	731,164	2,365,143	0.72	2.02	0.28	0.24

Source: SNL Financial

Exhibit XIII

First Nonprofit Insurance Company'

			Financial Condition of the Comparable Group As of 9/30/2012 Unless Otherwise Noted
		Total	Total Policy	Total	Tangible	Cash and	Cash and	Policy	Total	Tangible
		Assets	Reserves	Equity	Equity	Investments	Investments /	Reserves /	Equity /	Equity /
Company Name	Ticker	($000)	($000)	($000)	($000)	($000)	Assets (%)	Equity (x)	Assets (%)	Assets (%)
Baldwin & Lyons, Inc.	BWINB	935,210	448,162	344,358	341,206	675,514	72.23	1.30	36.82	36.48
Hallmark Financial Services, Inc.	HALL	795,834	483,804	219,108	150,448	541,910	68.09	2.21	27.53	18.90
Eastern Insurance Holdings, Inc.	EIHI	378,943	195,896	134,345	119,061	243,474	64.25	1.46	35.45	31.42
First Acceptance Corporation	FAC	261,786	135,262	73,195	68,395	163,552	62.48	1.85	27.96	26.13
Federated National Holding Company	FNHC	187,185	112,148	65,490	65,490	155,966	83.32	1.71	34.99	34.99
Unico American Corporation	UNAM	146,879	67,620	75,226	75,226	124,938	85.06	0.90	51.22	51.22
National Security Group, Inc.	NSEC	137,642	74,558	29,563	29,563	106,433	77.33	2.52	21.48	21.48
Kingstone Companies, Inc.	KINS	80,525	48,090	18,095	14,791	31,387	38.98	2.66	22.47	18.37
Group Aggregate
Comparable Group Mean		365,501	195,693	119,923	108,023	255,397	68.97	1.83	32.24	29.87
Comparable Group Median		224,486	123,705	74,211	71,811	159,759	70.16	1.78	31.47	28.77
Comparable Group Mean[2]		380,317	204,325	126,598	113,684	268,517	69.89	1.82	32.85	30.41
Comparable Group Median[2]		187,185	112,148	75,226	75,226	155,966	72.23	1.71	34.99	31.42
FNIC		203,985	81,900	60,495	57,376	99,454	48.76	1.35	29.66	28.13

Source: SNL Financial and Company financial statements

1Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis, are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

2Non-standard automobile insurer removed (FAC).

Exhibit XIV

First Nonprofit Insurance Company'

		Operating Performance of the Comparable Group As of and for the LTM Period Ended 9/30/2012 Unless Otherwise Noted
		Total											Net
		Policy	Total	Net Prem	Loss	Expense	Combined	Inv.			3 Year Average		Income
		Revenue	Revenue	Writ/ Avg	Ratio	Ratio	Ratio	Yield	ROAA	ROAE	ROAA	ROAE	Margin
Company Name	Ticker	($000)	($000)	Equity (x)[3]	(%)[4]	(%)[4]	(%)[4]	(%)	(%)	(%)	(%)[5]	(%)[5]	(%)
Baldwin & Lyons, Inc.	BWINB	240,255	267,798	0.72	88.10	30.20	118.30	3.31	3.62	9.98	1.80	3.79	12.23
Hallmark Financial Services, Inc.	HALL	312,220	336,279	1.51	81.60	30.80	112.40	3.46	0.31	1.11	1.28	3.43	0.71
Eastern Insurance Holdings, Inc.	EIHI	152,789	159,879	1.26	63.30	31.00	94.30	2.90	2.75	7.59	0.66	1.90	6.18
First Acceptance Corporation	FAC	179,696	222,115	NA	81.50	29.00	110.50	5.25	(13.12)	(42.79)	(11.34)	(26.69)	(15.71)
Federated National Holding Company	FNHC	55,427	65,497	1.06	63.70	58.20	121.90	3.65	2.83	8.60	(3.09)	(9.04)	7.94
Unico American Corporation	UNAM	27,113	33,143	NA	53.80	26.50	80.30	1.55	1.37	2.72	1.83	4.00	6.18
National Security Group, Inc.	NSEC	52,645	60,537	1.52	79.00	38.00	117.00	6.68	(5.76)	(21.99)	0.67	2.17	(12.82)
Kingstone Companies, Inc.	KINS	17,467	31,441	1.15	57.60	17.10	74.80	4.51	4.94	22.38	8.27	31.30	11.52
Group Aggregate
Comparable Group Mean		129,702	147,086	1.21	71.08	32.60	103.69	3.91	(0.38)	(1.55)	0.01	1.36	2.03
Comparable Group Median		104,108	112,688	1.21	71.35	30.50	111.45	3.56	2.06	5.16	0.97	2.80	6.18
Comparable Group Mean[2]		122,559	136,368	1.21	69.59	33.11	102.71	3.72	1.44	4.34	1.63	5.36	4.56
Comparable Group Median[2]		55,427	65,497	1.21	63.70	30.80	112.40	3.46	2.75	7.59	1.28	3.43	6.18
FNIC		58,391	64,749	0.95	65.65	49.25	114.90	2.44	(1.06)	(3.42)	N/A	N/A	(3.24)

Source: SNL Financial and Company financial statements

1Boenning understands that the Company’s financial statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), on a consolidated basis,

are identical in all material respects to FNIC’s audited GAAP financial statements, on a consolidated basis, utilized throughout this Appraisal.

2Non-standard automobile insurer removed (FAC).

3FNIC Avg Equity for GAAP ratio is calculated as the avg of beginning and ending equity for time period referenced

4Reflects year end 2011 results for Comparable Group

5ROAA and ROAE 3 year averages represent 2009 - 2011

Exhibit XV

First Nonprofit Insurance Company

			Trading Performance of the Comparable Group As of and for the LTM Period
				Total		Price /	Price /	Price /	Price /		Current	1-Yr
			Total	Market	Price /	Tang.	Oper.	LTM	LTM	Price /	Div.	Price
			Shares	Value	Book	Book	EPS	EPS	Rev.	Assets	Yield	Change
Company Name	Ticker	Price	Outstand.	(000s)	(%)	(%)	(x)	(x)	(x)	(x)	(%)	(%)
		11/30/2012
Baldwin & Lyons, Inc.	BWINB	22.99	14,892,028	343,198	99.34	100.25	13.67	10.44	1.28	0.37	4.18	9.90
Hallmark Financial Services, Inc.	HALL	8.22	19,263,457	157,190	71.74	104.48	NM	NM	0.47	0.20	0.00	6.11
Eastern Insurance Holdings, Inc.	EIHI	16.84	7,910,609	134,322	99.98	112.82	15.87	13.48	0.83	0.35	1.67	26.53
First Acceptance Corporation	FAC	1.21	40,942,957	50,360	68.80	73.63	NA	3.73	0.22	0.19	0.00	6.96
Federated National Holding Company	FNHC	5.38	7,955,186	44,469	67.87	67.87	10.55	8.60	0.65	0.23	0.00	103.28
Unico American Corporation	UNAM	12.61	5,328,102	67,177	89.32	89.32	33.18	33.18	2.03	0.46	0.00	9.83
National Security Group, Inc.	NSEC	7.72	2,466,600	18,968	64.16	64.16	NM	NM	0.31	0.14	4.93	(19.05)
Kingstone Companies, Inc.	KINS	4.84	3,842,869	18,599	102.40	125.27	5.50	5.20	0.59	0.23	3.14	57.14
Group Aggregate
Comparable Group Mean		9.98	12,825,226	104,285	82.95	92.23	15.75	12.44	0.80	0.27	1.74	25.09
Comparable Group Median		7.97	7,932,898	58,768	80.53	94.79	13.67	9.52	0.62	0.23	0.83	9.87

Source: SNL Financial.

Exhibit XVI
FIRST NONPROFIT INSURANCE COMPANY
Investment Portfolio
Years Ended December 31, 2007 - 2011

	2007	2008	2009	2010	2011
Period Ended	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
Data displayed in $000 unless otherwise noted
Net Investment Income	629	1,412	1,206	1,052	496
Realized Capital Gains	(19)	33	63	965	1,195
Unrealized Capital Gains	(115)	(1,864)	1,878	1,078	(599)
Investment Portfolio Composition (%)
Total Cash & Investments	90,471	96,905	104,864	108,228	90,135
Affiliated Cash & Investments	33,137	32,389	36,724	37,753	38,526
Unaff. Bonds / Unaff. Investments	84.10	86.04	88.79	66.97	67.98
Unaff. Preferred Stocks / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Unaff. Common Stocks / Unaff. Investments	4.60	2.80	5.05	7.41	11.51
Unaff. Mortgage Loans / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Real Estate / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Contract Loans / Unaff. Investments	0.00	0.00	0.00	0.00	0.00
Unaff. Cash & Short Term / Unaff. Investments	10.15	11.16	6.16	22.63	16.45
Unaff. Other Investments / Unaff. Investments	1.14	0.00	0.00	3.00	4.06
Investment Yields by Type (%)
Net Yield on Invested Assets	1.19	1.50	1.16	1.02	0.48
Gross Yield - Bonds (excl affiliates)	4.66	4.30	3.76	3.62	3.24
Gross Yield - Preferred Stocks (excl affiliates)	8.45	NA	NA	NA	NA
Gross Yield - Common Stocks (excl affiliates)	1.31	1.61	0.93	0.84	1.71
Gross Yield - Mortgage Loans	NA	NA	NA	NA	NA
Gross Yield - Real Estate	NA	NA	NA	NA	NA
Gross Yield - Contract Loans	NA	NA	NA	NA	NA
Gross Yield - Cash and Short Term	5.01	1.76	0.12	0.04	0.03
Gross Yield - All Other Inv. Assets	3.90	0.00	0.00	0.00	0.00
Bond Portfolio Composition (%)
Total Bonds (incl Short-Term) ($000)	50,215	55,511	62,404	59,672	37,684
U.S Government / Total Bonds	17.12	5.77	11.95	43.93	23.44
Foreign Government / Total Bonds	0.00	0.00	0.00	0.00	0.00
States, Territories & Possessions / Total Bonds	3.78	7.51	5.49	4.27	5.35
Political Subdivisions / Total Bonds	7.70	12.30	11.71	7.92	5.84
Special Revenue / Total Bonds	40.44	47.01	40.67	29.78	43.71
Public Utilities / Total Bonds	0.00	0.00	NA	NA	NA
Industrial / Total Bonds	30.96	27.41	30.19	14.09	21.66
Credit Tenant Loans / Total Bonds	0.00	0.00	0.00	0.00	NA
Affiliated / Total Bonds	0.00	0.00	0.00	0.00	0.00
Privately Placed Bonds / Total Bonds	2.88	2.59	2.29	1.71	2.57
Privately Placed Bonds / C&S	2.67	2.75	2.67	1.94	1.84
Bond Average Asset Quality (NAIC Des # 1-6)
U.S Government	1.00	1.00	1.00	1.00	1.00
Foreign Government	NA	NA	NA	NA	NA
States, Territories & Possessions	1.00	1.00	1.00	1.00	1.00
Political Subdivisions	1.00	1.00	1.00	1.00	1.00
Special Revenue	1.00	1.01	1.00	1.07	1.07
Public Utilities	NA	NA	NA	NA	NA
Industrial	1.04	1.13	1.07	1.25	1.01
Credit Tenant Loans	NA	NA	NA	NA	NA
Affiliated	NA	NA	NA	NA	NA
Total Bonds	1.01	1.04	1.02	1.06	1.03
Bonds Rated 3-6 / Total Bonds	0.00	0.46	0.16	0.99	0.00
Bonds Rated 3-6 / C&S	0.00	0.49	0.18	1.13	0.00
Bond Maturity Distribution (%)
< 1 Year / Total Bonds	14.57	10.80	14.27	32.98	21.94
1 - 5 Years / Total Bonds	50.60	51.29	49.71	32.07	44.78
5 - 10 Years / Total Bonds	27.18	27.50	29.51	20.15	26.42
10 - 20 Years / Total Bonds	4.50	5.14	3.64	3.01	4.28
> 20 Years / Total Bonds	3.16	5.28	2.87	11.79	2.58
Common Stock Portfolio Composition (%)
Total Common Stock (incl Nonadmitted) ($000)	35,775	34,194	40,162	42,973	44,468
Public Utilities / Total Common	0.00	0.00	NA	NA	NA
Banks, Trust & Unaffil Insurance / Total Common	1.03	0.42	NA	NA	NA
Industrial & Misc / Total Common	6.34	4.86	8.56	12.15	13.36
Affiliated / Total Common	92.63	94.72	91.44	87.85	NA

Exhibit XVII

Mutual Insurers Holding Company

Pro Forma Assumptions for Conversion Valuation

A-1	The initial offering price is $10.00 per share and the number of shares offered is calculated by dividing the Estimated Pro Forma Market Value by the offering price.

A-2	Conversion and offering expenses were estimated by Company management at $5 million.

A-3	It is assumed that $6 million will be donated to a not-for-profit foundation from the offering.

A-4	The net investable proceeds if fully invested at the beginning of the applicable period. The net investable proceeds are invested to yield a return of 1.61%, which represents the yield on the 10 year U.S. Treasury bond at market close on November 30, 2012. The effective income tax rate was assumed to be 35.0%, resulting in an after-tax yield of 1.05%.

A-5	No effect has been given in the pro forma equity calculation for the assumed earnings initially on the net proceeds.

A-6	For the earnings per share (“EPS”) calculations, pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock.

A-7	For the book value calculations, pro forma per share amounts have been computed by dividing pro forma amounts by the total outstanding number of shares of stock.

Exhibit XVIII
Mutual Insurers Holding Company
Pro Forma Conversion Valuation Range - Full Conversion Basis
(Dollars in Thousands, except per share data)

	Minimum	Midpoint	Maximum
Total implied shares offered	4,845,000	5,700,000	6,555,000
Offering price (A-1)	$10.00	$10.00	$10.00
Implied Gross Proceeds:	$48,450	$57,000	$65,550
Less: estimated expenses (A-2)	(4,086)	(4,750)	(5,594)
Implied net offering proceeds	44,364	52,250	59,956
Less: Foundation Donation (A-3)	(6,000)	(6,000)	(6,000)
Net investable proceeds (A-4)	$38,364	$46,250	$53,956
Net Income:
LTM ended 9/30/2012	(2,096)	(2,096)	(2,096)
Pro forma income on net proceeds (A-4)	401	484	565
Pro forma Other adjustment	0	0	0
Pro forma net income	(1,694)	(1,612)	(1,531)
Pro forma earnings per share (A-7)	(0.35)	(0.28)	(0.23)
Total Revenue:
LTM ended 9/30/2012	64,749	64,749	64,749
Pro forma revenue on net proceeds, pre-tax	401	484	565
Pro forma total revenue	65,151	65,233	65,314
Pro forma total revenue per share	13.45	11.44	9.96
Total Equity:
Total equity at 9/30/2012	60,495	60,495	60,495
Net offering proceeds	44,364	52,250	59,956
Less: Foundation and Other adjustment	(6,000)	(6,000)	(6,000)
Pro forma total equity (A-5)	98,859	106,745	114,451
Pro forma book value per share (A-6)	20.40	18.73	17.46
Tangible Equity:
Total tangible equity at 9/30/2012	57,376	57,376	57,376
Net offering proceeds	44,364	52,250	59,956
Less: Other adjustment	(6,000)	(6,000)	(6,000)
Pro forma tangible equity	95,740	103,626	111,332
Pro forma tangible book value per share	19.76	18.18	16.98
Total Assets:
Total assets at 9/30/2012	203,985	203,985	203,985
Net offering proceeds	44,364	52,250	59,956
Less: Other adjustment	(6,000)	(6,000)	(6,000)
Pro forma total assets	242,348	250,234	257,941
Pro forma total assets per share	50.02	43.90	39.35
Pro Forma Ratios:
Price / LTM EPS	NM	NM	NM
Price / LTM Revenue	0.74	0.87	1.00
Price / Book Value	0.49	0.53	0.57
Price / Tangible Book Value	0.51	0.55	0.59
Price / Total Assets	0.20	0.23	0.25
Total Equity / Assets	40.79%	42.66%	44.37%
Tangible Equity / Assets	39.51%	41.41%	43.16%

(A) See Exhibit XVII for explanation of assumptions.

Exhibit XVIII
Mutual Insurers Holding Company
Pro Forma Conversion Valuation Range - Full Conversion Basis
(Dollars in Thousands, except per share data)

	Minimum	Midpoint	Maximum
Total implied shares offered	5,100,000	6,000,000	6,900,000
Offering price (A-1)	$10.00	$10.00	$10.00
Implied Gross Proceeds:	$51,000	$60,000	$69,000
Less: estimated expenses (A-2)	4,301)	(5,000)	(5,888)
Implied net offering proceeds	46,699	55,000	63,112
Less: Foundation Donation (A-3)	(6,000)	(6,000)	(6,000)
Net investable proceeds (A-4)	$40,699	$49,000	$57,112
Net Income:
LTM ended 12/31/2011	(1,613)	(1,613)	(1,613)
Pro forma income on net proceeds (A-4)	386	465	542
Pro forma Other adjustment	0	0	0
Pro forma net income	(1,227)	(1,148)	(1,071)
Pro forma earnings per share (A-7)	(0.24)	(0.19)	(0.16)
Total Revenue:
LTM ended 12/31/2011	57,964	57,964	57,964
Pro forma revenue on net proceeds, pre-tax	386	465	542
Pro forma total revenue	58,350	58,429	58,506
Pro forma total revenue per share	11.44	9.74	8.48
Total Equity:
Total equity at 3/31/2012	58,613	58,613	58,613
Net offering proceeds	46,699	55,000	63,112
Less: Foundation and Other adjustment	(6,000)	(6,000)	(6,000)
Pro forma total equity (A-5)	99,312	107,613	115,725
Pro forma book value per share (A-6)	19.47	17.94	16.77
Tangible Equity:
Total tangible equity at 3/31/2012	54,932	54,932	54,932
Net offering proceeds	46,699	55,000	63,112
Less: Other adjustment	(6,000)	(6,000)	(6,000)
Pro forma tangible equity	95,630	103,931	112,043
Pro forma tangible book value per share	18.75	17.32	16.24
Total Assets:
Total assets at 3/31/2012	193,328	193,328	193,328
Net offering proceeds	46,699	55,000	63,112
Less: Other adjustment	(6,000)	(6,000)	(6,000)
Pro forma total assets	234,027	242,328	250,440
Pro forma total assets per share	45.89	40.39	36.30
Pro Forma Ratios:
Price / LTM EPS	NM	NM	NM
Price / LTM Revenue	0.87	1.03	1.18
Price / Book Value	0.51	0.56	0.60
Price / Tangible Book Value	0.53	0.58	0.62
Price / Total Assets	0.22	0.25	0.28
Total Equity / Assets	42.44%	44.41%	46.21%
Tangible Equity / Assets	40.86%	42.89%	44.74%

(A)	See Exhibit XVII for explanation of assumptions.